Exhibit 2.18

AMENDED AND RESTATED SOFTWARE LICENSE AGREEMENT

This Amended and Restated Software License Agreement (the “Agreement”) is made and entered into by and between PalmSource, Inc. (“PalmSource”), a Delaware corporation with a place of business at 1240 Crossman Avenue, Sunnyvale, California 94089-1116, and PalmSource Overseas Limited, a company organized and existing under the laws of Cayman Islands, with its registered office at West Wing Building, Harbour Drive, George Town, Grand Cayman, Cayman Islands, British West Indies (referred to individually as “PalmSource Cayman” or collectively with PalmSource, Inc. as “PalmSource”) and Palm, Inc., a Delaware corporation with a place of business at 400 N. McCarthy Boulevard, Milpitas, CA 95035 and Palm Ireland Investment, a company organized and existing under the laws of The Republic of Ireland with a place of business at 25-28 North Wall Quay, International Financial Services Centre, Dublin 1, Ireland (referred to individually as “Palm Ireland” or collectively with Palm, Inc. as “Palm” or as “Licensee”) (provided, however, that Palm Ireland will be a party to this Agreement only for so long as Palm Ireland remains a Wholly Owned Subsidiary (as defined below) of Palm, Inc.). This Agreement is executed by the parties on June 4, 2003, and is effective as of December 3, 2001 (the “Effective Date”).

RECITALS

A. WHEREAS, PalmSource was formed by Palm to conduct the platform solutions group’s business of developing, marketing and supporting software platforms for mobile information devices.

B. WHEREAS, in connection with the formation of PalmSource, Palm and PalmSource entered into, effective as of December 3, 2001 (the “Separation Date”), the Master Separation Agreement (as defined below) in order to set forth the rights and obligations of the parties with respect to the separation of the business of Palm and PalmSource.

C. WHEREAS, the parties also entered into, effective as of the Separation Date, the original version of this Agreement (the “Original Agreement”) under which PalmSource granted to Palm a royalty-bearing license to certain operating system software and related software applications that are owned by PalmSource pursuant to and under the Master Separation Agreement and agreements executed thereunder (the “Ancillary Agreements”).

D. WHEREAS, the parties contemplate that Palm will distribute to holders of its common stock all of the PalmSource shares held by Palm, upon which distribution PalmSource will be an independent publicly traded company and Palm will have no continuing ownership interest in PalmSource.

E. WHEREAS, the parties desire to amend and restate the provisions of the Original Agreement, all under the terms and conditions as set forth herein. Palm is hereinafter referred to as “Licensee”.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the parties, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between the parties as follows:

1. Definitions

1.1 “Alpha Release” means a commercial release of PS OS Software designated as such by PalmSource in its sole discretion and with respect to which PalmSource plans to make subsequent versions available as a Beta Release and GM Release.

1.2 “Amendment Execution Date” means the date of execution of this Agreement, as set forth in the first paragraph of this Agreement.

1.3 “API” means the set of documented access methods through which the programmatic services provided by the PS OS Software are made available to licensees and application developers. Such access methods include, without limitation, header files, events, network communications, macro and scripting languages, function calls and library routines.

1.4 “ARM Processors” means microprocessors implementing the ARM Architecture designed by ARM, Ltd.

1.5 “Assert” means to bring an infringement or misappropriation action of any nature before any legal, judicial, arbitration, administrative, executive or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part regarding the use, making, having made, demonstration, selling, offering for sale, importation or other disposition of a respective product or service.

1.6 “Associate” means a corporation, partnership, joint venture, or other entity, other than PalmSource and its Subsidiaries where:

(a) more than thirty-five percent (35%), but less than or equal to fifty percent (50%), of such entity’s outstanding shares of securities (representing the right to vote for the election of directors or other managing authority of such entity) are now or hereafter become under the direct or indirect ownership or control of Licensee; or

(b) such entity does not have outstanding shares of securities, but more than thirty-five percent (35%), but less than or equal to fifty percent (50%), of the ownership interest representing the right to make the decisions for such corporation, company, or other entity is now or hereafter becomes under the direct or indirect ownership or control of Licensee;

but such corporation, partnership, joint venture, or other entity shall be deemed to be an Associate only so long as such ownership or control exists.

1.7 “Beta Release” means a commercial release of PS OS Software designated as such by PalmSource in its sole discretion and with respect to which PalmSource plans to make a subsequent version available as a GM Release.

1.8 “Change of Control” means, with respect to a given entity, any transaction or series of related transactions that constitute: (i) the sale or lease of all or substantially all of an entity’s business or assets; (ii) any merger, consolidation, share exchange, recapitalization, business combination or other transaction resulting in the exchange of the outstanding shares of an entity for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of such entity as of the date prior to the closing date of such transaction (or series of related transactions) hold more than fifty percent (50%) of the voting securities in the surviving corporation in such transaction computed on a fully diluted basis; or (iii) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the United States Securities Exchange Act of 1934) having been formed that beneficially owns or has the right to acquire beneficial ownership of, fifty percent (50%) or more of the outstanding voting securities of an entity.

1.9 “Confidential Information” means that information of either party (“Disclosing Party”) which is disclosed to the other party (“Receiving Party”) pursuant to this Agreement in written form and marked “Confidential,” “Proprietary” or similar designation, or if orally disclosed, that information which the Receiving Party should reasonably discern, by an objective examination of the disclosure and the surrounding facts and circumstances, to be confidential in nature. In addition, PalmSource Confidential Information shall be deemed to include information pertaining to the PS Licensed Products, PS Materials, PS Development Environment, PS SDK, PS Source Code and PS Source Code Documentation which (i) is not otherwise in the public domain and of which PalmSource actively undertakes to restrict or control the disclosure to third parties in a manner intended to maintain confidentiality and (ii) is known to or in the possession of Licensee as of the Separation Date. Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, product plans, sales and marketing plans and business information. References to PalmSource as a Receiving Party or a Disclosing Party shall also include all of PalmSource’s present and future subsidiaries, subject to the restrictions contained in this Agreement. References to Licensee as a Receiving Party or a Disclosing Party shall also include all of Licensee’s present and future Subsidiaries (other than PalmSource and its subsidiaries), subject to the restrictions contained in this Agreement.

1.10 “Contract Year” means each one year period during the term of this Agreement commencing 12:01 a.m., Pacific Standard Time, December 3rd. Accordingly, a Contract Year shall commence upon 12:01 a.m., Pacific Standard Time, December 3, 2001, 2002, 2003, 2004 and 2005, respectively, and shall end upon 12:00 a.m., Pacific Standard Time, December 3, 2002, 2003, 2004, 2005 and 2006, respectively.

1.11 “Derivative Works” means any software programs, and copies thereof, which are developed by Licensee and which incorporate or contain modifications of any part of a respective PS Licensed Product or PS Source Code delivered by PalmSource hereunder, including without limitation any revision, modification, translation (including compilation or recapitulation by computer), abridgement, condensation, expansion, or any other form in which the PS Licensed Product or PS Source Code may be recast, transformed or adapted, and that, if prepared without PalmSource’s authorization, would constitute a copyright infringement of the PS Licensed Products or PS Source Code. By way of example, a Dynamically Loadable Module that interacts with Object

Code Modules in the PS Licensed Products exclusively through an Exposed System API will not be considered a Derivative Work solely by reason of the use of such Exposed System API. By way of example, a Licensee Replacement Fragment that interacts with Object Code Modules in the PS Licensed Products exclusively through the Internal Module Interfaces designated by PalmSource for such fragment will not be considered a Derivative Work solely by reason of the use of such internal interfaces.

1.12 “Development Code” means PS Source Code for PS OS Software (other than the Released Code) made available by PalmSource to Licensee for purposes of co-development projects under the Strategic Collaboration Agreement and the respective co-development agreement(s) entered into pursuant to the Strategic Collaboration Agreement. The rights of Licensee to obtain, examine, use, reproduce and modify Development Code shall only apply during the term of the Strategic Collaboration Agreement and shall apply only to projects that have been mutually agreed upon under a respective co-development agreement entered into pursuant to the Strategic Collaboration Agreement.

1.13 “Dynamically Loadable Module” means an Object Code Module that is executed solely by being independently loaded in memory (instantiated and prepared for execution) separate from any other Object Code Modules and linked only at execution time with other Object Code Modules. By way of example, applications that run on the Palm OS are Dynamically Loadable Modules.

1.14 “Escrow Materials” means (i) the PS Source Code for PS Licensed Products other than PS OS Software, to the extent that such PS Source Code is not otherwise provided to Licensee hereunder, and (ii) Related Build Materials for such PS Licensed Products to the extent that such Related Build Materials are not otherwise provided to Licensee hereunder; provided, however, that ”Escrow Materials” shall not include any PS Source Code or Related Build Materials for PS OS Software and shall not include any PS Source Code or Related Build Materials that are owned by a third party or otherwise subject to restrictions beyond those set forth in this Agreement.

1.15 “Exported Module Interface” means a Module Interface of an Object Code Module built in such way that it can be accessed or used by a Dynamically Loadable Module linking to it only at execution time.

1.16 “Exposed System APIs” means any System API that has been advertised in written form by PalmSource to Licensee as a method approved by PalmSource for Dynamically Loadable Modules of third parties to interact with a specific version of the PS OS Software. As used above, advertisement means the provision of a specification and/or sample code to Licensee clearly explaining the approved manner of using the System API and identifying it as an “Exposed” API. A System API can be “Exposed” to Licensee independently of its exposure to other third parties and conversely. The property for a System API to be “Exposed” or “Unexposed” is independent of the properties of being “Public”, “Private”, “Supported” or “Unsupported”. In particular, exposing a previously Unexposed System API shall not be construed as changing its status with respect to being “Private”, “Supported” or “Unsupported”.

1.17 “GAAP” shall mean the then-current applicable Generally Accepted Accounting Principles in the United States consistently applied as recognized or accepted by the United States Securities and Exchange Commission and the Financial Accounting Standards Board.

1.18 “Golden Master Release” or “GM Release” means a commercial release of PS OS Software designated as such by PalmSource in its sole discretion and made generally available by PalmSource to its licensees as a final golden master version of that PS OS Software.

1.19 “Graffiti 2 Software” means the Graffiti 2 Software described in Section 3 of Exhibit A-1 (Additional PalmSource Deliverables) in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. The terms applicable to Graffiti 2 Software set forth in this Agreement shall apply only to the Stand-alone Product version that may be downloaded for use as a version replacement of Graffiti Legacy Software for Graffiti Customers. Corresponding software incorporated by PalmSource into the GM Release of the PS OS Software is not subject to these terms and is instead subject to the terms that apply to the overall PS OS Software hereunder. The Graffiti 2 Software shall include Updates provided hereunder by PalmSource.

1.20 “Graffiti Customers” means end users who download or otherwise receive a copy of the Graffiti 2 Software. Graffiti Customers do not include end users who receive the Graffiti 2 Software embedded in the PS OS Software installed on the applicable Licensee Product and/or Private Label Product.

1.21 “Graffiti Legacy Software” means handwriting recognition software embedded into or bundled with versions of the PS OS Software before the release of the Graffiti 2 Software.

1.22 “Internal Module Interfaces” means all Module Interfaces of an Object Code Module that are not Exported Module Interfaces.

1.23 “Licensee Add-On Module” means a Dynamically Loadable Module that interacts with Object Code Modules in the PS Product Software exclusively through an Exposed System API and that (i) is either developed by Licensee independent of the PS Source Code and PS Source Code Documentation or under the license terms contained herein, and (ii) is not a Derivative Work.

1.24 “Licensee Products” means those certain products listed in Exhibit D (Licensee Products, Royalties and Fees) developed by Licensee which contain the PS Product Software, in whole or in part, as the primary operating system and which are combined with Licensee’s added value as described on Exhibit D (Licensee Products, Royalties and Fees).

1.25 “Licensee Related Works” shall mean Licensee’s rights in any pre-existing materials including, without limitation, notices, reports, documentation, drawings, computer programs (source code, object code, and listings), derivatives of pre-existing copyrighted works of Licensee, inventions, creations, works, devices, masks, models and work-in-process.

1.26 “Licensee Replacement Fragment” means an Object Code Fragment in the PS OS Software which (i) replaces a Replaceable Object Code Fragment using the same Internal Module Interfaces designated by PalmSource for such Replaceable Object Code Fragment and without modification of any other portion of the PS Product Software, (ii) for such Licensee Replacement

Fragment which is not a Patch, is approved in written or electronic form (i.e. email transmission) by PalmSource in accordance with the provisions of Section 10.8(a)(iv), and (iii) is not a Derivative Work and does not incorporate any part of the PS Source Code or PS Source Code Documentation.

1.27 “Licensee Software” means any software for the Licensee Products that is: (i) developed by Licensee, or (ii) acquired or licensed from a third party by Licensee, or (iii) developed for Licensee by a third party.

1.28 “Majority Owned Subsidiary” means a Subsidiary other than a Wholly Owned Subsidiary.

1.29 “Master Separation Agreement” means that certain Master Separation Agreement by and between Licensee and PalmSource dated December 3, 2001 and the Ancillary Agreements, each as amended and restated as of the Amendment Execution Date.

1.30 “Modifications” means any and all modifications to the PS Source Code made by or for Licensee pursuant to Section 2.9 (Source Code).

1.31 “Module Interfaces” means any interaction protocol that can be used between two Object Code Modules, including without limitation (i) any function call protocol, including the explicit description of all input and output parameters, their meaning and authorized values, (ii) the definition of any data structure including the explicit description of its members, their meaning and authorized values, and (iii) the definition of any other protocol or data format that can be used by two Object Code Modules to interact through direct function call, inter process communication, remote process communication, or any other form of message invocation, or any form of access to data of the other.

1.32 “Net New-Release Revenue” means revenue recognized in accordance with GAAP by Licensee from all Stand-alone Products. If Stand-alone Products are shipped pursuant to an agreement with a customer covering bundled value added services, the revenue may be allocated to the extent permitted under Section II(C) of Exhibit D (Licensee Products, Royalties and Fees).

1.33 “Net Revenue” means revenue recognized in accordance with GAAP by Licensee from all Licensee Products.

1.34 “New Version” means a new release of a respective PS Licensed Product for which the number to the left of the decimal point is increased. For example, PS Product Software version 5.0 would be a New Version following PS Product Software version 4.x. PalmSource retains sole discretion over the definition and packaging of its product and service offerings, but will not use New Versions to divide its existing products into multiple separate new products without added value specifically for the purpose of charging multiple royalties.

1.35 “Object Code Fragment” means a well-defined subset of an Object Code Module designated as such by PalmSource that can be produced from distinct unmodified portions of the source code and original data resources for the respective Object Code Module.

1.36 “Object Code Module” means a binary module consisting of both object code and resources. For example, without limitation, a PRC file is an Object Code Module.

1.37 “Omega Browser” means the Omega Browser described in Section 1 of Exhibit A-1 (Additional PalmSource Deliverables) in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. The Omega Browser is not part of the PS OS Software or PS Product Software, and is provided to Licensee as a separate, third party product. The Omega Browser shall include Updates and Upgrades provided hereunder by PalmSource.

1.38 “Original Execution Date” means May 9, 2002, the date on which the Original Agreement was executed.

1.39 “OS Developments” means any and all of the foregoing (i) Derivative Works (ii) Unsupported Modules, and (iii) modifications, extensions, additions, revisions, enhancements and improvements to System APIs.

1.40 “Palm Digital Media” or “PDM” means Palm Digital Media, Inc., a wholly owned subsidiary of PalmSource engaged in publishing digital print media, and developing and marketing digital print media readers, including the development and support of the PS E-Reader and related titles.

1.41 “Palm Powered Logo” means the mark depicted in Section 1 of Exhibit I as licensed by PalmSource in connection with its licensing of the PS OS Software, or such successor “ingredient” brand that includes the Palm “medallion” as PalmSource may elect to license in connection with its licensing of the PS OS Software, which may consist solely of the Palm “medallion”.

1.42 “Patch” means an Object Code Module that replaces a function call in the PS OS Software by inserting a different address in the link table in order to redirect the function call, where the replacement of such function call is (i) supported in PalmSource’s standard third party developer software development kit for the respective version of the PS OS Software, or (ii) is a replacement of an Exposed System API function call and is supported in PalmSource’s standard product development kit for licensees of the respective version of the PS OS Software. A “Patch” is limited to those function calls where the PS OS Software provides a lookup table listing the addresses for the respective function call in order to support redirecting the function call. It is understood that versions of the PS OS Software may restrict which function calls can be redirected in this manner.

1.43 “PDM Obligations” means the rights, duties and obligations of the parties under this Agreement that are directly related to the PS E-Reader and set forth in the following Sections (but only to the extent that the provisions of such Sections relate to the PS E-Reader): Section 2.2(a)(ii) (distribution license for PS E-Reader), Section 3 (good faith efforts by Licensee to include the PS E-Reader in a Licensee Product), Section 7.1 (conditional obligation for PalmSource to provide Updates, Upgrades and New Versions), Section 9.1 (obligation for Licensee to provide marketing for the PS E-Reader and related titles), and Exhibit L (Marketing for E-Reader and Related Titles).

1.44 “Private Label Agreement” means a written agreement between Licensee and a Private Label Partner that contains the minimum provisions set forth in Section 2.4(a) (Private Label Products).

1.45 “Private Label Partner” means a third party to whom Licensee supplies a Private Label Product and who resells the Private Label Product under, or co-branded with, its own label.

1.46 “Private Label Product” means a product substantially the same as a standard Licensee Product that is resold under the label, or co-branded with the label, of a third party.

1.47 “PS Additional Applications” means PS Bluetooth Software, PS MultiMail Deluxe Software, PS MultiMail Version 1.0 Software, PS MultiMail Pro/SE Software, PS Q Browser Software, and PS E-Reader.

1.48 “PS Bluetooth Software” means PS Bluetooth I Software and PS Bluetooth II Software.

1.49 “PS Bluetooth I Software” means the Bluetooth Stack software described in Section B.2 of Exhibit A (PalmSource Deliverables). All PS Bluetooth I Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS Bluetooth I Software includes any Updates of the foregoing commercially released by PalmSource and made generally available by PalmSource to licensees without additional charge during the term of this Agreement. The PS Bluetooth I Software is limited to the Motorola Dragonball family of processors.

1.50 “PS Bluetooth II Software” means the Bluetooth software described in Section B.6 of Exhibit A (PalmSource Deliverables). All PS Bluetooth II Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS Bluetooth II Software includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement. The PS Bluetooth II Software is limited to the ARM family of processors.

1.51 “PS Test Harness” means that certain software testing tool or application (or suite of tools or applications), in object code form, delivered to Licensee by PalmSource pursuant to the terms of Section 2.2(c) (Test Harness License). PS Test Harness shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS Test Harness is provided “AS IS” and shall include updates, upgrades or new versions thereto that are delivered to Licensee by PalmSource hereunder.

1.52 “PS E-Reader” means version 1.1 of PalmSource’s E-Reader as described in Section B.5 of Exhibit A (PalmSource Deliverables). The PS E-Reader shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS E-Reader includes Updates commercially released by PalmSource during the term of this Agreement. Upgrades and New Versions will also be included to the extent that PalmSource commercially releases them to the general licensee community free of charge. Upgrades and New

Versions made available by PalmSource for an additional charge will not be included unless otherwise mutually agreed in writing.

1.53 “PS MultiMail Deluxe Software” means the MultiMail Deluxe 1.2 software described in Section B.4 of Exhibit A (PalmSource Deliverables), which will be provided by PalmSource “AS IS” in the form of a single snapshot of such software as its exists on the Effective Date. A single copy of PS MultiMail Deluxe Software shall be provided in object code and source code forms. PS MultiMail Deluxe Software shall not include any Updates, Upgrades or New Versions.

1.54 “PS MultiMail Pro/SE Software” means the MultiMail Pro/SE and MultiMail version 1.0 Deluxe software described in Section B.1 of Exhibit A (PalmSource Deliverables). All PS MultiMail Pro/SE Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS MultiMail Pro/SE Software includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.55 “PS MultiMail Support Reference Code” means a single copy of the following versions of MultiMail in source code format, which shall be used as a reference copy for support and testing purposes only: MultiMail SE; MultiMail Pro; and MultiMail Deluxe 1.0. PS MultiMail Support Reference Code shall not include any Updates, Upgrades or New Versions.

1.56 “PS Q Browser Software” means the Q Browser software described in Section B.3 of Exhibit A (PalmSource Deliverables). All PS Q Browser Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS Q Browser Software includes any Updates of the foregoing commercially released by PalmSource and made generally available by PalmSource to licensees without additional charge during the term of this Agreement. The PS Q Browser Software is limited to the Motorola Dragonball family of processors.

1.57 “PS Compatibility Trademarks” means the PalmSource compatibility trademarks as set forth in Exhibit I (PalmSource Trademarks), including the Palm Powered Logo.

1.58 “PS Desktop Software” means the HotSync manager and conduit software described in Section A.1.3 of Exhibit A (PalmSource Deliverables) and the desktop applications software described in Section A.1.4 of Exhibit A (PalmSource Deliverables). PS Desktop Software includes, any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.59 “PS Development Environment” means the development and debugging tools relating to the PS OS Software described in Section A.3 of Exhibit A (PalmSource Deliverables). Licensee may in its sole discretion use certain additional commercially available development tools relating to the PS OS Software for implementation; provided that such tools are not licensed under this Agreement and Licensee shall be independently responsible for obtaining any rights for such development tools. PS Development Environment includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.60 “PS Device Applications” means the application files described in Section A.1.2 of Exhibit A (PalmSource Deliverables). PS Device Applications includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.61 “PS End-User Documentation” means the end-user documentation related to the PS Licensed Products as described in Sections A.4, B.1.3, B.2.3, B.3.3, B.4.3 and B.6.3 of Exhibit A (PalmSource Deliverables). PS End-User Documentation includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.62 “PS Installation CD Files” means the artwork, guided tour files, and other files and related elements of the PalmSource installation CD as described in Section A.5 of Exhibit A (PalmSource Deliverables). PS Installation CD Files includes, any Updates, Upgrades or New Versions of the foregoing commercially released during the term of this Agreement.

1.63 “PS Licensed Products” means PS Product Software, PS Bluetooth Software, PS MultiMail Deluxe Software, PS MultiMail Pro/SE Software, PS Q Browser Software, Rio Unsupported Fixes, Graffiti 2 Software, and PS E-Reader, each of which shall be considered a separate respective “PS Licensed Product”.

1.64 “PS Materials” means the PS End-User Documentation, the PS Technical Documentation, and any PalmSource end user materials provided hereunder, in each case limited to the English language versions thereof and those localized versions which may be generally released by PalmSource. PS Materials includes any Updates, Upgrades, or New Versions of any of the foregoing commercially released by PalmSource during the term of this Agreement.

1.65 “PS OS Software” means the PalmSource operating system software files and build tools described in Section A.1.1 of Exhibit A (PalmSource Deliverables). All PS OS Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS OS Software includes any Updates, Upgrades or New Versions of the foregoing commercially released by PalmSource during the term of this Agreement.

1.66 “PS Product Software” means the items described in Section A.1.1 through A.1.6 of Exhibit A (PalmSource Deliverables). All PS Product Software shall be provided in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. PS Product Software includes any Updates, Upgrades, or New Versions of any of the foregoing commercially released during the term of this Agreement. The PS Product Software currently supports certain processors in the Motorola Dragonball family of processors. The ported version for ARM Processors will be included as a New Version upon commercial release by PalmSource and will not be treated as a separate product.

1.67 “PS SDK” means PalmSource’s commercially available software development kit for applications for the PalmSource OS platform as described in Section A.2 of Exhibit A (PalmSource Deliverables). PS SDK includes any Updates, Upgrades, or New Versions of any of the foregoing commercially released by PalmSource during the term of this Agreement.

1.68 “PS Source Code” means source code for a particular PS Licensed Product which PalmSource provides to Licensee under a Source Code Attachment, under Section 3 below or which PalmSource otherwise has provided, or may at its sole option from time to time elect to provide, to Licensee under this Agreement and any source code to which PalmSource may provide access as part of co-development in connection with the Strategic Collaboration Agreement or as Released Code as set forth in Appendix A or B hereto.

1.69 “PS Source Code Documentation” means comments included in the PS Source Code and any other technical documentation related to non-public aspects of the PS Source Code which PalmSource has provided, or may at its sole option from time to time elect to provide. PS Source Code Documentation does not include PS End-User Documentation or the PS Development Environment made generally available to licensees and developers who do not have access to PS Source Code.

1.70 “PS Technical Documentation” means the technical documentation, repair manuals, service manual, engineering schematics, and other materials relating to the PS Licensed Products as described in Sections A.6, B.1.4, B.2.4, B.3.4, B.4.4 and B.6.4 of Exhibit A (PalmSource Deliverables). PS Technical Documentation includes any Updates, Upgrades, or New Versions of any of the foregoing commercially released by PalmSource during the terms of this Agreement.

1.71 “Related Build Materials” means (i) software and materials that are owned by PalmSource that are necessary in order to use the PS Source Code for a particular PS Licensed Product in order to build an object code version of such PS Licensed Product; and (ii) a list of third party software and materials (listed by program name, vendor and version) that are necessary in order to use the PS Source Code for a particular PS Licensed Product in order to build an object code version of such PS Licensed Product. Notwithstanding the foregoing, in no event shall “Related Build Materials” include any software or materials that are owned by a third party or third party software or materials that are otherwise subject to contractual restrictions beyond those set forth in this Agreement. All software included in the Related Build Materials shall be provided in object code form only, except to the extent that source code for such software is necessary in order to build an object code version of the respective PS Licensed Product.

1.72 “Released Code” means PS Source Code which is made available by PalmSource to Licensee for an Alpha Release, Beta Release or GM Release of each Update, Upgrade and New Version which PalmSource is required to provide to Licensee under Section 7.1 below. Released Code is limited to PS Source Code for the PS OS Software and does not include PS Source Code for the PS Additional Applications or any PS Licensed Products other than the PS OS Software.

1.73 “Replaceable Object Code Fragment” means an Object Code Fragment in the PS OS Software designated as such by PalmSource that interacts the Object Code Modules in the PS OS Software exclusively through a small and well-defined set of Internal Module Interfaces, to the point where PalmSource considers the Object Code Fragment a cleanly defined independent sub-component of the Object Code Module. For example, without limitation, Replaceable Object Code Fragments may include error correction patches released by PalmSource for Object Code Modules in the PS OS Software.

1.74 “Rio Unsupported Fixes” means the bug fixes described in Section 2 of Exhibit A-1 (Additional PalmSource Deliverables) in object code form only, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement, which bug fixes are for unsupported extensions specifically configured for Licensee’s hardware.

1.75 “ROM Image” means the frozen, executable binary image containing the final software to be flashed into an embedded ROM memory chip for a Licensee Product that (i) includes the executable binary image of the PS OS Software together with significant value-added software of Licensee; and (ii) is specific to a particular model of Licensee Product and is not designed for use on any other product.

1.76 “ROM Image EULA” means the ROM Image License Terms attached hereto as Exhibit G-1 (ROM Image License Terms).

1.77 “Royalties” shall have the meaning given to it in Section 5.1(b) (Ongoing Obligation).

1.78 “Separation Date” means 12:01 a.m., Pacific Standard Time, December 3, 2001.

1.79 “Snapshot” means a copy of particular source code specified in this Agreement as such source code exists at a particular point in time.

1.80 “Source Materials” means the PS Source Code and PS Source Code Documentation.

1.81 “Stand-alone Products” means PS Licensed Products and Updates, Upgrades and New Versions which are not embedded or bundled as part of Licensee Products (as contemplated by Section I(B) of Exhibit D) and, therefore, are not covered by Section II(A) of Exhibit D (Licensee Products, Royalties and Fees), provided that Updates distributed as maintenance releases to existing customers of the prior version are not included if Licensee provides them without additional charge. In addition, to the extent that Licensee has the right to modify a PS Licensed Product, all such modifications, when not embedded or bundled as part of Licensee Products, shall also be Stand-alone Products subject to the royalties set forth in Section II(B) of Exhibit D. For the avoidance of doubt, the sale of PS Licensed Products on or with media, devices or bundles, other than embedded or bundled as part of a Licensee Product (as contemplated by Section I(B) of Exhibit D), shall be considered Stand-alone Products subject to the royalties set forth in Section II(B) of Exhibit D (including, without limitation, PS Bluetooth Software sold on an SDIO card).

1.82 “Strategic Collaboration Agreement” means that certain Strategic Collaboration Agreement between the parties executed on the Amendment Execution Date and effective after October 7, 2003, as set forth therein.

1.83 “Subsidiary” means a corporation, partnership, joint venture, or other entity in which Licensee has more than a fifty percent (50%) economic interest, other than PalmSource or its subsidiaries where:

(a) more than fifty percent (50%) of such entity’s outstanding shares of securities (representing the right to vote for the election of directors or other managing authority of such entity) are now or hereafter become under the direct or indirect ownership or control of Licensee; or

(b) such entity does not have outstanding shares of securities, but more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company, or other entity is now or hereafter becomes under the direct or indirect ownership or control of Licensee;

but such corporation, partnership, joint venture, or other entity shall be deemed to be a Subsidiary only so long as such economic interest and such ownership or control exists.

1.84 “System APIs” means Exported Module Interfaces for Object Code Modules included in the PS Product Software provided by PalmSource to Licensee under this Agreement.

1.85 “Third Party Source Code” means: (i) source code owned by a third party and subject to contractual restrictions beyond those in this Agreement, or (ii) discrete portions or modules of the source code which were developed with a third party or which include confidential information or intellectual property of a third party and are subject to contractual restriction beyond those in this Agreement.

1.86 “Trademark Agreements” means, collectively, (i) that certain Operating Agreement of Palm Trademark Holding Company, LLC (“Holding”) by and between Holding, PalmSource and Licensee, (ii) that certain Trademark License Agreement by and between PalmSource and Holding, and (iii) that certain Trademark License Agreement by and between Licensee and Holding (“Licensee Trademark License Agreement”), each agreement executed as of the Amendment Execution Date.

1.87 “Unexposed System APIs” means any System API that is not an Exposed System API. The parties acknowledge that, even if not advertised, such System APIs may be technically accessible by third parties and that the use or disclosure of such System APIs shall not cause such Module Interfaces to be considered “Exposed System APIs”.

1.88 “Unsupported Module” means any Dynamically Loadable Module that interacts with Object Code Modules in the PS Product Software through all or any part of any Unexposed System API, whether or not also using Exposed System APIs.

1.89 “Update” means a new release of a respective PS Licensed Product or other deliverable provided hereunder consisting of a bug fix, workaround, or patch to correct any reproducible error in a respective PS Licensed Product for which the number to the right of the second decimal point is increased. For example, PS Product Software 4.0.1 would be an Update to PS Product Software 4.0. PalmSource retains sole discretion over the definition and packaging of its product and service offerings, but will not use Updates to divide its existing products into multiple separate new products without added value specifically for the purpose of charging multiple royalties.

1.90 “Upgrade” means a new release of a respective PS Licensed Product or other deliverable provided hereunder for which, for reason of additional functionality, the number to the right of the decimal point is increased. For example, PS Product Software 4.1 would be an Upgrade to PS Product Software 4.0. PalmSource retains sole discretion over the definition and packaging of its product and service offerings, but will not use Upgrades to divide its existing products into multiple separate new products without added value specifically for the purpose of charging multiple royalties.

1.91 “Wholly Owned Subsidiary” means a Subsidiary in which Licensee has at least a ninety percent (90%) economic interest and where:

(a) more than ninety percent (90%) of such Subsidiary’s outstanding shares of securities (representing the right to vote for the election of directors or other managing authority of such Subsidiary) are now or hereafter become under the direct or indirect ownership or control of Licensee; or

(b) such Subsidiary does not have outstanding shares of securities, but more than ninety percent (90%) of the ownership interest representing the right to make the decisions for such corporation, company, or other entity is now or hereafter becomes under the direct or indirect ownership or control of Licensee;

but such Subsidiary shall be deemed to be a Wholly Owned Subsidiary only so long as such economic interest and ownership or control exists.

1.92 “Xerox Litigation” shall have the meaning assigned to it in the Xerox Litigation Agreement.

1.93 “Xerox Litigation Agreement” means that certain Xerox Litigation Agreement between the parties executed as of the Amendment Execution Date.

2. Licenses

2.1 Development and Documentation License.

Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a worldwide, limited, non-exclusive, non-transferable (except as specified in Section 17.8 (Assignment)), fully-paid, royalty-free (subject to Section 5 (Royalties, Fees and Reports)) license to do the following solely to develop, manufacture, test, maintain, and support the Licensee Products: (i) use the PS Development Environment and the PS SDK in object code form only (except to the extent otherwise provided or authorized under this Section 2), (ii) use and reproduce the PS Licensed Products, in object code form only (except to the extent otherwise provided or authorized under this Section 2), and the PS Materials, (iii) create Derivative Works of PS Materials as necessary to create localized foreign language versions, (iv) create Derivative Works of End-User Documentation as necessary to prepare corresponding end user documentation for the Licensee Products, and (v) create Derivative Works of the hardware abstraction layers set forth in Section A.1.6 of Exhibit A (PalmSource Deliverables) for purposes of interfacing with the hardware used in the Licensee Products.

2.2 Distribution.

(a) Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable (except as specified in Section 17.8 (Assignment)), worldwide, royalty-bearing license to use, reproduce, grant end user sublicenses to (subject to Section 10.4 (End-User Licensing) below) and distribute:

(i) the PS OS Software (including without limitation Derivative Works of the hardware abstraction layers permitted under Section 2.1 (Development and Documentation License) above) and PS Device Applications in object code form, solely when embedded into or bundled solely for use with Licensee Products;

(ii) the PS Additional Applications, PS Desktop Software, and PS Installation CD Files, in object code form, and PS End-User Documentation (including without limitation Derivative Works of the PS End-User Documentation permitted under Section 2.1 (Development and Documentation License) above) on a bundled or stand-alone basis solely for use with Licensee Products;

(iii) any and all Updates, Upgrades and New Versions of (i) and (ii) above, in object code form only, on a stand-alone basis, solely to existing customers of Licensee Products, to be used solely with Licensee Products; and

Licensee certifies that, except as provided in Section 2.2(a)(iii), it will distribute the PS OS Software (including hardware abstraction layers) and PS Device Applications only as embedded into or bundled solely for use with Licensee Products which, by an objective examination of such factors as cost, product features and pricing, represent a significant enhancement of such PS Licensed Products (with regard to both value and function). Licensee acknowledges and agrees that at such time it elects to distribute any Update, Upgrade or New Version, whether contained in or bundled with a Licensee Product or on a stand-alone basis pursuant to the terms of this Section, Licensee shall distribute the complete Update, Upgrade or New Version of the respective PS Licensed Product in its entirety and may not distribute only a subset of the same. The Licensee Products are not required to support all of the optional features in the Updates, Upgrades or New Versions, but must comply with the compatibility requirements in Section 2.3 (Compatibility and Trademark License), including API messages indicating that the respective optional feature is not available.

(b) Desktop Site License. Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), worldwide, royalty-free license to distribute the PS Desktop Software solely for use with Licensee Products; provided that Licensee does not charge for copies of the PS Desktop Software. Licensee agrees that each copy of the PS Desktop Software will be accompanied by the minimum terms and conditions set forth in Section 10.4 (End-User Licensing). In addition, Licensee shall have the right to sublicense to enterprise end users, without charge, the right to use and reproduce the PS Desktop Software for their internal use pursuant to a signed, written agreement with such enterprise end users, with no right to further sublicense; provided that Licensee provides PalmSource with written notice identifying the enterprise end user within one calendar quarter of entering into such an agreement and provided that the terms of such agreement shall be at least as protective of the PS Desktop Software as (i) the terms and conditions Licensee uses for its own software products, and (ii) the minimum terms and conditions set forth in Exhibit J (Minimum Terms and Conditions of Enterprise Site License). Licensee agrees to enforce the terms and conditions applicable to the PS Desktop Software contained in such agreements.

(c) PS Test Harness License. Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), world-wide, royalty-free license to use internally without charge the PS Test Harness to test Licensee Products and Modifications to PS Source Code made by Licensee. Licensee may also make a reasonable number of copies of the Test Harness for Licensee’s internal use for such purposes. Licensee acknowledges that the PS Test Harness is unsupported and that PalmSource may, but is under no obligation to, fix bugs or errors in the PS Test Harness. Licensee hereby acknowledges that: (i) the PS Test Harness is provided on an “AS IS” basis without warranty of any kind, and (ii) the provisions of Section 12.1 (PalmSource Intellectual Property Indemnity) shall not apply to the PS Test Harness.

(d) Omega Browser.

(i) License. Licensee understands that the Omega Browser is licensed to PalmSource by Access Systems America, Inc. (“Access”) under PalmSource’s license agreement with Access (“Access License Agreement”). Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), world-wide, royalty-free license (without the right of sublicense) to use, reproduce and distribute the Omega Browser, only as incorporated in or bundled with the PS OS Software in Licensee Products distributed under Section 2.2(a)(i) of this Agreement. Each copy of the Omega Browser must be distributed subject to a written end user license agreement with term and conditions at least as protective as the minimum terms and conditions set forth in Section 1 of Exhibit M. Licensee shall only distribute the Omega Browser when incorporated into or bundled with such Licensee Products and shall not distribute the Omega Browser on a stand-alone basis. The credit set forth in Section 2 of Exhibit M shall be accessible from the user interface of the Omega Browser incorporated into or bundled with any Licensee Product. No other rights or licenses are granted to Licensee with respect to the Omega Browser.

(ii) Termination of Omega Browser License. Notwithstanding the foregoing or any provisions of the Agreement to the contrary, the license granted to Licensee in Section 2.2(d)(i) shall terminate upon the earlier of: (i) expiration or termination of this Agreement, (ii) written notice from PalmSource if the Access License Agreement is terminated for any reason, (iii) February 28, 2006, or (iv) written notice from Licensee. If the distribution license granted in this Section 2.2(d) terminates by reason of the expiration or termination of this Agreement, the terms of Section 16.4(d) (Effect of Termination) shall apply, but only to the extent that PalmSource has the contractual right under the Access License Agreement to grant the wind down rights set forth in Section 16.4(d) (Effect of Termination). Otherwise, Licensee shall, upon termination of this distribution license, immediately destroy all copies of the Omega Browser and immediately discontinue all use and distribution thereof.

(iii) Disclaimer of Warranty and Indemnification. The Omega Browser is provided on an “AS IS” basis without warranty of any kind and the provisions of Section 12.1 (PalmSource Intellectual Property Indemnity) shall not apply to the Omega Browser.

(iv) Right to Access Indemnity. To the extent permitted by the Access License Agreement, PalmSource will pass through to Licensee any and all indemnities provided by Access to PalmSource thereunder; provided, however, that PalmSource shall have no obligation to pass through the benefits of any indemnification provided by Access to the extent such pass through would count against the dollar cap of liability under the Access License Agreement. PalmSource will cooperate with Licensee to tender the defense and settlement of all claims, suits and proceedings against Licensee resulting from a claim that the Omega Browser infringes proprietary rights of any third party to Access; provided, however, that Licensee shall not be entitled to the benefits of any defense or settlement of such claims, suits and proceedings to the extent such benefits would count against the dollar cap of liability under the Access License Agreement.

(e) ROM Image License.

(i) License Grant to Licensee. Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), worldwide, royalty-free license to reproduce and distribute the ROM Image directly to third party developers, solely for the purpose of having the third-party developers develop products that are designed to be used, and intended to be compatible, with the PS OS Software.

(ii) Obligations and Restrictions.

(1) Licensee shall not charge or receive any compensation specifically for the delivery of copies of the ROM Image.

(2) Licensee shall not distribute any copies of the ROM Image that are designed for use with products other than Licensee Products.

(3) Each copy of the ROM Image distributed by Licensee must be distributed subject to the terms of a written agreement, the terms of which shall be at least as protective as the ROM Image EULA. Licensee shall use reasonable efforts to have the written agreements be valid and enforceable, and shall use reasonable efforts to employ signed written agreements in jurisdictions where Licensee knows click through or other unsigned agreements are not valid and enforceable.

(4) Licensee shall not permit the distribution or re-distribution of any ROM Image by any third party, including, but not limited to, persons who license the ROM Image under the ROM Image EULA.

(5) Licensee shall include a link to the home page of PalmSource’s developer website, together with a caption that reads substantially as follows: “For more Palm OS tools and programs, click here <URL for PalmSource.com’s current developer site>.”

(6) Licensee shall deliver to PalmSource a copy of each version of the ROM Image promptly upon making the version available to third party developers.

(iii) License Grant to PalmSource. Subject to the terms and conditions of this Agreement, Licensee hereby grants to PalmSource a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), worldwide, royalty-free license to distribute the ROM Image, as modified by Licensee (the “Modified ROM Image”) directly to third party developers, solely for the purpose of having the third-party developers develop products that are designed to be used, and intended to be compatible, with the PS OS Software.

(iv) Obligations and Restrictions.

(1) PalmSource shall not charge or receive any compensation for the delivery of copies of the Modified ROM Image.

(2) Licensee shall not further modify any Modified ROM Image for use with products other than Licensee Products.

(3) Each copy of the Modified ROM Image distributed by PalmSource shall be distributed subject to the terms of a written agreement, the terms of which shall be at least as protective as the ROM Image EULA. PalmSource shall use reasonable efforts to have the written agreements be valid and enforceable, and shall use reasonable efforts to employ signed written agreements in jurisdictions where PalmSource knows click through or other unsigned agreements are not valid and enforceable.

(4) PalmSource shall not permit the distribution or re-distribution of any Modified ROM Image by any third party, including, but not limited to, persons who license the Modified ROM Image under the ROM Image EULA.

(5) If PalmSource decides to distribute the Modified ROM Image from its developer website, PalmSource shall include a link to the home page of Licensee’s developer website, together with a caption that reads substantially as follows: “For more Palm tools and programs, click here <URL for Palm’s current developer site>“.

(f) Rio Unsupported Fixes License. Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), world-wide, royalty-free license (without the right of sublicense) to use, reproduce and distribute the Rio Unsupported Fixes, only as incorporated in or bundled with the PS OS Software in Licensee Products distributed under Section 2.2(a)(i) of this Agreement. Licensee shall only distribute the Rio Unsupported Fixes when incorporated into or bundled with such Licensee Products and shall not distribute the Rio Unsupported Fixes on a stand-alone basis. No other rights or licenses are granted to Licensee with respect to the Rio Unsupported Fixes. Licensee hereby acknowledges that (i) PalmSource has not tested the Rio Unsupported Fixes for commercial release, (ii) the Rio Unsupported Fixes are provided on an “AS IS” basis without warranty of any kind, and (iii) the provisions of Section 12.1 (PalmSource Intellectual Property Indemnity) shall not apply to the Rio Unsupported Fixes.

(g) Graffiti 2 License.

(i) Acknowledgement of Download Package. The parties acknowledge and agree that Licensee has developed a read me file to distribute with the Graffiti 2 Software and modified the installer for the Graffiti 2 Software to prevent installation over existing installations of Graffiti 2 Software (collectively, the “Graffiti 2 Package”). The parties further acknowledge and agree that the Graffiti 2 Package has been approved by PalmSource as of the Amendment Execution Date, and Licensee may release and distribute the Graffiti 2 Software as a Stand-alone Product solely in accordance with Section 2.2(g)(ii) below.

(ii) License. Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.8 (Assignment)), royalty-bearing license (without the right of sublicense) to use, reproduce and distribute the Graffiti 2 Software (only as part of a Graffiti 2 Package approved by PalmSource under Section 2.2(g)(i) above) to Graffiti Customers for the period beginning on the Amendment Execution Date and extending for six (6) months thereafter. Such Graffiti 2 Software shall be provided solely for use as a version replacement for the Graffiti Legacy Software on such Graffiti Customer’s Licensee Product. Licensee shall only have the right to distribute Graffiti 2 Software: (i) from a website operated by or for Licensee, or (ii) by shipping a Graffiti 2 Package on a disk, CD-ROM, multimedia card, or other form of media as agreed by PalmSource in writing. Licensee shall distribute the Graffiti 2 Software pursuant to a written agreement at least as protective as the end user license terms described in Exhibit G, except as may be agreed by the parties in writing or as otherwise set forth in this Agreement. No other rights or licenses are granted to Licensee with respect to the Graffiti 2 Software.

(iii) Other Issues. The Stand-alone Product version of the Graffiti 2 Software is provided on an “AS IS” basis and without warranty of any kind, and the provisions of Section 12.1 (PalmSource Intellectual Property Indemnity) shall not apply to the Graffiti 2 Software. During the six (6) month term of the license granted under this Section 2.2(g) (Graffiti 2 License), PalmSource shall provide to Licensee any Updates to the Graffiti 2 Software released and made generally available by PalmSource to licensees; provided, however, that PalmSource shall not have any obligation to ensure that any such Updates are suitable for use as a Stand-alone Product version or are suitable for use with the Graffiti 2 Package. The rights and licenses set forth in this Section 2.2(g) (Graffiti 2 License) shall terminate six (6) months after the Amendment Execution Date. PalmSource shall not issue any press release or other public statement regarding Licensee’s distribution of Graffiti 2 Software without the prior written consent of Licensee.

2.3 Compatibility and Trademark License.

(a) Compatibility Testing.

(i) Prior to the release of each of the Licensee Products and for each Update, Upgrade and New Version of a respective PS Licensed Product that Licensee may embed into Licensee Products (each a “Test Product”), Licensee shall submit the Test Product at its expense to any of PalmSource’s approved independent compatibility testing labs or, at PalmSource’s sole option, to PalmSource (collectively, an “Approved Testing Lab”) for compatibility testing in accordance with the test criteria attached hereto as Exhibit B, as may be changed as set forth below (the “Test Criteria”). If the Approved Testing Lab rejects the Test Product because of a nonconformance with the Test Criteria, then such testing lab will provide Licensee and PalmSource a detailed written statement of the reasons for such rejection (“Statement of Errors”). Upon receipt of the Statement of Errors, Licensee shall use reasonable efforts to modify the Test Product to conform to the Test Criteria. Licensee shall then resubmit the Test Product to an Approved Testing Lab for further testing. Licensee and the Approved Testing Lab shall repeat the foregoing procedures as needed. Subject to Section 2.3(a)(ii) below, the parties acknowledge that the contents of the Test Criteria may need to be changed from time to time if new functionality is added to the PS Licensed Products. PalmSource shall use its reasonable discretion in determining new Test Criteria for such PS Licensed Products with such new functionality and will apply at least the same new Test Criteria to its internal customers and to Licensee and its other licensees of the respective version of PS Licensed Product, provided that PalmSource may change the Test Criteria in its sole discretion in response to Modifications by Licensee under Section 2.9 (Source Code), as set forth in Section 2.3(a)(iii) below. The Test Criteria for Licensee will not be changed to restrict separate and distinct industrial design features of Licensee Products which are independent of the PS Licensed Products. Licensee acknowledges that PalmSource may have additional test criteria for other licensees. If PalmSource acts as the Approved Testing Lab for a particular Test Product hereunder, PalmSource will provide Licensee with the respective Statement of Errors within two (2) weeks of the date on which the Test Product is properly submitted for testing. Errors in the PS Test Harness which cause a conforming Test Product to be identified as non-conforming in a Statement of Errors will be disregarded in determining whether the Test Product meets the Test Criteria.

(ii) At the time of delivery of each Alpha Release, PalmSource shall provide Licensee with a copy of the Test Criteria to be used for compatibility testing for that version of PS Licensed Product and PalmSource shall not further modify the Test Criteria for that release, except as reasonably necessary to specify additional Test Criteria for new functionality or error corrections included in that version between Alpha Release and Beta Release. At the time of delivery of each Beta Release, PalmSource shall provide Licensee with a copy of the PS Test Harness to be used for compatibility testing for that version of the PS Licensed Product, PalmSource shall not modify the Test Criteria for that version after Beta Release except as reasonably necessary to specify Test Criteria for error corrections that are made to that version of the PS Licensed Product. Notwithstanding the provision of any Alpha Release or Beta Release, Licensee shall not commercially release or distribute any PS Licensed Product until PalmSource provides the GM Release. The respective Licensee Product must be submitted for testing with the GM Release and only that version may be distributed once compatibility certification is obtained pursuant to subsection (a)(i) above. This subsection (a)(ii) only applies to unmodified PS Licensed Products for which PalmSource has established Test Criteria or versions that include approved Modifications for which PalmSource has provided Test Criteria under subsection (a)(iii) prior to Alpha Release. If PalmSource establishes substantially new or different Test Criteria for a New Version of a PS Licensed Product, PalmSource will provide Licensee with an opportunity to provide comments and will consider any comments provided by Licensee in good faith . It is understood that Palm OS version 6.0 is not intended to be a commercial release version and that this Section 2.3(a)(ii) does not apply to Palm OS version 6.0; however, Palm OS version 6.0.1 is expected to be a commercial release version.

(iii) Licensee may request approval to release a version of a PS Licensed Product that includes Modifications made by Licensee under Section 2.9 (Source Code). PalmSource retains sole discretion over whether Modifications may be released and may change the Test Criteria in its sole discretion in response to Modifications by Licensee under Section 2.9 (Source Code), even if PalmSource has previously made other Test Criteria available for the same GM Release or makes different Test Criteria available for other licensees who do not make such Modification. However, the parties agree to reasonably cooperate early in the development process to determine whether Modifications may be released and to determine the Test Criteria that will apply to such Modifications. Licensee will use diligent efforts to promptly provide PalmSource with the information in writing required for PalmSource to evaluate and understand the Modifications. Without limiting PalmSource’s discretion as set forth in this Section 2.3(a), PalmSource will use diligent efforts to promptly respond to Licensee in writing regarding whether the Modifications may be released and the Test Criteria that will apply to Modifications that may be released. PalmSource may designate an authorized contact person as the sole person authorized to provide such approvals and Test Criteria. Upon PalmSource’s establishment of Test Criteria for a version that includes approved Modifications, PalmSource will follow the procedure set forth in subsection (a)(ii) for that version. If Licensee makes Modifications without such approval, it is understood that release of Licensee Products may be delayed and further Modifications may be required as a result of the changes to the Test Criteria and release requirements, in PalmSource’s sole discretion. This Section 2.3(a)(iii) does not apply to error corrections made to Released Code under Section 2.9(b)(i)(1) or Patches made under Section 10.8(a)(iii). Rather, the terms set forth in Sections 2.3(a)(i) and 2.3(a)(ii) will apply to such error corrections or Patches.

(iv) It is understood that the use of Unexposed System APIs is not intended to be permitted, but that the Test Criteria may not identify the use of all Unexposed System APIs. Licensee will use reasonable efforts to avoid the use of Unexposed System APIs; however, Licensee will not be required to withdraw Licensee Products that are released in accordance with the Test Criteria. If the use of an Unexposed System API is identified, Licensee will use reasonable efforts to discontinue the use of such Unexposed System API with the objective of discontinuing such use within the next planned major revision cycle of the respective Licensee Product.

(b) Compatibility Certification Requirement. Licensee agrees that it shall not commercially release or distribute any Licensee Products incorporating any part of the PS Licensed Products which have not received compatibility certification pursuant to subsection (a) above from an Approved Testing Lab in accordance with the Test Criteria (“Compatibility Certification”). Each version of a Licensee Product shall be required to pass the Test Criteria only once, regardless of PalmSource’s subsequent modifications to the PS Licensed Products. However, in order to obtain Compatibility Certification for any PS Licensed Product with new functionality and new Test Criteria as described in Section 2.3(a) (Compatibility Testing), Licensee may submit Licensee Products for compatibility testing against such new Test Criteria in accordance with Section 2.3(a) (Compatibility Testing). Licensee may indicate Compatibility Certification for Licensee Products only with respect to the version(s) of the Test Criteria which the Licensee Products have passed. If either: (x) Licensee creates a foreign language version (“Localized Version”) for the United Kingdom (English language only), Brazil, Portugal, France, Italy, Germany, or Spain of a Licensee Product that has already received Compatibility Certification, or (y) a Licensee Product where the immediately preceding version of such Licensee Product has received Compatibility Certification and the only change is installation of an Update replacing the immediately preceding version of the respective PS Licensed Product, then Licensee may, at its option and its sole cost and expense, conduct the compatibility testing of such Localized Version or Licensee Product with the Update itself (i.e. without using an Approved Testing Lab), provided that all of the following conditions are met:

(i) The Licensee Product does not contain any incremental Operating System Software or functionality which was not contained in the primary Licensee Product which received Compatibility Certification from an Approved Testing Lab. “Operating System Software” means (i) a computer program that manages other computer programs in a computer, and (ii) is used by application programs by making requests for services through a defined application program interface.

(ii) Licensee shall conduct the compatibility testing of the Licensee Product strictly in accordance with the Test Criteria and using the compatibility test suite provided by PalmSource for the primary version of the Licensee Product which received Compatibility Certification from an Approved Testing Lab.

(iii) At least five (5) days prior to the date Licensee first releases such Licensee Product, Licensee delivers to PalmSource a copy of the compatibility test results, together with a written statement by an officer of Licensee certifying that the Licensee Product satisfied the Test Criteria and qualifies for Compatibility Certification pursuant to the terms hereof.

(iv) PalmSource may at any time audit the compatibility test results and/or Licensee’s compatibility testing procedure to verify Licensee’s compliance with the terms of this Section 2.3(b).

Licensee acknowledges and agrees that it shall be a material breach of this Agreement for purposes of Section 16.3 (Right to Terminate) if Licensee commercially releases a Licensee Product which has not first strictly satisfied the requirements of Compatibility Certification hereunder.

(c) Chinese Language Version. To the extent PalmSource needs to develop new Test Criteria for a Chinese language version (simplified and traditional) of the Licensee Products, the parties agree to work together in good faith to develop mutually agreeable new Test Criteria in a timely manner. The parties shall also discuss in good faith the option for Licensee to self-certify the Chinese language versions of its Licensee Products.

(d) Trademark License. Subject to subsections (a) and (b) above and the other terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable (except as specified in Section 17.8 (Assignment)), fully-paid, royalty-free license to use, subject to the guidelines set forth in PalmSource’s Trademark Policy Guidelines attached hereto as Exhibit C (PalmSource Trademark Guidelines) and as issued and updated under the Trademark Agreements, the PS Compatibility Trademarks in connection with the distribution, promotion, marketing, permitted end user sublicensing, and sale of Licensee Products which incorporate any applicable PS Licensed Products and that have received Compatibility Certification. Notwithstanding the foregoing, Licensee shall have exclusive use of the color blue in the Palm

Powered Logo, even as to PalmSource. Subject to the terms of the Trademark Agreements, PalmSource shall have the right to change the PS Compatibility Trademarks upon written notice to Licensee, provided that Licensee shall have a reasonable opportunity to put such change into effect and shall not be obligated to recall or revise any Licensee Products previously manufactured. Licensee shall use the PS Compatibility Trademarks in conjunction with the distribution, promotion, and marketing of any and all Licensee Products that have received Compatibility Certification, consistent with the guidelines set forth in Exhibit C (PalmSource Trademark Guidelines) and as issued and updated under the Trademark Agreements. The foregoing license shall be limited to use of the PS Compatibility Trademarks in accordance with the terms of Section 9.3 (Branding). Further, the foregoing license to the mark used for the PS OS Software shall be strictly limited to the applicable version number of the PS OS Software, and Licensee shall have no license to use an Update, Upgrade or New Version name/number in connection with the distribution, promotion or marketing of any Licensee Product or related material (including, without limitation, on the Licensee Product or in any advertising, promotional or packaging materials) until such time as the Licensee Product has received Compatibility Certification for such Update, Upgrade or New Version. The rights granted to Licensee in this license will terminate upon any termination or expiration of this Agreement, except as expressly set forth in Section 16.4(b)(ii). Upon such termination or expiration, Licensee will no longer make any use of any PS Compatibility Trademarks, except as expressly set forth in Section 16.4(d)(ii).

(e) Trademark Ownership. Licensee acknowledges that, except as otherwise expressly set forth in the Trademark Agreements and this Agreement, PalmSource owns or holds exclusive rights in and to the PS Compatibility Trademarks. Except as otherwise expressly set forth in the Trademark Agreements and this Agreement, Licensee will not use the PS Compatibility Trademarks as part of any of its product, service, domain or company names and will not take nor authorize any action inconsistent with PalmSource’s exclusive trademark rights during the term of this Agreement or thereafter. Nothing in this Agreement grants Licensee ownership or any rights in or to use the PS Compatibility Trademarks, except in accordance with the license set forth in Section 2.3(d) (Trademark License). Except as otherwise expressly set forth in the Trademark Agreements and this Agreement, PalmSource will have the exclusive right to own, use, hold, apply for registration for, and register the PS Compatibility Trademarks during the term of this Agreement, and to the extent permitted under the Trademark Agreements, after the expiration or termination of this Agreement, in any country worldwide. Except as otherwise expressly permitted under Section 2.4(f) with respect to PS Bluetooth II Software, Licensee shall not use any brands or trademarks to identify the PS Licensed Products (as opposed to the Licensee Products which may contain PS Licensed Products) other than those designated by PalmSource. Any brands or trademarks used by Licensee to identify the Licensee Products shall be used in a manner that is distinct from those used by PalmSource to identify the PS Licensed Products. Licensee shall not use the word “palm” in connection with any Licensee Products or PS Licensed Products except as expressly authorized by PalmSource hereunder or as expressly authorized under the Trademark Agreements in accordance with the applicable usage guidelines thereunder.

(f) Quality Maintenance. Licensee agrees that the overall quality of the Licensee Products and all related advertising, promotional and other related uses of the PS Compatibility Trademarks shall be consistent with industry standards. Licensee agrees to cooperate with PalmSource in facilitating PalmSource’s quality control. PalmSource shall have the right to receive free samples of all advertising and promotional materials and up to ten (10) royalty free sample production units of each Licensee Product and related Licensee documentation on which such trademarks are used to ensure that the quality associated with the PS Compatibility Trademarks is maintained. Licensee shall comply with all requests from PalmSource to correct any deficiencies with the foregoing requirements in accordance with the provisions and procedures of Section 9.6 of the Licensee Trademark License Agreement.

(g) Bluetooth SIG Certification. For any Licensee Products which include the PS Bluetooth Software or are otherwise Bluetooth enabled, Licensee shall be responsible for obtaining Bluetooth SIG Certification for any Licensee Software or accessory solutions using Bluetooth. Without limiting the foregoing, electrical type approval is the sole responsibility of Licensee. Licensee shall not release any such Licensee Products unless and until Licensee obtains all applicable Bluetooth SIG Certifications (other than certifications which have already been obtained by PalmSource for the PS Bluetooth Software). To the extent that Licensee is unable to obtain Bluetooth SIG Certification due to the PS Bluetooth Software, PalmSource will correct the PS Bluetooth Software in accordance with its support obligations under Sections 8.1 (Development Support and Training) and 8.2 (Customer Engineering) below.

(h) Availability of Test Facility. PalmSource agrees there shall be at least two (2) operational Approved Testing Labs for testing of Licensee Products or PalmSource will (i) itself perform compatibility testing for Licensee under this Section 2.3 subject to reasonable fees comparable to those charged by comparable independent testing labs, or (ii) provide Licensee with an alternate method of compatibility testing for the Licensee Products, such as self-testing.

2.4 Limited Right to Sublicense or Use Contract Manufacturers.

(a) Private Label Products. Licensee shall have the right to sublicense its distribution rights under Sections 2.2(a)(i) and (ii) (Distribution License) and 2.3(c) (Trademark License) to Private Label Partners solely for the purpose of reselling Private Label Products subject to the restrictions set forth below in this Section 2.4(a). These rights are limited to Private Label Products with embedded or bundled PS Licensed Products that are supplied by Licensee to the Private Label Partner as a royalty-bearing Licensee Product (as contemplated by Section I of Exhibit D), and do not apply to any Stand-alone Products. Except as set forth in Section 2.4(f) (PS Bluetooth II Software), in no event shall Licensee permit any Private Label Partner to modify or reproduce the PS Licensed Products.

(i) Private Label Agreement. Each Private Label Partner will enter into a Private Label Agreement with Licensee which will contain provisions that protect PalmSource’s proprietary rights to no less of an extent than such rights are protected by Sections 2.3 (Compatibility and Trademark License), 2.5 (No Reverse Compiling), 2.6 (Inspection Rights), 9.3 (Branding), 10 (Proprietary Rights), 13 (Confidentiality), and 15.2 (Export Regulations) of this Agreement. In the event of any failure by any Private Label Partner to comply with the foregoing terms of its Private Label Agreement, Licensee shall use reasonable commercial efforts to protect PalmSource’s intellectual property rights and enforce such provisions against such Private Label Partner, provided that PalmSource reserves the right to enforce and protect its intellectual property rights directly against such Private Label Partner with the cooperation of Licensee.

(ii) Branding. Each Private Label Partner will prominently display Licensee’s trade name or associated logo design, in a manner which is reasonably sufficient to notify the public that Licensee is the supplier of the Private Label Product, both (1) on the exterior casing of the Private Label Product and (2) in the end user documentation for the Private Label Product. In addition, each Private Label Agreement shall require that the Private Label Products display the PS Compatibility Trademarks pursuant to Section 2.3(d) (Trademark License) and Section 9.3 (Branding). Licensee agrees to enforce such provisions. PalmSource acknowledges that Licensee has certain existing Private Label Agreements that do not include all of the branding requirements under this subsection. If any of these current Private Label Agreements continue more than one hundred eighty (180) days after the Original Execution Date, then Licensee will use all reasonable efforts to renegotiate these agreements to comply with the branding requirements under this subsection. All new agreements and amendments after the Original Execution Date will be made subject to the requirements set forth in this subsection.

(iii) Private Label Products. Each Private Label Product shall be substantially the same as a Standard Licensee Product with substantially the same hardware and industrial design features; provided, however, that Private Label Products may have different colors than a standard Licensee Product and may have some additional or different hardware and industrial design features which do not result in a substantial change in the overall design of the product. As used above, a “Standard Licensee Product” is a Licensee Product that is made generally available on Licensee’s price list as its own end user product and is marketed and sold by Licensee through its general distribution channels without customization for any particular customer or third party. A Private Label Product may include modified and/or additional software, provided such software is not operating system software and does not affect the functionality of the PS Licensed Products incorporated into such Licensee Product. Licensee acknowledges and agrees that PalmSource shall have no obligation to support any such additional or modified software.

(iv) Notification. No later than five (5) business days prior to any public announcement of a Private Label Partner, Licensee shall notify PalmSource in writing of the execution of a Private Label Agreement, identifying the Private Label Partner and Private Label Product.

(v) Royalty. Licensee shall pay PalmSource the Royalty set forth in Section 5 (Royalties, Fees and Reports) and Exhibit D (Licensee Products, Royalties and Fees) for Private Label Products distributed by Licensee to the Private Label Partner. Royalties for any bundled or non-arm’s length sales shall be subject to adjustment as set forth in Section II(C) of Exhibit D (Bundling/Non-Arm’s Length Sales).

(b) Third Party Contractors. The restrictions set forth in this Section 2.4(b) do not apply to contractors who do not need to exercise any of the license rights set forth in Section 2.1 (Development and Documentation License) or Section 2.9 (Source Code) and who do not require access to PalmSource Confidential Information (such as contractors working on separate hardware components). Licensee may request in writing permission to sublicense certain of its rights under Section 2.1 (Development and Documentation License) to its third party contractors to permit such contractors to assist Licensee in developing, manufacturing, testing and supporting Licensee Products on behalf of Licensee. Such request shall include information reasonably required by

PalmSource to evaluate the proposed contractor arrangement, including the identity and location of the contractor and a description in reasonable detail of the activities to be performed by the contractor. PalmSource will use reasonable efforts to evaluate and respond to any such request within ten (10) business days. PalmSource will not unreasonably withhold approval of such contractors, provided that no sublicensing shall be permitted unless and until expressly approved in writing by PalmSource. In addition, no contractors shall be entitled to sublicense any rights to access any PS Source Code or PS Source Code Documentation under Section 2.9 (Source Code) unless the respective contractor is expressly authorized in writing to do so by PalmSource. Contractors used by Licensee as of the Original Execution Date of this Agreement are hereby approved by PalmSource for purposes of continuing such activities on behalf of Licensee provided that such contractors shall not be entitled to sublicense any rights to access any PS Source Code or PS Source Code Documentation unless separately authorized in writing to do so by PalmSource. However, Licensee will have a period of up to thirty (30) days after the Original Execution Date to transition existing contractors who may have access to portions of the PS Source Code or PS Source Code Documentation. As of the Amendment Execution Date, all approved third party contractors are set forth in Exhibit N (Approved Third Party Contractors) attached hereto. Subject to the requirements of Sections 2.5 (No Reverse Compiling), 2.6 (Inspection Rights), 10 (Proprietary Rights) and 13 (Confidentiality), Licensee may sublicense its rights under Section 2.1 (Development and Documentation License) to such approved contractors solely for the purpose of, and solely to the extent necessary for, developing, manufacturing, testing and supporting Licensee Products on behalf of Licensee. Unless expressly approved in writing by PalmSource, Licensee shall not have the right to appoint or use a contractor to both exercise any of the license rights in Section 2.1 (Development and Documentation License) and to exercise the distribution rights set forth in 2.2 (Distribution) (“Distribution Contractor”) (other than in the capacity of performing shipping services on Licensee’s behalf where Licensee or its sublicensed Wholly Owned Subsidiary or Majority Owned Subsidiary is the seller of record for the Licensee Products and recognizes the corresponding revenue for such sale). Notwithstanding the foregoing, PalmSource agrees that, due to local tax regulations, Licensee may utilize a Distribution Contractor to manufacture and sell Licensee Products on Licensee’s behalf solely in Brazil, where Licensee will be compensated for such sales on a commission basis. For each such sale, Licensee will pay a royalty as specified in Section 5.1 and Section II(E) of Exhibit D. The Distribution Contractor will only be provided with access to the PS Licensed Products as a ROM Image for purposes of installing the ROM Image into memory to manufacture the Licensee Products. Licensee will notify PalmSource in writing in advance prior to appointing the Distribution Contractor. The Distribution Contractor must agree in writing in advance to comply with requirements of Sections 2.2(a) (Distribution), 2.3 (Compatibility and Trademark License), 2.5 (No Reverse Compiling), 2.6 (Inspection Rights), 2.7 (No Other Licenses), 5.3 (Financial Reports), 10 (Proprietary Rights), 13 (Confidentiality), and 15 (Compliance With Law). There shall be only one Distribution Contractor in Brazil at any time. The Distribution Contractor shall not be authorized to distribute Stand-alone Products unless otherwise mutually agreed in writing by PalmSource and Licensee.

(c) Wholly Owned Subsidiaries. Licensee shall have the right to sublicense its rights under Section 2.1 (Development and Documentation License), 2.2 (Distribution) and 2.3(c) (Trademark License) above to its Wholly Owned Subsidiaries, provided that (i) Licensee notifies PalmSource in writing in advance, and (ii) the Wholly Owned Subsidiary agrees in writing to comply with the terms and conditions of this Agreement, including without limitation the obligation to pay royalties based on the revenue of such Wholly Owned Subsidiary in the same manner as Licensee hereunder. Royalties paid to PalmSource for sales by Wholly Owned Subsidiaries will count toward Licensee’s Minimum Annual Payment and Initial Royalty Amount in Exhibit D (Licensee Products, Royalties and Fees) in the same manner as Royalties paid for sales by Licensee.

(d) Majority Owned Subsidiaries. Licensee shall have the right to sublicense its rights under Section 2.1 (Development and Documentation License), 2.2 (Distribution) and 2.3 (c) (Trademark License) above to its Majority Owned Subsidiaries, provided that (i) Licensee notifies PalmSource in writing in advance, (ii) Licensee also licenses its own significant technology and intellectual property rights to such Majority Owned Subsidiary in such sublicense, (iii) Licensee applies the same level of protection to PalmSource’s technology and intellectual property as it applies to Licensee’s own technology and intellectual property (in addition to the protections required under this Agreement, including without limitation Sections 10 (Proprietary Rights) and 13 (Confidentiality)), (iv) Licensee does not provide access to or grant any rights to any PS Source Code or PS Source Code Documentation, (v) a reasonable per unit minimum royalty will apply to all Licensee Products and Stand-alone Products of the Majority Owned Subsidiary which shall be mutually agreed in writing by PalmSource and Licensee prior to any such sublicense, (vi) all products sublicensed to such Majority Owned Subsidiary must be branded or co-branded with the trademarks of Licensee (in at least the same manner as set forth in Section 2.4(a)(ii) (Private Label Devices) for Private Label Partners), (vii) PalmSource may require additional support and maintenance fees which reasonably reflect the increased support and maintenance that would be required from PalmSource, (viii) the Majority Owned Subsidiary agrees in writing to comply with the terms and conditions of this Agreement, including without limitation providing PalmSource audit rights and other protections set forth in this Agreement as well as the obligation to pay Royalties based on the revenue of such Majority Owned Subsidiary in the same manner as Licensee hereunder, and (ix) royalties paid to PalmSource for sales by the Majority Owned Subsidiary will only count toward Licensee’s Minimum Annual Payment and Initial Royalty Amount in Exhibit D (Licensee Products, Royalties and Fees) on a pro rata basis in proportion to Licensee’s economic interest in the Majority Owned Subsidiary.

(e) Associates. Licensee may desire from time to time to enter into arrangements with Associates wherein Licensee makes a significant contribution of its own technology and intellectual property rights. In such cases, Licensee may request PalmSource to allow the Associate to use some or all of the PS Licensed Products on terms no less protective than those that apply to Licensee’s own technology and intellectual property. Upon such request, the parties will promptly meet and discuss the opportunity in good faith. The parties will consider reasonable proposals from both parties, which may include a direct license from PalmSource to the Associate or a sublicense from Licensee to the Associate on mutually agreed terms and conditions. Notwithstanding the foregoing, a license or sublicense to an Associate for any of the PS Licensed Products must be approved in a definitive written agreement signed by an authorized officer of PalmSource. PalmSource retains the right to approve or withhold approval for any such license or sublicense in its sole discretion.

(f) PS Bluetooth II Software.

(i) Licensee shall have the right to sublicense its rights under Sections 2.2(a) (ii) (Distribution License) to reproduce and grant end user sublicenses to (subject to Section 10.4 below) PS Bluetooth II Software (in object code format only) solely as a Stand-alone Product, subject to the restrictions set forth in this Section 2.4(f). Such sublicensees shall only have the right to grant end user licenses directly to end users of the PS Bluetooth II Software for use on Licensee Products and shall not have any rights to grant any other sublicenses or to distribute the PS Bluetooth II Software in any other manner. Licensee shall be obligated to pay to PalmSource the per unit royalty set forth in Section II(B)(4) for each copy of the PS Bluetooth Software (or Modification thereof) distributed by a sublicensee. Any Modifications to the PS Bluetooth II Software must be made by Licensee in accordance with this Agreement (or on behalf of Licensee in accordance with the restrictions set forth in Section 2.4(b) to the extent that such sublicensee is approved in advance as an authorized contractor entitled to make such Modifications on behalf of Licensee).

(ii) Each sublicensee must enter into a signed written sublicense agreement with Licensee in advance which contains provisions that protect PalmSource’s rights in connection with the PS Bluetooth II Software to no less of an extent than such rights are protected by Sections 2.3 (Compatibility and Trademark License), 2.5 (No Reverse Compiling), 2.6 (Inspection Rights), 5.3 (Financial Reports), 9.3 (Branding), 10 (Proprietary Rights), 13 (Confidentiality), 15.2 (Export Regulations) and Exhibit G (Minimum Terms and Conditions of End User License) of this Agreement. In the event of any failure by any sublicensee to comply with the foregoing terms of such agreement, Licensee shall use reasonable commercial efforts to protect PalmSource’s intellectual property rights and enforce such provisions against such sublicensee, provided that PalmSource reserves the right to protect and enforce its intellectual property rights and such provisions directly against such sublicensee with the cooperation of Licensee. No later than thirty (30) days after the delivery of any PS Bluetooth II Software (or version containing a Modification thereof) to any sublicensee, Licensee shall notify PalmSource in writing of the such sublicensee and the product names to be used for such PS Bluetooth II Software. Licensee shall not be required to use the PS Compatibility Trademarks on the sublicensed PS Bluetooth II Software. However, if PS Compatibility Trademarks are used in conjunction with the sublicensed PS Bluetooth II Software, they may only be used in conjunction with unmodified PS Bluetooth II Software. Any such use of the PS Compatibility Trademarks must comply with all applicable terms and conditions of this Agreement, including without limitation Section 2.3(d) (Trademark License) and Section 9.3 (Branding), and Licensee agrees to enforce such provisions. Licensee shall not be required to use, include or display its own trademark, service mark and/or logo in association with PS Bluetooth II Software that is sublicensed under this Section 2.4(f) (PS Bluetooth II Software).

(g) Limitations. Except as expressly specified in this Agreement or otherwise approved in writing by PalmSource, Licensee shall have no right to, and shall not, sublicense any of its rights under this Agreement to Private Label Partners, contractors, or any other third parties or distribute Licensee Products under any third party brands or trademarks or allow third parties to access PalmSource Confidential Information to manufacture, develop, test, or support any Licensee Products.

2.5 No Reverse Compiling. Licensee shall not reverse compile, disassemble or otherwise attempt to derive the source code to any PS Licensed Product, PS SDK, Omega Browser or PS Development Environment. PalmSource acknowledges and agrees that Licensee’s access to the PS

Source Code in accordance with Section 2.9 (Source Code) shall not be deemed a violation of this Section, to the extent authorized under Section 2.9 (Source Code).

2.6 Inspection Rights. PalmSource shall have the right, upon reasonable advance notice, to inspect Licensee’s and its Subsidiaries’ books, records and facilities with respect to the manufacture of the Licensee Products hereunder and to receive sample units thereof in order to verify that (i) such manufacturing is within the scope of this Agreement, (ii) there are appropriate security procedures to protect PalmSource’s Confidential Information, (iii) Licensee is in compliance with Section 2.5 (No Reverse Compiling), and (iv) Licensee is in compliance with its other obligations under Section 2 (Licenses) of this Agreement, including, but not limited to those obligations set forth in Section 2.9 (Source Code). Licensee shall secure similar rights for itself (including the right to disclose the results of such inspection to PalmSource) with respect to any Private Label Partners or contractors permitted by PalmSource under Section 2.4 (Limited Right to Sublicense or Use Contract Manufacturers) above and will exercise such rights and provide the results of such inspection to PalmSource upon the reasonable request of PalmSource.

2.7 No Other Licenses. Except as specifically set forth in this Agreement, no other licenses are granted by PalmSource to Licensee, by implication, estoppel or otherwise.

2.8 Breach by Private Label Partners, Contractors or Subsidiaries. If any contractor (described in Section 2.4(b) (Third Party Contractors)) or Subsidiary of Licensee fails to comply with the terms and conditions of this Agreement, Licensee shall indemnify PalmSource for any damages incurred by PalmSource to the same degree that Licensee would be responsible for such damages if Licensee had breached this Agreement. With respect to contractors (described in Section 2.4(b) (Third Party Contractors)), sublicensees of PS Bluetooth II Software, Private Label Partners and Subsidiaries, Licensee will enforce the terms and conditions required under this Agreement and will promptly notify the breaching entity and PalmSource of any breach. If a contractor (described in Section 2.4(b) (Third Party Contractors)) or Subsidiary fails to cure any breach within thirty (30) days after such notice, then Licensee shall terminate the rights granted to such contractor or Subsidiary under this Agreement unless otherwise agreed by PalmSource in writing. If a Private Label Partner or sublicensee of PS Bluetooth II Software fails to cure any breach within thirty (30) days after such notice, then Licensee shall terminate the rights granted to such Private Label Partner or sublicensee under this Agreement, provided that such termination may be limited to particular Private Label Products, PS Bluetooth II Software or PS Licensed Products if the breach relates solely to such products and reasonable assurances of compliance are provided with respect to any other products distributed by such Private Label Partner or sublicensee. If Licensee fails to terminate a contractor (described in Section 2.4(b) (Third Party Contractors)), Private Label Partner, sublicensee of Bluetooth II Software or Subsidiary as required above, then the breach may be treated as a material breach by Licensee subject to the termination provisions set forth in Section 16 (Term and Termination) below.

2.9 Source Code.

(a) Right to Access and Receive or Examine Source Code.

(i) Development Code. Access to Development Code will be provided pursuant to Section 3.2 (Access to Development Code) only during the term of the Strategic Collaboration Agreement and shall apply only to projects that have been mutually agreed upon under a respective co-development agreement entered into pursuant to the Strategic Collaboration Agreement. Access shall be in accordance with the applicable terms and conditions set forth in Appendix A (Development Code Management and Access Policies and Procedures) attached hereto, and shall be solely for the purposes set forth in the applicable co-development agreement.

(ii) Released Code. PalmSource will provide Snapshots for Released Code pursuant to Section 3.3 (Delivery of Released Code). Licensee’s use of Snapshots of Released Code shall be in accordance with the applicable terms and conditions set forth in Appendix B (Snapshot Source Code Management and Policies and Procedures) attached hereto, and shall be solely for the purposes set forth in Section 2.9(b)(i) (PS OS Software).

(iii) Source Code Attachments. PalmSource will provide Snapshots of certain modules of PS Source Code as set forth in Source Code Attachments as provided for in this Agreement. Licensee’s use of Snapshots of such modules of PS Source Code provided under Source Code Attachments shall be in accordance with the applicable terms and conditions set forth in Appendix B (Snapshot Source Code Management and Policies and Procedures) attached hereto, and shall be solely for the purposes set forth in Section 2.9(b)(ii) (Source Code Attachments) and the applicable Source Code Attachment. The parties have agreed that the PS MultiMail Support Reference Code may be included under this Section 2.9(a)(iii), provided that it is used solely for Licensee’s internal testing and support purposes.

(b) PS Source Code Licenses.

(i) PS OS Software. Subject to the terms and conditions of this Agreement, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable, fully-paid license to:

(1) use, reproduce and modify Released Code for purposes of correcting errors in the PS OS Software for Licensee Products, provided that the Licensee Products incorporating the corrected PS OS Software are subject to all of the Test Criteria, Compatibility Certification and other requirements set forth in this Agreement;

(2) use and reproduce Released Code as necessary for developing Licensee Add-On Modules (which modules are subject to the covenant not to Assert set forth in Section 10.6(c) (Covenant Not to Assert));

(3) use, reproduce and modify those certain portions of Released Code, but only for the limited purpose of developing Derivative Works to adapt and/or optimize such Released Code for hardware devices that are Licensee Products, provided that: (x) Licensee notifies PalmSource, as early as reasonably practicable, of the intended use of the Derivative Works Licensee intends to develop, together with a description of the methods of modifications that Licensee desires to use to develop such Derivative Works, (y) Licensee coordinates with PalmSource so that potential conflicts with PalmSource’s own developments can be avoided as much as possible within reason, and agrees to work together with PalmSource as reasonably necessary to avoid such conflicts, and (z) the Licensee Products incorporating such Derivative Works satisfy all of the Test Criteria and/or compatibility and certification tests developed in accordance with Section 2.3(a)(iii) (Compatibility Testing);

(4) use and modify those certain portions of the Development Code provided under the conditions set forth in Appendix A for the limited purpose of conducting co-development projects with PalmSource under the Strategic Collaboration Agreement in accordance with the Test Criteria and compatibility requirements defined by PalmSource for such project, and other requirements set forth in this Agreement and the respective co-development agreement; and

(5) use, reproduce and distribute any such Modifications made under this Section 2.9(b)(i) (PS OS Software) in object code form only in connection with, and for Modifications based on, GM Releases of the respective version of the PS OS Software by PalmSource and only to the same extent that Licensee is permitted to do so with respect to the corresponding PS Product Software pursuant to Section 2.2 (Distribution) above, and subject to all other applicable provisions of the Agreement.

(ii) Source Code Attachments.

(1) Source Code Attachments may be used to permit Licensee to access and modify a limited set of modules of PS Source Code as specified in the applicable Source Code Attachment for a specific purpose specified in the Source Code Attachment. Licensee shall only have the right to modify the limited set of modules identified in the Source Code Attachment for such purpose and shall not use or modify any other PS Source Code in connection therewith. All Source Code Attachments must be mutually agreed in writing, and PalmSource shall not have any obligation to provide PS Source Code under this Section 2.9(b)(ii) except as mutually agreed in writing in the respective Source Code Attachment. To the extent that PalmSource provides Licensee with access to certain portions of PS Source Code and PS Source Code Documentation related thereto under this Section 2.9(b)(ii) (Source Code Attachments), then, subject to the terms and conditions of this Agreement and the respective Source Code Attachment, PalmSource hereby grants to Licensee a limited, non-exclusive, non-transferable, fully-paid license to:

a) use, reproduce and modify only those certain portions of the PS Source Code identified on a Source Code Attachment hereto (each a “Source Code Attachment”) (collectively, the “Modifiable Source Code”), but only for the limited purpose and in accordance with such other terms set forth on the applicable Source Code Attachment, and

b) use, reproduce and distribute any such Modifications made under this Section 2.9(b)(ii) (Other PS Source Code) in object code form only to the same extent that Licensee is permitted to do so with respect to the corresponding PS Licensed Product pursuant to Section 2.2 (Distribution) above.

(2) For each set of Modifiable Source Code, the parties shall execute separate sequentially numbered Source Code Attachments (e.g., Source Code Attachment No. 1, Source Code Attachment No. 2, etc.) to this Agreement.

(3) The parties have agreed that the source code for the PS MultiMail Deluxe Software will be Modifiable Source Code and have attached to this Agreement a Source Code Attachment No. 1 for such PS MultiMail Deluxe Software. However, the PS MultiMail Support Reference Code shall not be Modifiable Source Code.

(4) In exchange for the licenses granted under this Section 2.9(b)(ii) (Source Code Attachments), Licensee agrees that it shall not be entitled to any rights or licenses under any “Software Development Kit” license agreement made available by PalmSource to developers of applications for the PS OS Software (“SDK”), unless otherwise mutually agreed in writing. All Modifications and use by Licensee of PS Source Code (and any related source code or sample PIM application source code that may be made available by PalmSource, either under this Agreement, the SDK or otherwise) and related Licensee Modifications shall be subject solely to the terms of this Agreement.

(5) From time to time, Licensee may request additional Source Code Attachments. In such case, the Relationship Manager (as defined in 9.7 (Relationship Managers)) for each party shall meet promptly thereafter and discuss any such request in good faith, provided that neither party shall have any obligation to enter into any such Source Code Attachment.

(iii) Restrictions. Licensee shall have no right to: (1) modify any PS Source Code other than the Released Code, Development Code and Modifiable Source Code as expressly set forth above, (2) modify the Modifiable Source Code for any purpose other than as expressly set forth in the applicable Source Code Attachment, or (3) sublicense any Modification to a third party (other than as part of the end user licenses permitted under Section 2.2 (Distribution)). Licensee shall provide notice and designate the intended use of Modifications according to the terms identified in Appendix A or B, as applicable.

(c) Limitations of License. Licensee shall have no right to: (i) sublicense any of its rights granted under this Section 2.9 to any third party or Majority Owned Subsidiary, (ii) incorporate any PS Source Code or PS Source Code Documentation in any technology or products of Licensee or of any third party (except as expressly permitted under subsection (b) above), (iii) disclose any PS Source Code or PS Source Code Documentation to any third party to any third party other than its contractors who are approved by PalmSource for such purposes under Section 2.4(b) (Third Party Contractors), and are bound by non-disclosure obligations at least as protective of PalmSource as subsection (e) and Section 13 (Confidentiality) below, (iv) use or reproduce any PS Source Code or PS Source Code Documentation other than as permitted by subsections (a) and (b) above, or (v) modify or distribute any PS Source Code or PS Source Code Documentation in any manner, except as expressly set forth in subsection (b) above.

(d) Version Numbering. PalmSource will provide Licensee with guidelines for numbering Licensee’s versions of Modifications and versions of the PS Licensed Products specific to a Licensee Product. Licensee will submit its version numbering scheme that has been developed in accordance with such guidelines for approval by PalmSource, which shall not be unreasonably withheld. Licensee will only identify such versions in accordance with a numbering scheme that has been approved by PalmSource. Version Numbering and Copyright statements will be added according to the guidelines and conventions described in Appendix A or B, as applicable.

(e) Confidentiality.

(i) Source Materials shall be deemed Confidential Information of PalmSource for purposes of this Agreement, regardless of whether or not it is so marked. Except as permitted in this Agreement, Licensee shall not use, make, have made, distribute or disclose any copies of the PS Source Code or PS Source Code Documentation, in whole or in part, or the information contained therein without the prior written authorization of PalmSource. Upon the termination or expiration of this Agreement, Licensee will deliver such Source Materials, and any materials containing the information therein, to PalmSource.

(ii) Licensee shall inform the employees that have access to Source Material of Licensee’s limitations, duties and obligations regarding nondisclosure and limited copying and shall obtain or have obtained their written agreement to comply with such limitations, duties and obligations. Licensee shall notify PalmSource in writing of the identities of any employees having access to such Source Materials and shall maintain accurate and complete records of the same, together with confirmation that such employee has been informed of the above obligations and have executed the required written agreement; such persons shall be the only persons entitled to access to the Source Materials. Upon reasonable notice, PalmSource may audit such records.

(iii) Licensee agrees to the following additional obligations with respect to Source Materials notwithstanding any other provision of the Agreement: (i) Licensee shall be entitled to use the Source Materials only at Licensee’s site located at 400 N. McCarthy Boulevard, Milpitas, California, (ii) Licensee shall use at least the same degree of care as for its own information of like importance, but at least reasonable care, in safeguarding against disclosure of the Source Materials, and (iii) use of the Source Materials shall be password protected, and other measures shall be taken according to the policies and other security procedures identified in Appendix A or B, as applicable, for source code protection. Licensee may change the authorized location set forth in the preceding sentence to a replacement facility at a single location within the United States of America, provided that: (a) Licensee provides PalmSource with prior written notice of such change in accordance with Section 17.1 (Notices) and obtains PalmSource’s consent, which shall not be unreasonably withheld, (b) Licensee destroys any copies of the Source Materials at the prior location, and (c) Licensee complies with all the policies and other security procedures identified in this Agreement and Appendix A or B, as applicable, for source code protection at the replacement facility.

(f) PalmSource’s Right to Modify/Replace Source Code. Licensee agrees that any access to any PS Source Code and PS Source Code Documentation will not limit or restrict PalmSource’s right to modify or replace such PS Source Code and PS Source Code Documentation in future versions of the PS Licensed Products.

(g) Inspection Rights. PalmSource shall have the right, upon thirty (30) days prior written notice, to have, not more than three (3) of its employees who have been engaged in the licensing of source materials, inspect Licensee’s records and facilities with respect to the use of the Source Materials in order to verify that such use is within the scope of this Agreement, and that there are appropriate security procedures in place to protect the Source Materials. PalmSource is entitled to up to ten (10) authorized inspections of Licensee’s premises for such purposes during the term of this Agreement. If Licensee discovers any material non-compliance during an inspection, PalmSource shall be entitled to an additional inspection without counting as one of the ten to which PalmSource is entitled. PalmSource shall bear all costs involved in the inspections carried out pursuant to this Section unless such inspections uncover a material non-compliance by Licensee, in which case Licensee shall bear the reasonable costs of such inspection. PalmSource will use reasonable efforts to avoid undue interference with the development efforts of Licensee as a result of any such inspection.

(h) Source Code Escrow.

(i) Deposit. Within thirty (30) days after the Amendment Execution Date, PalmSource shall deposit with DSI Technology Escrow Services, Inc. (the “Escrow Agent”) a complete copy of the then-current version of the Escrow Materials. After the Amendment Execution Date, provided that Licensee has paid PalmSource the Maintenance and Support Fees (as defined in Section 5.2(b) (Ongoing Obligation)), PalmSource shall deposit Escrow Materials with the Escrow Agent for any Update, Upgrade or New Version of any part of the Escrow Materials which PalmSource is obligated to deliver to Licensee pursuant to Section 7.1 (Updates, Upgrades and New Versions) within thirty (30) days after delivering such Update, Upgrade or New Version to Licensee. All Escrow Materials that are software shall be deposited on computer media suitable for use and reproduction on Licensee’s computers. The Escrow Materials shall be deposited pursuant to the form of escrow agreement to be mutually agreed within thirty (30) days after the Amendment Execution Date (the “Escrow Agreement”). Licensee shall bear the cost and expense charged by the Escrow Agent to establish and maintain the escrow account for the Escrow Materials as agreed upon in the Escrow Agreement. Licensee shall have the right from time to time to have the Escrow Agent verify the Escrow Materials have been deposited.

(ii) Release Conditions. The release conditions under the Escrow Agreement shall be limited to (1) the rejection of this Agreement by PalmSource in a case under the U.S. Bankruptcy Code, as a debtor in possession or a trustee-in-bankrupcty; (2) acquisition by Microsoft Corporation as described in Section 2.10(c)(i); or (3) material breach by PalmSource or its successor of PalmSource’s obligations under Section 7.1 (Updates, Upgrades and New Versions), 8.1 (Development Support and Training) or 8.3 (Post Development Support) if either (a) PalmSource or its successor fails to remedy such breach within thirty (30) days after receipt of written notice of such breach given by Licensee, provided that such breach shall only act as a release condition for the Escrow Materials for the PS Licensed Product to which such breach relates; or (b) PalmSource or its successor has during the previous twelve (12) month period repeatedly, materially breached this Agreement such that at least three (3) distinct and separate notices and thirty (30) day cure periods have been invoked. Licensee shall be obligated to maintain the confidentiality of the released Escrow Materials as Confidential Information of PalmSource in accordance with the terms of this Agreement. The Escrow Agreement will include mutually agreed dispute resolution procedures with regard to any dispute as to whether any Escrow Materials should be released under this Section 2.9(h)(ii).

(iii) License Grant. PalmSource hereby grants to Licensee a non-exclusive, non-transferable worldwide license to (a) use, reproduce and modify the PS Source Code that is released as part of the Escrow Materials solely as necessary to make error corrections to the respective PS Licensed Product, (b) use and reproduce the Related Build Materials that are released as part of the Escrow Materials for the respective PS Licensed Product solely as necessary to build an object code version of such PS Licensed Product with the error correction, and (c) use, reproduce and distribute any such corrected version of the PS Licensed Product in object code form only to the same extent that Licensee is permitted to do so with respect to the unmodified PS Licensed Product pursuant to Section 2.2 above, and subject to all of the Royalties and other terms and conditions of this Agreement applicable to such PS Licensed Product. Licensee covenants not to exercise the foregoing license until a release condition occurs under the Escrow Agreement and the respective Escrow Materials are released to Licensee by the Escrow Agent.

2.10 Termination and Expansion of Certain Rights and Obligations.

(a) Acquisition of Licensee by Competitor of PalmSource. If one or more Competitors of PalmSource acquires more than fifty percent (50%) of the voting equity stock of Licensee such that more than fifty percent (50%) of the voting equity stock of Licensee is owned and/or controlled (directly or indirectly) by one or more Competitors of PalmSource (as defined below), then Section 2.9 (Source Code), Section 3.2 (Access to Development Code), Section 3.3 (Delivery of Released Code), Section 6.3 (Most Favored Licensee), the third sentence of Section 7.2(b) (New Products), and Section 9.6 (Customer Technology Briefings) shall automatically terminate. In the event of any termination of Section 2.9 (Source Code), Licensee shall promptly (i) cease all examination and/or modification of the Source Materials, (ii) return all Source Materials, including, but not limited to, all copies thereof, to PalmSource, and (iii) destroy all copies thereof, in whole and in part, residing within any computers in Licensee’s control. Notwithstanding the foregoing, in the event of such termination, in no event shall such termination affect Licensee’s rights to reproduce and distribute in object code form Modifications existing as of the effective date of such termination pursuant to Section 2.9(b)(i)(5) and Section 2.9(b)(ii)(1)(b). For purposes of this Section 2.10 only, a “Competitor of PalmSource” means any entity that develops, manufactures and/or distributes: (i) operating system software for a handheld or mobile computing device on a stand-alone basis; and/or (ii) a handheld or mobile computing device, unless such entity has adopted or agrees in writing to and does adopt and implement the PS OS Software as its primary operating system for all or substantially all of its new devices on a going forward basis within 180 days after the close of such acquisition.

(b) Acquisition of PalmSource by Competitor of Licensee. If one or more Competitors of Licensee acquires more than fifty percent (50%) of the voting equity stock of PalmSource such that more than fifty percent (50%) of the voting equity stock of PalmSource is owned and/or controlled (directly or indirectly) by one or more Competitors of Licensee (as defined below), then Section 9.5 (Customer Data) and Section 9.6 (Customer Technology Briefings) shall automatically terminate. For purposes of this Section 2.10 only, a “Competitor of Licensee” means a company whose principle business is one of the following: 1) any company engaged in the manufacturing and selling of personal digital assistants or PDAs (also known as handheld computers or palmtops); 2) any company engaged in the manufacturing and selling of mobile computing products, specifically laptop, notebook, or sub-notebook computers; 3) any company engaged in the manufacturing and selling of mobile telephone products which combine the features of a mobile phone with those of a PDA; and 4) any company engaged in the manufacturing and selling of two-way text messaging devices.

(c) Other Acquisition of PalmSource.

(i) If Microsoft Corporation acquires more than fifty percent (50%) of the voting equity stock of PalmSource such that more than fifty percent (50%) of the voting equity stock of PalmSource is owned and/or controlled (directly or indirectly) by Microsoft Corporation, then (1) the obligation to pay the Minimum Annual Payments set forth in Section II (A)(1) of Exhibit D (Licensee Products, Royalties and Fees) shall cease to apply; (2) the term of this Agreement shall be automatically extended for an additional two (2) Contract Years and the Royalty rates during the term of such extension shall be equal to the Royalty rates for the fifth Contract Year; (3) Section 2.3 shall automatically terminate and be of no further force and effect; (4) the Escrow Materials shall be released from the escrow account in accordance with Section 2.9(h) (Source Code Escrow) of this Agreement and the Escrow Agreement, and (5) Licensee shall have the right to use, reproduce and modify Released Code and Escrow Materials for any purpose without restriction and to distribute the Released Code and Escrow Materials, as modified, in object code form only to the same extent that Licensee is permitted to do so with respect to the corresponding PS Product Software pursuant to Section 2.2 (Distribution) above.

(ii) If a Hardware Competitor of Licensee acquires more than fifty percent (50%) of the voting equity stock of PalmSource such that more than fifty percent (50%) of the voting equity stock of PalmSource is owned and/or controlled (directly or indirectly) by such Competitor of Licensee (as defined in subsection (b) above), then (1) the obligation to pay the Minimum Annual Payments set forth in Section II (A)(1) of Exhibit D (Licensee Products, Royalties and Fees) shall cease to apply, and (2) the term of this Agreement shall be automatically extended for an additional two (2) Contract Years and the Royalty rates during the term of such extension shall be equal to the Royalty rates for the fifth Contract Year. For purposes of this Section 2.10(c) only, a “Hardware Competitor of Licensee” means a company whose principle business is one of the following: 1) any company engaged in the manufacturing and selling of personal digital assistants or PDAs (also known as handheld computers or palmtops); 2) any company engaged in the manufacturing and selling of mobile computing products, specifically laptop, notebook, or sub-notebook computers; 3) any company engaged in the manufacturing and selling of mobile telephone products which combine the features of a mobile phone with those of a PDA; or 4) any company engaged in the manufacturing and selling of two-way text messaging devices.

(iii) If any individual or entity other than the entities described in subsections (i) and (ii) above acquires more than fifty percent (50%) of the voting equity stock of PalmSource such that more than fifty percent (50%) of the voting equity stock of PalmSource is owned and/or controlled (directly or indirectly) by such individual or entity, then Licensee may, at Licensee’s option, extend the term of this Agreement for an additional two (2) Contract Years and the Royalty rates during the term of such extension shall be equal to the Royalty rates for the fifth

Contract Year. During the term of such extension the Minimum Annual Payments set forth in Section II (A)(1) of Exhibit D (Licensee Products, Royalties and Fees) shall continue to apply at the same rate as during the fifth Contract Year (i.e. forty-two million, five-hundred thousand dollars ($42,500,000) for each of the sixth and seventh Contract Years). In order to exercise such option, Licensee shall notify PalmSource in writing whether Licensee intends to exercise Licensee’s option to extend the term of this Agreement pursuant to this Section 2.10(c)(iii) within ninety (90) days after the closing of the acquisition or receipt of written notice from PalmSource, whichever is later.

2.11 Dual Boot Products.

(a) It is acknowledged that Licensee Products under this Agreement do not include Dual Boot Products (as that term is defined in the Trademark Agreements) unless expressly agreed to by the parties in writing.

(b) If (i) PalmSource expressly authorizes another third party licensee of the PS OS Software to, and such third party licensee actually does, commercially distribute a Dual Boot Product using the PS OS Software that is directly competitive with Licensee Products that have been released or are on Licensee’s product roadmap, and (ii) PalmSource has expressly authorized the respective third party licensee to use PS Compatibility Trademarks which include the word “Palm” on its Dual Boot Product, then Licensee may request a license for the same type of Dual Boot Product. In such event, PalmSource will reasonably negotiate with Licensee regarding a license for the same type of Dual Boot Product on terms and conditions to be reasonably agreed by the parties. It is understood that such license may be included under this Agreement or PalmSource may require a separate license agreement with restrictions similar to those imposed on the other third party licensee.

(c) If (i) PalmSource expressly authorizes another third party licensee of the PS OS Software to, and such third party licensee actually does, commercially distribute a Dual Boot Product using the PS OS Software that is directly competitive with Licensee Products that have been released or are on Licensee’s product roadmap, and (ii) PalmSource has not expressly authorized the respective third party licensee to use PS Compatibility Trademarks which include the word “Palm” on its Dual Boot Product, then Licensee may request a license for the same type of Dual Boot Product. In such event, PalmSource will negotiate this request with Licensee in good faith for a period of thirty (30) days.

2.12 Licensee Error Corrections. If Licensee provides a Modification that is an error correction hereunder, and requests that PalmSource implement that error correction in future releases of the PS OS Software, the parties will discuss the request in good faith within a reasonable period of time. PalmSource shall not be required to implement Licensee’s error correction, and preserves the right to make its own error corrections as set forth in Exhibit F (Post Development Support).

3. Delivery

3.1 Initial Deliverables. Following the Original Execution Date, PalmSource will deliver to Licensee a complete and current set of the deliverables specified in Exhibit A (PalmSource Deliverables); provided, however, that in no event will PalmSource be required to deliver any such items to Licensee before PalmSource has generally released such deliverables to its customers. As of the Amendment Execution Date, Licensee acknowledges that all such deliverables have been delivered by PalmSource to Licensee. Within ten (10) business days of the Amendment Execution Date, PalmSource will deliver to Licensee a complete and current set of the deliverables specified in Exhibit A-1 (Additional PalmSource Deliverables) in object code or source code form, as specified therein, to the extent not previously provided to Licensee. Thereafter, PalmSource will not have any delivery obligations with respect to the deliverables specified in Exhibit A-1 (Additional PalmSource Deliverables) unless otherwise agreed by PalmSource. All deliveries shall be made electronically in accordance with Section 3.5 (Method of Delivery) and in a mutually agreed upon manner that does not cause sales tax to apply to the delivered items. Without in any way limiting Licensee’s obligation to make Minimum Annual Payments under Section II(A)(1)(b) of Exhibit D (Licensee Products, Royalties and Fees), PalmSource acknowledges that Licensee shall have no obligation under this Agreement to incorporate any PS Licensed Products in any Licensee products or otherwise distribute any PS Licensed Products. However, Licensee will use good faith efforts to include the PS E-Reader in a Licensee Product, unless PalmSource ceases to make the PS E-Reader commercially available.

3.2 Access to Development Code. PalmSource shall not be required to provide access to any Development Code prior to the effective date of the Strategic Collaboration Agreement. Thereafter, as long as the Strategic Collaboration Agreement remains in effect, PalmSource will provide Licensee with access to the particular Development Code required for co-development projects to be performed by the parties under the Strategic Collaboration Agreement in accordance with the provisions of Appendix A and the respective co-development agreement.

3.3 Delivery of Released Code. Provided that Licensee has paid PalmSource the Maintenance and Support Fees (as defined in Section 5.2(b) (Ongoing Obligation)), during the term of this Agreement, PalmSource will provide Licensee with the Released Code in accordance with the provisions of Section 3.5 (Method of Delivery) for Updates, Upgrades and New Versions which PalmSource is required to provide under Section 7.1 below within thirty (30) days after Alpha Release, Beta Release and GM Release, respectively.

3.4 Third Party Source Code. If any Third Party Source Code is part of Released Code covered by Section 3.3 (Delivery of Released Code) and is not delivered to Licensee, PalmSource shall provide Licensee with a list identifying such Third Party Source Code and the object-code software required for building a ROM image for a reference hardware platform together with related tools for building the ROM image, to the extent that PalmSource has the right to do so without incurring any additional cost or obligation to the respective third party. To the extent that any Third Party Source Code or any third party object-code is made available to Licensee as part of Released Code, Licensee agrees to comply with all additional contractual restrictions and contractual terms and conditions which apply to such Third Party Source Code or third party object-code (as required by the respective third party), provided PalmSource has given written notice to Licensee of the additional contractual restrictions, terms and conditions which apply and Licensee has agreed in writing to comply with such restrictions, term and conditions. If Licensee does not agree to comply with such restrictions, terms and conditions, PalmSource shall be under no obligation to provide that particular item of Third Party Source Code or third party object-code. If PalmSource fails to ask Licensee to comply with such restrictions, terms and conditions, PalmSource may subsequently require the return of any such items if they have been previously provided. Licensee shall return such Third Party Source Code and third party object-code upon the reasonable request of PalmSource or as may otherwise be required by the respective third party. PalmSource shall not invoke the provisions of this Section in bad faith.

3.5 Method of Delivery. PalmSource may, in its sole discretion, make deliveries via secure FTP site or other reasonable electronic transmission. The parties will reasonably cooperate to select a method of delivery that will avoid or otherwise minimize taxes and other expenses incurred by the parties.

4. Licensee Products

4.1 Product Specification. Licensee shall provide to PalmSource a written, detailed product specification for each Licensee Product released by Licensee after the Original Execution Date, prior to receiving any development support and training services (as described in Section 8 (Support and Training) below) to facilitate development support. Subject to the exceptions set forth in Section 13.2 (Exceptions to Confidential Information) below, such specification shall be deemed Confidential Information of Licensee for purposes of this Agreement, regardless of whether or not it is so marked. Licensee shall use its reasonable commercial efforts to mark such materials as confidential.

4.2 Additional Products. The terms of this Agreement apply only to the Licensee Products specifically described in Exhibit D (Licensee Products, Royalties and Fees). Licensee may add new Licensee Products to the list in Section I(A) of Exhibit D (Licensee Products, Royalties and Fees) upon prior written notice to PalmSource, provided that PalmSource may require additional Maintenance and Support Fees and Development and Training Fees (as defined under Section 5.2(b) (Ongoing Obligation)) to be paid which reasonably reflect the increased support, maintenance, development and training resources that would be required from PalmSource.

5. Royalties, Fees, and Reports

5.1 Royalties.

(a) First Quarter. Licensee shall pay to PalmSource Royalties for the period commencing on December 3, 2001, and ending on February 28, 2002 (the “First Quarter”). The Royalties shall be calculated as set forth in Section 5.1(b) (Ongoing Obligation) and Exhibit D (Licensee Products, Royalties and Fees). Such Royalties shall be paid as set forth in Section 6.1 (Payment) within forty five (45) days after the end of the First Quarter. In addition, Licensee shall make a one time capital contribution equal to the royalty amount that would have been due on revenues for the period commencing on September 2, 2001, and ending on December 2, 2001, had this Agreement been effective during such period. The parties hereby agree and acknowledge that such capital contribution calculated as set forth in Section 5.1(b) (Ongoing Obligation) and Exhibit D (Licensee Products, Royalties and Fees) equals $11,118,000 and shall be payable within the First Quarter. The parties acknowledge that Licensee’s obligation to pay the capital contribution described in the previous sentence has been satisfied.

(b) Ongoing Obligation. Licensee shall pay to PalmSource the applicable royalties specified in Exhibit D (Licensee Products, Royalties and Fees) (“Royalties”) for: (a) each (i) Licensee Product sold or distributed by Licensee containing all or any portion of a PS Licensed Product, and (ii) any Stand-alone Product, and (b) for source code access as set forth in Section II(E) of Exhibit D (Source Code License Royalty). Such Royalties shall be non-refundable. If there is any adjustment in Net Revenue or Net New-Release Revenue after the respective Royalties have been paid, the adjustment shall be reflected in the next periodic Royalty payment and, except for the Royalties payable for the last quarter during the term of this Agreement, shall not result in any refund or payment by PalmSource to Licensee. Licensee shall pay to PalmSource at least the minimum annual amount required in Section II(A)(1)(b) of Exhibit D (Licensee Products, Royalties and Fees) for each Contract Year (“Minimum Annual Payment”). If Licensee fails to do so and does not cure such failure, PalmSource may elect to terminate this Agreement pursuant to the provisions of Section 16.3 (Right to Terminate) and Licensee will remain obligated to pay such amount to the extent set forth in Section 16 (Term and Termination) below. Each Minimum Annual Payment will be deemed a non-refundable payment by Licensee of Royalties due under this Agreement for the applicable Contract Year. Such Minimum Annual Payment shall not be credited, offset or deducted against any other Royalties or any other payments or amounts owed by one party to the other party under this Agreement or otherwise.

5.2 Maintenance and Support Fees.

(a) First Quarter. Licensee shall pay to PalmSource the maintenance and support fees and the development support services fees as specified in Section 5.2(b) (Ongoing Obligation) and Exhibit D (Licensee Products, Royalties and Fees) for the First Quarter. Such fees shall be due and payable within forty five (45) days after the end of the First Quarter.

(b) Ongoing Obligation.

(i) Except to the extent otherwise set forth in subsections (ii), (iii) and (iv) below, Licensee shall pay to PalmSource fees as specified in Exhibit D (Licensee Products, Royalties and Fees) for maintenance and technical support of the PS Licensed Products and Stand-alone Products made available by PalmSource to Licensee pursuant to Sections 7 (Update, Upgrades, New Versions, Additional Components and APIs) and 8 (Support and Training) (the “Maintenance and Support Fees”) and for development support and training services made available by PalmSource to Licensee pursuant to Section 8 (Support and Training) (the “Development and Training Fees”). Such fees shall be non-refundable and shall be due and payable by Licensee to PalmSource as set forth in Exhibit D (Licensee Products, Royalties and Fees), regardless of whether Licensee collects payments for the Licensee Products or their maintenance and support from Licensee’s customers.

(ii) With respect to the PS Additional Applications, Licensee may elect to discontinue such fees after the first Contract Year, provided that Licensee notifies PalmSource at least thirty (30) days prior to the start of the respective Contract Year, Licensee stops shipping all versions of the respective PS Additional Application, and Licensee agrees in writing that PalmSource shall have no further obligation to license, or provide any support and maintenance services for, the respective PS Additional Application and waives PalmSource’s corresponding obligations under this Agreement.

(iii) With respect to the PS Product Software, Licensee may reduce such fees after the first Contract Year as set forth in Section III(A) of Exhibit D, provided that Licensee notifies PalmSource at least thirty (30) days prior to the start of the respective Contract Year, Licensee discontinues all development of new Licensee Products, and Licensee agrees in writing that PalmSource shall have no further obligation to license, or provide any development support services for, any new Licensee Products and waives PalmSource’s corresponding obligations under this Agreement.

(iv) With respect to PS Product Software, Licensee may elect to discontinue such fees after the first Contract Year, provided that Licensee notifies PalmSource at least thirty (30) days prior to the start of the respective Contract Year, Licensee stops shipping all Licensee Products and all versions of the respective PS Product Software, and Licensee agrees in writing that PalmSource shall have no further obligation to license, or provide any support and maintenance services for, the respective PS Product Software and waives PalmSource’s corresponding obligations under this Agreement.

5.3 Financial Reports. Licensee shall keep adequate records to verify all reports and payments to be made to PalmSource pursuant to this Agreement for a period of three (3) years following the date of such reports and payments. PalmSource shall have the right to select an independent certified public accountant mutually agreeable to the parties to inspect no more frequently than semiannually the records of Licensee on reasonable notice and during regular business hours to verify the reports and payments required hereunder. If such inspection should disclose any underreporting, Licensee shall pay PalmSource such amount within forty-five (45) days of the conclusion of such inspection. The entire cost of such inspection shall be borne by PalmSource; provided, however, that if Licensee is determined by such inspection to have underpaid by five percent (5%) or more with respect to the products and periods of time covered by such audit, then the cost of such audit shall be borne by Licensee.

5.4 Forecasts. Beginning in the first quarter that Licensee first commercially ships any Licensee Product and quarterly thereafter during the term of this Agreement, Licensee shall provide PalmSource, at least fifteen (15) days prior to the end of each quarter, with a non-binding six (6) month rolling forecast of sales for each Licensee Product family. When a Licensee Product is added to Exhibit D (Licensee Products, Royalties and Fees), Licensee will list the PS Licensed Product on each SKU, but will not be required to make forecasts on a SKU-by-SKU basis. In addition, Licensee will include a forecast of Stand-alone Products and breakdowns for each PS Licensed Product to the extent such information is reasonably available to Licensee. Licensee shall use its reasonable commercial efforts to make such forecasts accurate within a range of plus or minus ten percent (10%). In addition, Licensee will provide PalmSource, at least fifteen (15) days prior to the end of each quarter, with a non-binding estimate of number of units of Licensee Products that will be sold in each of the two (2) quarters beyond the rolling six (6) month forecast.

6. Payment Terms

6.1 Payment. Payments and statements shall be sent to PalmSource according to the following terms:

(a) Royalties. Royalties shall accrue upon shipment to a customer of Licensee Products or Stand-alone Products, as applicable, by Licensee and shall be payable in United States Dollars within forty-five (45) days after the end of each fiscal quarter (commencing at the beginning of December, March, June and September of each Contract Year), including without limitation the First Quarter. PalmSource shall be entitled to recover judgment interest on any unpaid principal balance from the date due until the date paid at the lesser of ten percent (10%) per year or the maximum rate permitted by law.

(b) Statements. Payments shall be accompanied by a statement that provides a breakdown by: (i) Maintenance and Support Fees, (ii) Development and Training Fees, or (iii) Royalties. Royalty payments shall be accompanied by a statement signed by an authorized representative of Licensee that shows the number of units shipped of each Licensee Product and each Stand-alone Product (other than PS MultiMail Deluxe Software) during the relevant period for which a Royalty is due, broken down by product type (as described below) and geographical regions separated by North America (excluding the United States), Central America and South America, EMEA (Europe, Middle East and Africa), Asia Pacific (excluding Japan) and Japan, to the extent the above geographical breakdown is reasonably available to Licensee. While the Omega Browser license is in effect, Licensee’s statement shall also show the number of units shipped of Omega Browser software (even if zero). In addition, within twenty (20) days after the end of each calendar month, Licensee shall submit a non-binding report to PalmSource showing the total Net Revenue and Net New Release Revenue for such month. Licensee agrees to use commercially reasonable efforts to provide accurate monthly reports based on the best information available to Licensee. Licensee also agrees to inform PalmSource of the particular items of PS Licensed Product and Omega Browser included in each product type. Licensee shall update this information from time to time so that PalmSource has the accurate product type information at the time each Royalty Statement is provided sufficient to identify which PS Licensed Products were included on the respective product.

(c) Payment. All Royalties generated by Licensee in the continents of North and South America and in Japan shall be paid by Palm, Inc. to PalmSource, Inc. at the address set forth at the beginning of this Agreement or such other address as PalmSource may designate in writing. For so long as Palm Ireland remains a Wholly Owned Subsidiary of Palm, Inc., all Royalties generated by Licensee outside the continents of North and South America and Japan shall be paid by Palm Ireland to PalmSource Cayman, in accordance with PalmSource Cayman’s prior written instructions. If Palm Ireland does not remain a Wholly Owned Subsidiary of Palm, Inc., then, unless otherwise agreed by the parties in writing, all Royalties generated by Licensee outside the continents of North and South America and Japan shall be paid by Palm, Inc. to PalmSource Cayman, in accordance with PalmSource Cayman’s prior written instructions. All Maintenance and Support Fees and Development and Training Fees shall be paid by Palm, Inc. to PalmSource, Inc.

6.2 Royalty-Free Units of Licensee Products. Licensee shall have the right to manufacture and distribute up to one thousand five hundred (1,500) units in total of each Licensee Product, provided that it does not receive any revenue therefrom, for the following purposes without incurring a Royalty obligation to PalmSource: (a) units for internal or external testing; (b) units with limited functionality for reseller point of purchase and demonstration; (c) units provided to PalmSource; (d) units used internally by employees or contractors of Licensee; and (e) units given to press and analysts. If Licensee requires additional units for testing, PalmSource will consider adjustments on a case-by-case basis as reasonably required under the circumstances at that time. In addition, Licensee will provide PalmSource with no less than fifteen (15) royalty free units of each Licensee Product for quality assurance, development and technical support, compatibility testing, and marketing and will not incur a Royalty obligation to PalmSource for such units. Unless otherwise agreed in writing by PalmSource, any additional units shipped without revenue by Licensee shall be subject to Royalties as set forth in Section II(C) of Exhibit D (Licensee Products, Royalties and Fees).

6.3 Most Favored Licensee. Licensee’s rights under this Section 6.3 are conditioned upon, and shall only continue for so long as, Licensee pays to PalmSource the Minimum Annual Payments set forth in Section II (A)(1) of Exhibit D (Licensee Products, Royalties and Fees) for each Contract Year. In no event shall any pricing or other terms made available to Licensee under this Section 6.3 be construed as relieving Licensee from its obligations to make such Minimum Annual Payments.

(a) If PalmSource grants a most favored licensee clause to any other licensee under substantially similar terms and conditions as Licensee, Licensee shall have the option to amend this Agreement to add such most favored licensee clause, but only for the term of such other licensee’s most favored licensee clause (or earlier termination or expiration of the term of this Agreement), provided that Licensee shall not be entitled to the most favored licensee clause without accepting any less favorable material terms that may be in such agreement and that Licensee shall remain obligated to make the Minimum Annual Payments under Section II(A)(1) of Exhibit D (Licensee Products, Royalties and Fees). This Section 6.3(a) applies only to new agreements entered into by PalmSource after the Amendment Execution Date and amendments and renewals of existing agreements after the Amendment Execution Date where PalmSource does not have any obligation to consent to such amendment or renewal.

(b) PalmSource shall keep adequate records to verify its obligations under this Section 6.3 for a period of three (3) years following the date of such records. Licensee shall have the right to select an independent certified public accountant mutually agreeable to the parties to inspect no more frequently than semiannually such records of PalmSource on reasonable notice and during regular business hours to verify compliance with this Section 6.3. The entire cost of such inspection shall be borne by Licensee; provided, however, that if PalmSource is determined by such inspection to have materially failed to comply with this Section 6.3, then the cost of such audit shall be borne by PalmSource.

6.4 Taxes.

(a) Tax Liability. In addition to any other payments due under this Agreement, Licensee agrees to pay, or indemnify, and hold PalmSource harmless from, any sales, use, excise, import or export, value added or similar tax or duty, or any other tax not based on PalmSource’s net income, and any governmental permit and license fees, customs fees and similar fees levied upon delivery of the deliverables and/or services hereunder which PalmSource may incur in respect of this Agreement.

(b) Withholding Tax. If applicable law requires Licensee to withhold any income taxes levied on payments to be made pursuant to this Agreement (“Withholding Tax”), Licensee shall take advantage of the lowest Withholding Tax provided for either by the applicable tax treaty then in force or under the local law and shall be entitled to deduct such Withholding Tax from the payments due to PalmSource hereunder. Licensee shall promptly effect payment of the Withholding Tax to the appropriate tax authorities and shall transmit to PalmSource within ten (10) business days of such payment official tax receipts or other evidence issued by the appropriate tax authorities sufficient to enable PalmSource to support a claim for income tax credits in the United States. Licensee further agrees to assist PalmSource, upon PalmSource’s request and at PalmSource’s expense, if PalmSource contests, by appropriate legal or administrative proceedings, the validity or amount of the Withholding Tax. If PalmSource does not receive official tax receipts or such other evidence within thirty (30) days of payment, PalmSource shall have the right to invoice Licensee for, and Licensee shall promptly pay, such Withholding Tax.

7. Update, Upgrades, New Versions, Additional Components and APIs

7.1 Updates, Upgrades and New Versions. Provided that Licensee has paid PalmSource the Maintenance and Support Fees for the PS OS Software and each of the other respective PS Licensed Products which have annual Maintenance and Support Fees as set forth in Exhibit D (Licensee Products, Royalties and Fees) (other than PS MultiMail Deluxe Software and PS E-Reader), during the term of this Agreement PalmSource shall deliver to Licensee: (a) all Updates, Upgrades and New Versions to the PS OS Software within thirty (30) days after PalmSource’s production releases thereof, at substantially the same time that PalmSource provides them to any other licensee of the PS OS Software; and (b) all Updates, Upgrades and New Versions to the other respective PS Licensed Products that have annual Maintenance and Support Fees in Exhibit D (Licensee Products, Royalties and Fees) (other than to the PS OS Software, PS MultiMail Deluxe Software, Rio Unsupported Fixes, PS Q Browser Software, and PS E-Reader) and PS Materials within thirty (30) days after PalmSource’s production releases thereof, at substantially the same time that it provides them to any other licensee of the respective PS Licensed Product. Upon delivery of such Updates, Upgrades and New Versions to Licensee, the licenses granted to Licensee pursuant to Section 2 (Licenses) above shall be deemed to include such Updates, Upgrades and New Versions, as applicable. PalmSource may, but shall not be required to, provide any Updates, Upgrades and New Versions of the PS MultiMail Deluxe Software, Rio Unsupported Fixes, Graffiti 2 Software, PS Q Browser Software or associated PS Materials under this Agreement. Updates to PS E-Reader will be included under this Section 7.1. Upgrades and New Versions of PS E-Reader will also be included to the extent that PalmSource commercially releases them to the general licensee community free of charge. Upgrades and New Versions of PS E-Reader made available by PalmSource for an additional charge will not be included unless otherwise mutually agreed in writing.

7.2 Enhancements, Additional Components and New Products.

(a) Licensee acknowledges that during the term of this Agreement, in addition to Updates, Upgrades and New Versions, PalmSource expects to release separate modules, additional components, and other elements, designed for use with the PS Licensed Products, but which are not included in the PS Licensed Products, for which PalmSource may elect to require that licensees (including Licensee) pay separate consideration and enter into separate agreements or amendments in order to have any rights to such modules, components or other elements.

(b) If PalmSource makes a new software product (i.e., a product which is not an Update, Upgrade, or New Version of any PS Licensed Product already included under this Agreement) generally available on its price list which is a PalmSource software application or operating system for handheld/mobile computing or communications devices (excluding separate products and product lines of any third party that acquires or merges with PalmSource), PalmSource will make the new product available to Licensee either under this Agreement or a separate license agreement agreed to between the parties. The terms that apply to such new product will be mutually agreed and the license to Licensee will only take effect upon the execution of a signed written amendment to this Agreement or a separate signed written agreement. However, for a period of one hundred eighty (180) days after PalmSource first makes such new product available to Licensee, PalmSource will agree to make a license agreement or amendment available for the new product on pricing terms no less favorable than those that have been granted to any other licensee of the respective product at similar volumes and under similar terms and conditions, provided that (i) PalmSource may condition such pricing terms on the acceptance of other material terms and conditions of the other licensee’s agreement (including less favorable terms and conditions), and (ii) the obligation of PalmSource to offer such pricing terms is expressly conditioned upon, and will remain in effect only so long as, Licensee has paid to PalmSource the Minimum Annual Payment set forth in Section II(A)(1)(b) of Exhibit D (Licensee Products, Royalties and Fees) for each Contract Year.

7.3 APIs. The parties acknowledge and agree that the purpose of this Section 7.3 is to promote and encourage standardized APIs for the PS Licensed Products in order to (i) assist the developer community by reducing the time, effort and cost involved in developing applications compatible with products incorporating the PS Licensed Products, (ii) provide a rich suite of interoperable applications to the end user community, and (iii) provide data compatibility between products incorporating the PS Licensed Products.

(a) Notification. Licensee will notify PalmSource on a monthly basis of any modifications or extensions to the APIs to which it is committing engineering or other resources to researching and/or developing (“New APIs”), setting forth the general nature of the proposed New API, including area of functionality. New APIs include, without limitation, filters or abstraction layers which change the function calls or parameters provided to the API across multiple applications in a manner that would cause them to be incompatible with the unmodified PalmSource API.

(b) Technical Briefing/Collaboration. The parties agree to meet to discuss in detail the function and general manner of operation of each New API referred to in subsection

(a) above on a monthly basis, and any substantially similar API that PalmSource may be researching and/or developing in the same area of functionality, if any. The parties agree to discuss in good faith the release of a uniform API, either (i) by way of PalmSource developing such API and including it in the respective PS Licensed Product, or licensing such API from, or co-developing the API with, Licensee on terms to be agreed upon by the parties, including, without limitation, the parties respective intellectual property rights in such APIs and responsibilities for costs, support and maintenance, or (ii) otherwise as mutually agreed. This Section 7.3 shall not be construed as granting to PalmSource any license to any New API developed by Licensee, except as set forth in Section 7.3(c) (Delivery of API Definition) or as may be agreed by the parties in writing. Notwithstanding the foregoing, Licensee shall not be required to obtain PalmSource’s approval prior to the release of any New API, subject to Section 2.3 (Compatibility and Trademark License) above.

(c) Delivery of API Definition. Promptly upon completion of a New API, Licensee will deliver the specification for such New API to PalmSource (the “New API Specification”). Licensee hereby grants to PalmSource a worldwide, royalty-free, irrevocable, non-exclusive, fully paid license to use the New API Specification for purposes of integrating the API Specification into the Test Criteria. This Section 7.3 shall not be construed as granting PalmSource any other license to the New API and it is understood that the New API Specification may be subject to confidentiality obligations under Section 13 (Confidentiality).

(d) Support of PalmSource API. If Licensee releases a New API and PalmSource later releases an API in the same functional area and Licensee uses the PS Licensed Products which support such API as set forth in Section 7.4 (New Versions) below, Licensee shall support PalmSource’s API in any such Licensee Product developed after the date PalmSource released its API, provided that such Licensee Product receives Compatibility Certification pursuant to Section 2.3 (Compatibility and Trademark License) above.

7.4 New Versions.

(a) Licensee Response to Requirements Document. Licensee shall provide PalmSource with written notice within thirty (30) calendar days of Licensee’s receipt of PalmSource’s product requirements document for each New Version, setting forth in reasonably sufficient detail Licensee’s initial reaction to the proposed New Version. If in such notice, or at a later date, Licensee informs PalmSource that it does not plan to initially use the New Version, the parties will promptly meet and discuss the New Version and Licensee’s rationale for not wanting to initially use it with Licensee Products.

(b) Licensee Use of a New Version. Unless Licensee has a material and commercially reasonable justification for not using a New Version, Licensee agrees to use such New Version for (i) each Licensee Product where development of that product commenced after Licensee’s receipt of the beta release of the New Version from PalmSource (the “Release Date”), and (ii) for each Licensee Product where development of that product commenced before the Release Date from PalmSource if Licensee upgrades the ROM on the Licensee Product for any purpose other than a bug fix, work around, or patch to correct any reproducible error after the Release Date. Notwithstanding the foregoing, Licensee will not distribute product containing older versions of the Palm OS if it has been more than twelve (12) months since PalmSource notified

Licensee in writing of its intent to discontinue support of that version of the PS OS Software, which notice shall not be effective until: (i) twelve (12) months after PalmSource’s technical support obligations lapse for that version as described in Section 8.4(b) below, or (ii) twelve (12) months after PalmSource provides written notice, whichever is later.

8. Support and Training

8.1 Development Support and Training. PalmSource shall provide Licensee development support and training services in accordance with the terms set forth in Exhibit E (Development and Training Services). Additional PalmSource professional services may be made available in accordance with the procedures set forth in Exhibit K (Professional Services) as may be mutually agreed.

8.2 Custom Engineering. For engineering work that Licensee may require from a third party with respect to the Licensee Products, beyond the standard development support provided by PalmSource pursuant to Section 8.1 (Development Support and Training) above, Licensee agrees to consider in good faith soliciting a bid for such engineering work from PalmSource. PalmSource would provide such engineering work only upon terms and conditions mutually agreeable to the parties.

8.3 Post Development Support. PalmSource shall provide Licensee with technical support in accordance with Exhibit F (Post Development Support). During the term of this Agreement, PalmSource shall permit Licensee to create hyperlinks to the PalmSource website and to display certain PalmSource end user materials on Licensee’s website for customer support purposes, subject to PalmSource’s prior approval of each proposed use. PalmSource will not be obligated to provide direct support of any kind to Licensee’s customers or end users pursuant to this Agreement. Licensee will provide sufficient information and/or training regarding the Licensee Products to PalmSource’s Designated Support Personnel to enable PalmSource to properly assist Licensee in resolving problems. If additional technical support is required for certain potential customers of Licensee (such as potential enterprise customers), Licensee and PalmSource will negotiate in good faith to establish additional support terms for such customers. No additional support terms shall take effect unless set forth in a separate, signed written agreement between PalmSource and Licensee. Licensee shall not enter into any customer support agreements requiring additional support terms on the part of PalmSource unless and until separately agreed in writing by PalmSource.

8.4 Termination of Support for Old Version of PS Licensed Products.

(a) Development Support. PalmSource’s technical support obligations under Section 8.1 (Development Support and Training) shall terminate within twelve (12) consecutive months after the release of a New Version, Upgrade or Update with respect to the prior version of the applicable PS Licensed Product. For example (i) upon the release of PS Product Software 5.0, PalmSource will cease providing development support for PS Product Software 4.0 within twelve (12) months, and (ii) upon the release of PS Product Software 4.1, PalmSource will cease providing development support of PS Product Software 4.0 within twelve (12) months.

(b) Post Development Support. PalmSource’s technical support obligations under Section 8.3 (Post Development Support) shall terminate within eighteen (18) consecutive months after the release of a New Version, Upgrade or Update with respect to the prior version of the applicable PS Licensed Product. For example (i) upon the release of PS Product Software 5.0, PalmSource will cease providing post development support for the PS Product Software 4.0 within eighteen (18) months, and (ii) upon the release of PS Product Software 4.1, PalmSource will cease providing post development support of the PS Product Software 4.0 within eighteen (18) months. This period shall be extended to twenty four (24) months after the initial release of a New Version of the PS Product Software ported for ARM Processors, but only for Licensee Products on Licensee’s current roadmap which use the Motorola Dragonball family of processors and only with respect to the most recent version of the PS Product Software supporting such processors at the time the ARM version is released.

(c) Extended Post-Development Support. Upon Licensee’s request, PalmSource shall continue to provide post development support under Section 8.3 (Post Development Support) (but not development support) for agreed products at an additional charge for such longer period of time as may be agreed upon by the parties in writing. PalmSource will make extensions of such post development support available on pricing terms which are no less favorable to Licensee than those granted to other licensees of the same PS Licensed Products at similar volumes and resource requirements and under similar terms and conditions.

8.5 Exclusions. PalmSource shall have no obligation to provide Licensee with any development support, technical support or maintenance of any kind at any time with respect to (i) the PS Source Code or PS Source Code Documentation, (ii) the integration of any PS Licensed Product with any Licensee Products beyond that provided in Section 8.1 (Development Support and Training), (iii) any custom development work for Licensee or any Licensee Products, (iv) any modifications to any PS Licensed Product (other than by or for PalmSource which are provided to Licensee as part of maintenance or as part of a commercially released Update, Upgrade or New Version), (v) the PS MultiMail Deluxe Software or any other PS Licensed Product where annual support and maintenance fees are not paid under Exhibit D (Licensee Products, Royalties and Fees), or (vi) the PS Q Browser Software and PS Bluetooth I Software.

9. Marketing and Publicity; Relationship Managers

9.1 Marketing. The parties agree to work together to identify areas where joint marketing efforts would benefit both parties, and upon mutual written agreement, the parties shall implement such efforts. If the parties have not agreed in writing to a joint marketing plan within ninety (90) days after the Original Execution Date, then (a) each party will provide the other with a list of its major trade shows, conferences, and press events planned for the period beginning on initial Licensee Product announcement and ending six (6) months thereafter, and (b) Licensee will not have access to any other PalmSource marketing activities, including without limitation any developer marketing or platform advertising. In addition, during the term of this Agreement, Licensee agrees to provide marketing for PS E-Reader and related titles made available by PalmSource in accordance with Exhibit L (Marketing for E-Reader and Related Titles), unless PalmSource ceases to make the PS E-Reader commercially available.

9.2 Publicity. Neither party shall disclose the terms of this Agreement to any third party, other than its financial or legal advisors, or make any announcements regarding the nature of the relationship between the parties without the prior approval of the other party, except that a party may disclose the terms of this Agreement where required by law, provided that such party uses reasonable effort to obtain confidential treatment or similar protection to the fullest extent available to avoid public disclosure of the terms of this Agreement. A party required by law to make disclosure of the terms of this Agreement will promptly notify the other party and permit the other party to review and participate in the application process seeking confidential treatment. The parties agree to engage in appropriate press and analyst communications regarding their relationship under this Agreement. Notwithstanding the foregoing terms of this Section 9.2, once such press release has been issued, Licensee acknowledges that PalmSource may desire to use Licensee’s name and/or logo in press releases, product brochures, advertising and marketing materials, and financial reports indicating that License is a licensee of the PS OS Software and Licensee hereby grants to PalmSource a non-exclusive, royalty-free, worldwide right to use its name and/or logo in such a manner solely for such purpose.

9.3 Branding. In accordance with Section 2.3(d) (Trademark License), Licensee will use the PS Compatibility Trademarks in conjunction with the distribution of the Licensee Products during the term of this Agreement. Licensee shall incorporate the PS Compatibility Trademarks on all Licensee Products (including, at least the use of the PS Compatibility Trademark logo on the front or back of each Licensee Product), splash screens associated with the Licensee Products, packaging for the Licensee Products, documentation for the Licensee Products and, where reasonable under the circumstances, advertising, promotional and other collateral printed materials for the Licensee Products. In addition, Licensee shall use the splash screen provided by PalmSource in all Licensee Products. During the term of this Agreement, PalmSource agrees that Licensee shall not be required to brand splash screens, dialog boxes, or collateral in a manner that is materially more extensive than the branding under PalmSource’s current branding practices as of the Effective Date.

9.4 Developer Support. The parties shall provide third party developer support and participate in developer programs as set forth in Exhibit H (Developer Programs). In order to enable PalmSource to support Licensee’s registered developers in their development activities on the PalmSource OS platform, Licensee will cooperate with PalmSource in order to register such developers with PalmSource as well. Licensee will offer PalmSource sponsorship opportunities at Licensee developer conferences at terms to be negotiated by the parties, provided that such sponsorship opportunities will be no less favorable than the sponsorship opportunities offered by Licensee to any other licensor or technology partner of Licensee.

9.5 Customer Data.

(a) During the term of this Agreement Licensee shall permit PalmSource, on a monthly basis, to include in Licensee’s InSync Online database and newsletter or a successor newsletter or mailing sent to Licensee’s entire customer database (other than those customers who have opted out of such mailing or newsletter) an insert containing marketing, promotional and other PalmSource content, including updates and recent developments relating to PalmSource and a button or link allowing each such customer with the opportunity to access and register with PalmSource’s designated sites. PalmSource shall propose the text of such insert for Licensee’s approval, which shall not be unreasonably withheld, provided that such text does not market or promote competing handheld or mobile devices from other licensees of PalmSource. PalmSource shall reasonably mark or otherwise track customer data it receives through such email. PalmSource shall have the right to use such data solely for its own marketing and promotional purposes, including product offerings and promotions, newsletters, links to its web site, or other marketing materials, and in compliance with Licensee’s applicable privacy policy, provided that PalmSource will not use such data to market or promote competing handheld or mobile devices from other licensees of PalmSource.

(b) If Licensee believes in good faith that PalmSource is using customer data obtained pursuant to subsection (a) above to market or promote competing handheld or mobile devices or otherwise in violation of the limitations specified in subsections (a) above, Licensee shall have the right to select an independent certified public accountant mutually agreeable to the parties to inspect no more frequently than semiannually the relevant records of PalmSource on reasonable notice and during regular business hours to verify compliance with this Section 9.5. The entire cost of such inspection shall be borne by Licensee; provided, however, that if PalmSource is determined by such inspection to have materially failed to comply with this Section 9.5, then the cost of such audit shall be borne by PalmSource.

9.6 Customer Technology Briefings. During the term of this Agreement, Licensee and PalmSource will meet at least once per calendar quarter to discuss technology roadmaps, product development updates, and to identify and explore additional technologies and products that the parties may, by mutual written agreement of both PalmSource and Licensee, add to this Agreement. PalmSource will use reasonable efforts to make such meetings available to Licensee not materially later than similar customer briefings with other licensees of similar strategic importance. The foregoing sentence shall not apply to meetings or the exchange of information as part of any joint development arrangement or other relationship which extends beyond the scope of a standard customer briefing.

9.7 Relationship Managers. Within ten (10) days after the Amendment Execution Date and all times thereafter during the term of this Agreement, both PalmSource and Licensee shall appoint a senior level employee as its respective relationship manager (each, a “Relationship Manager”) to facilitate the relationship between the parties under this Agreement and the Strategic Collaboration Agreement. Without limitation, the Relationship Managers shall oversee, review and coordinate the progress and implementation of the mutually agreed co-development plan under the Strategic Collaboration Agreement and Licensee’s receipt of selected modules of source code under the Source Code Attachments. The responsibilities of PalmSource’s Relationship Manager will include acting as an advocate within PalmSource for matters concerning Licensee. The parties acknowledge, however, that the Relationship Manager may not have the authority to decide a specific matter for PalmSource. The parties will cooperate in good faith to create a mechanism whereby Licensee has input into the bonuses to be paid to PalmSource’s Relationship Manager. Either party may change its Relationship Manager at any time upon written notice. The Relationship Managers shall meet periodically during the term of this Agreement, at such times to be agreed upon by the parties from time to time, but no less frequently than once each month.

10. Proprietary Rights

10.1 Title. Licensee acknowledges that the PS Licensed Products, Omega Browser, PS SDK, PS Development Environment and PS Materials are considered by PalmSource to be valuable trade secrets of PalmSource or its suppliers. PalmSource or its suppliers shall be the sole and exclusive owner of the PS Licensed Products, Omega Browser, PS SDK, PS Development Environment and PS Materials. Subject always to PalmSource’s ownership of the PS Licensed Products, Omega Browser, PS SDK, PS Development Environment, PS Materials and Licensee Modifications under Section 10.5 (PalmSource Source Materials), Licensee shall be the sole and exclusive owner of the Licensee Products and Licensee Software. Subject to the foregoing, applications for the Licensee Products shall belong solely and exclusively to the party developing such applications. Except as otherwise expressly set forth in the Trademark Agreements or in this Agreement, Licensee acknowledges that, as between the parties, PalmSource owns or holds exclusively all trademark rights in the PS Compatibility Trademarks. Licensee agrees to do nothing inconsistent with such ownership or exclusive rights. Except as otherwise expressly set forth in the Trademark Agreements, all use of the PS Compatibility Trademarks by Licensee shall inure to the benefit of, and be on behalf of, PalmSource or its licensor as applicable.

10.2 Proprietary Rights Notices. Licensee agrees that it will not remove, alter or otherwise obscure any proprietary rights notices appearing in the PS Licensed Products, Omega Browser, PS SDK, PS Development Environment and PS Materials. Further, Licensee agrees that it will cause to appear on the container or label for each unit of the Licensee Products manufactured hereunder appropriate patent and copyright notices and proprietary data legends as contained in the PS Licensed Products, Omega Browser, PS SDK, PS Development Environment and PS Materials delivered by PalmSource or as otherwise reasonably required by PalmSource.

10.3 U.S. Government Restricted Rights Legend. All PalmSource technical data and computer software provided under this Agreement is commercial in nature and developed solely at private expense. Software is delivered as Commercial Computer Software as defined in DFARS 252.227-7014 (June 1995) or as a commercial item as defined in FAR 2.101(a) and as such is provided with only such rights as are provided in PalmSource’s standard commercial license for such software. Technical data is provided with limited rights only as provided in DFARS 252.227-7015 (Nov. 1995) or FAR 52.227-14 (June 1987), whichever is applicable. Licensee will: (a) identify and license the software developed by Licensee hereunder in all proposals and agreements with the United States Government or any contractor therefor; and (b) legend or mark such software provided pursuant to any agreement with the United States Government or any contractor therefor in a form sufficient to obtain for PalmSource and its suppliers the protection intended by this Section 10.3. Licensee agrees not to remove or deface any portion of any legend on any software or documentation delivered to it under this Agreement.

10.4 End-User Licensing. Licensee agrees that each copy of the software distributed by Licensee hereunder will be accompanied by a copy of Licensee’s standard end user software license; provided, however, that the terms of such license will be drafted so as to apply to the PS Licensed Products and Omega Browser and shall be at least as protective of the PS Licensed Products as: (i) the terms and conditions Licensee uses for its own software products; (ii) the minimum terms and conditions set forth in Exhibit G (Minimum Terms and Conditions of End User License); and

(iii) the terms and conditions governing this Agreement. Licensee agrees to include in such terms and conditions for use outside of the United States any country-specific provisions needed to comply with the foregoing, and agrees to enforce the terms and conditions applicable to the PS Licensed Products contained in such license.

10.5 PalmSource Source Materials. Licensee acknowledges that Source Materials are valuable trade secrets and Confidential Information of PalmSource. PalmSource shall be the sole and exclusive owner of the Source Materials. Licensee agrees that it will not remove, alter or otherwise obscure any proprietary rights notices appearing in Source Materials. Further, except as otherwise expressly set forth in this Section 10.5 and in Section 10.7 (Exception for PS MultiMail Deluxe Modifications), PalmSource shall own all right, title and interest in and to all Derivative Works and discrete modifications to the Source Materials made by or for Licensee, including without limitation all Modifications authorized under Section 2.9(b), and all OS Developments made by or for Licensee (together with Derivative Works, the “Licensee Modifications”), and shall be permitted, in its sole discretion, to use and license such Licensee Modifications for any and all purposes whatsoever and to take all reasonable and necessary steps to protect all intellectual property rights embodied in such Licensee Modifications. Licensee hereby irrevocably transfers, conveys and assigns to PalmSource its rights in the Licensee Modifications as set forth below in Section 10.6 (Further Assurances). Licensee shall provide to PalmSource, within sixty (60) days of the end of each quarter of each Contract Year of this Agreement, complete copies of Licensee Modifications, including object code and source code, and a high-level description of the intended function or related feature created by Licensee during the preceding quarter (to the extent not already provided to PalmSource). Subject always to PalmSource’s ownership of the Source Materials and other items described above, Licensee shall retain ownership of Licensee Add-On Modules and Licensee Replacement Fragments. PalmSource acknowledges that Licensee may independently develop software products (including device applications similar to the PS Device Applications) that are not Licensee Modifications and that PalmSource does not obtain any right, title or interest in such products by reason of this Section 10.

10.6 Further Assurances.

(a) Assignment and Further Assurances. Licensee agrees to assign and does hereby expressly assign, and agrees to ensure that Licensee’s employees, agents and subcontractors assign, to PalmSource all right, title and interest worldwide in and to the Licensee Modifications, regardless of the medium, with regard to the copyright, patent, trade secret, mask work and other intellectual property rights associated therewith (including, without limitation, all adaptation, marketing, modification, patrimonial, representation, reproduction and translation rights), except for the moral right but only to the extent that it is inalienable as per Sections L.121-1 and L.121-7 of the French Intellectual Property Code (“Code de la Propriete Intellectuelle”), if such French law is applicable. In this regard, Licensee will ensure that Licensee’s employees, agents and subcontractors appropriately waive any and all claims and assign to PalmSource any and all interest, right and title in and to the Licensee Modifications, worldwide, including, without limitation, the copyright, patent and trade secret rights associated therewith (except for the limited inalienable moral right under French law as described above if such French law is applicable). During and after the term of this Agreement, Licensee will assist PalmSource in every reasonable way, at PalmSource’s expense, to defend, maintain, perfect, register and secure for PalmSource’s benefit all copyrights, patent rights, mask work rights, trade secret rights, and other proprietary rights in and to the Licensee Modifications.

(b) License Grant to Licensee. PalmSource hereby grants Licensee a royalty-free, fully-paid, irrevocable, non-terminable, perpetual, worldwide, non-exclusive license, solely under inventions and patents assigned by Licensee to PalmSource hereunder in connection with Licensee Modifications, to make, use, offer for sale, import, export, sublicense, or otherwise dispose of any of Licensee’s products and/or operate any of Licensee’s services, for any purposes, with full rights to sublicense; provided that the foregoing license shall not include any rights to Confidential Information or intellectual property of PalmSource that is not invented by Licensee and assigned to PalmSource even if incorporated into, necessary for use of, or otherwise underlying such invention or patent. With respect to patent rights based on Licensee Modifications which are assigned to PalmSource by Licensee, if Licensee desires for PalmSource to file a patent application or maintain a patent for a particular invention even though ownership has been assigned to PalmSource, Licensee may request to discuss such matter with PalmSource in good faith. In such event, PalmSource will consider Licensee’s legitimate business concerns as well as PalmSource’s own interests (which may include, without limitation, PalmSource’s interests regarding confidentiality, costs and intellectual property strategy) in deciding whether to file or maintain a patent for such invention, but shall retain final discretion over such matters.

(c) Covenant not to Assert. Licensee hereby irrevocably agrees not to Assert against PalmSource or its Subsidiaries any claim of intellectual property rights of Licensee embodied in whole or in part in: (i) the Licensee Modifications; (ii) any Licensee Replacement Fragments, other than with respect to (a) intellectual property rights of Licensee existing prior to the Effective Date (“Pre-Existing Licensee Intellectual Property”), and (b) Licensee Replacement Fragments developed solely by Licensee’s personnel who have not had access to any Source Materials; or (iii) any portions of Licensee Add-On Modules that provide adaptations and/or optimizations for interfacing with the PS Product Software or any portions that incorporate Confidential Information from PS Source Code, other than with respect to (x) Pre-Existing Licensee Intellectual Property and (y) Licensee Add-On Modules developed solely by Licensee’s personnel who have not had access to any Source Materials after the Separation Date (other than sample source code applications covered under Source Code Attachment No. 10). The foregoing covenant not to Assert shall not apply to Licensee Add-On Modules developed by Licensee where the access to source code occurred only prior to the Separation Date. Licensee further irrevocably agrees not to Assert against PalmSource or its Subsidiaries any claim based on claims of patents owned by Licensee to the extent any such claims constitute inventions that embody Confidential Information from PS Source Code (except for source code for sample source code applications covered under Source Code Attachment No. 10) or that read in whole or in part on any portions of Licensee Add-On Modules that provide adaptations or optimizations for interfacing with the PS Source Code. Licensee’s covenant not to Assert in the foregoing sentences shall only apply to (i) the development by PalmSource and its subsidiaries of software to be licensed or distributed by PalmSource or its subsidiaries, and (ii) the making, use, selling, importation, demonstration, distribution or other disposition of software products licensed or distributed by PalmSource or its subsidiaries and maintenance and support services therefor (collectively, “PalmSource Products”), whether by PalmSource, its subsidiaries or its direct and indirect customers and sublicensees, but does not apply to separate software added by third party customers or sublicensees.

10.7 Exception for PS MultiMail Deluxe Modifications. As the sole exception to Sections 10.5 (PalmSource Source Code) and 10.7 (Further Assurances), Licensee shall have the right to retain ownership of Derivative Works and discrete modifications of the PS MultiMail Deluxe Software which Licensee develops independently without use of any other PS Source Code or PS Source Code Documentation (“Retained Modifications”). Licensee shall not be required to disclose such Retained Modifications to PalmSource. If Licensee elects to disclose such Retained Modifications to PalmSource, PalmSource shall have, and Licensee hereby grants to PalmSource, a perpetual, non-terminable, worldwide, royalty-free, non-exclusive right and license to use, reproduce, create derivative works of, distribute, license and otherwise exploit such Retained Modifications for any and all purposes whatsoever.

10.8 Development of Licensee Replacement Fragments.

(a) The following steps shall be taken with respect to Licensee’s development of Licensee Replacement Fragments:

(i) Licensee is not required to notify PalmSource in advance of Licensee Replacement Fragments which are Patches supported in PalmSource’s standard third party developer software development kit for the respective version of the PS OS Software.

(ii) For all other Licensee Replacement Fragments, Licensee will notify PalmSource within five (5) days of committing engineering or other resources to researching and/or developing any Licensee Replacement Fragment with a specific description of the methods and interfaces that Licensee desires to use to create such Licensee Replacement Fragment and the functions to be provided by such Licensee Replacement Fragment.

(iii) For Licensee Replacement Fragments which are Patches to Exposed System APIs supported in PalmSource’s standard product development kit for licensees of the respective version of the PS OS Software, Licensee agrees to consider in good faith any comments or concerns provided by PalmSource regarding the Patch. However, after considering such comments and concerns, Licensee may proceed with development of the Patch.

(iv) For any other software which is not a Patch, the software shall not be considered a Licensee Replacement Fragment unless the development proposed by Licensee, and Licensee’s retained ownership rights, are approved in writing or by electronic means (i.e. email confirmation ) by PalmSource. Within ten (10) business days after its receipt of notification from Licensee pursuant to (a) hereinabove, PalmSource will notify Licensee in writing or by electronic means (i.e. email confirmation) whether it approves or objects to Licensee’s development of any such Licensee Replacement Fragment and, if it objects, to provide an explanation of the reasons for such objection and the Relationship Managers shall promptly meet and discuss in good faith a mutually acceptable resolution of the applicable development issue.

(b) PalmSource shall have the right to audit and thoroughly review the source code of such software upon request in accordance with Section 2.9(g). PalmSource acknowledges that the information related to Licensee’s notification and the source code owned by Licensee are Licensee’s Confidential Information. PalmSource retains the right in its sole discretion to develop

Object Code Fragments which may be the same or substantially similar to the Licensee Replacement Fragments. Notwithstanding anything to the contrary, the use of Licensee Replacement Fragments by Licensee remains subject to all of the Test Criteria, Compatibility Certification and other requirements set forth in this Agreement.

10.9 Request to Convert Unexposed System API into Exposed System API. If Licensee desires to have an Unexposed System API converted into an Exposed System API, Licensee will make a request to PalmSource in writing in advance prior to the time at which technological feasibility of the Object Code Module using this System API is first determined. The notification will include a specific reference to the Unexposed System API and a precise technical description of Licensee’s desired uses of such Unexposed System API. PalmSource shall respond in a timely fashion, and approval for such conversion will not be unreasonably withheld. Notwithstanding the foregoing, PalmSource may withhold approval in its sole discretion if PalmSource in good faith finds a technological-feasibility problem or compatibility problem with such proposed conversion, or suggests an alternate solution that does not require use of the Unexposed System and that accomplishes Licensee’s reasonable product roadmap objectives. If approval is granted by PalmSource, PalmSource will provide documentation and/or sample code showing the approved manner of using the System API in order to qualify as an Exposed System API. Notwithstanding anything to the contrary in this Agreement, an Unexposed System API shall not be converted into an Exposed System API unless approved in writing by PalmSource in advance.

10.10 Licensee Related Works.

(a) Disclosure. Within thirty (30) days of PalmSource’s request or within thirty (30) days after initial delivery of the OS Developments to PalmSource, whichever is earlier, Licensee shall disclose in writing to PalmSource a complete list and description of all Licensee Related Works incorporated into any OS Developments.

(b) License Grant to PalmSource. Licensee hereby grants PalmSource, a royalty-free, fully paid, irrevocable, non-terminable, perpetual, worldwide, non-exclusive license to (i) use, make and have made, modify, demonstrate, distribute, offer for sale, sell and import all or any part of PalmSource Products incorporating or based on Licensee Related Works incorporated into any OS Developments or PalmSource’s source code tree, with full rights to sublicense and have sublicensed such rights to any third party, (ii) prepare and have prepared derivative works for the purposes of developing the PalmSource Products for PalmSource based on Licensee Related Works incorporated into any OS Developments or PalmSource’s source code tree, and (iii) reproduce and have reproduced Licensee Related Works incorporated into any OS Developments or PalmSource’s source code tree for the purpose of the development and distribution of such PalmSource Products. Licensee grants PalmSource no other rights, whether by implication, estoppel, statute or otherwise, except as expressly provided in this Agreement or any co-development agreement. Further, no license or immunity is granted by Licensee either directly or by implication, estoppel or otherwise, to any third parties acquiring PalmSource Products from PalmSource for the combination thereof with other items or for use of such combination, except that combinations will be licensed to the extent that the PalmSource Products would constitute, in the absence of a license, (without regard to knowledge, intent or geographic requirements) contributory infringement or inducement of infringement with respect to such combination and to the extent of each patent claim related to such contributory infringement or inducement of infringement (“Licensed Combinations”). Notwithstanding the foregoing sentence, Licensee may, at its discretion, terminate such license for Licensed Combinations with respect to a particular licensee of the PalmSource Product if such licensee has Asserted its own patents related to the Licensed Combinations against Licensee with respect to the Licensee Products. PalmSource shall be the sole and exclusive owner of any such modifications or derivative works prepared by or on behalf of PalmSource subject to Licensee’s ownership of the Licensee Related Work.

(c) Restrictions on Licensee Related Works. Licensee shall not incorporate any Licensee Related Works into any OS Developments that infringe the copyrights or misappropriate the trade secrets of any third party or that use any intellectual property of Licensee unless Licensee has the unrestricted right to grant to PalmSource the licenses set forth in Section 10. Licensee will use at least the same level of efforts to avoid infringement of any third party patents by Licensee Modifications and Licensee Related Works incorporated into any OS Developments that it uses for development of its own products, but no less than reasonable efforts. In addition, Licensee shall not incorporate or provide any Licensee Related Works in connection with OS Developments for live versions of the source code tree as described in Appendix A without the prior written approval of PalmSource. Any items incorporated or provided for live versions of the source code tree as described in Appendix A which are not so approved by PalmSource will be deemed to be OS Developments owned by PalmSource under Section 10.5 above. Each Party will use reasonable efforts to identify areas in the source code tree where Licensee may have inadvertently incorporated Licensee Related Works into PalmSource’s source code tree. PalmSource will use reasonable efforts to notify Licensee if it becomes aware of such areas prior to release and to consider mutually agreed alternatives before deeming such items to be OS Developments owned by PalmSource. If Licensee inadvertently incorporates Licensee Related Works into PalmSource’s source code tree which are covered by Licensee’s pre-existing patents and patent applications for inventions which Licensee can demonstrate were originally developed independently of any Source Materials, then ownership of those patents and patent applications will not be automatically assigned to PalmSource under the foregoing sentence; provided, however, that those patents and patent applications shall be licensed to PalmSource for the Licensee Related Works under Section 10.10(b) for use in connection with PalmSource Products and modifications and derivatives thereof.

11. Warranty

11.1 PalmSource Warranty. PalmSource warrants that for a period of one hundred twenty (120) days after PalmSource’s delivery of a PS Licensed Product or respective Upgrade or New Version (the “Warranty Period”), the unmodified PS Licensed Products (other than the PS MultiMail Deluxe Software or a respective Upgrade or New Version) will perform substantially in accordance with the PS End-User Documentation. As Licensee’s sole and exclusive remedy for any breach of such warranty, promptly following receipt of written notice from Licensee of such defects during the Warranty Period, PalmSource shall undertake commercially reasonable efforts to correct the applicable PS Licensed Product or Upgrade or New Version, or if correction is not commercially reasonable, replace the same. If neither of the foregoing is commercially practicable, PalmSource shall have the right to terminate this Agreement as to such PS Licensed Product or Upgrade or New Version unless Licensee waives in writing its rights, and PalmSource’s obligations, under this Agreement with respect to such non-conformance, and refund to Licensee any amounts paid to

PalmSource hereunder to the extent such amounts were paid solely and expressly for the respective PS Licensed Product or Upgrade or New Version that is non-conforming and would not have otherwise been payable under this Agreement. This Section 11.1 shall not be construed as limiting Licensee’s obligation to pay fees for support and maintenance for a respective PS Licensed Product unless this Agreement is terminated with respect to all versions of such PS Licensed Product due to non-conformance under this Section 11.1. EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN THIS SECTION 11, NEITHER PALMSOURCE NOR ITS SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND SATISFACTORY QUALITY ARE EXPRESSLY EXCLUDED ON BEHALF OF PALMSOURCE AND ITS SUPPLIERS.

11.2 Licensee Product Warranty. Licensee shall be solely responsible for customer warranties of any and all products manufactured by Licensee pursuant to this Agreement.

11.3 Exclusions. Notwithstanding any other provision of this Agreement, the PS MultiMail Deluxe Software, PS MultiMail Support Reference Code; PS Test Harness, Rio Unsupported Fixes and any pre-release versions of the PS Licensed Products are provided on an “AS IS” basis, without any warranty or support obligations whatsoever.

11.4 PS Source Code Warranty Disclaimer.

(a) NEITHER PALMSOURCE NOR ITS SUPPLIERS MAKE ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WHATSOEVER, AS TO THE PS SOURCE CODE OR PS SOURCE CODE DOCUMENTATION. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, SATISFACTORY QUALITY, NON-INFRINGEMENT, COURSE OF DEALING OR COURSE OF PERFORMANCE ARE EXPRESSLY EXCLUDED ON BEHALF OF PALMSOURCE AND ITS SUPPLIERS.

(b) LICENSEE DOES NOT MAKE ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WHATSOEVER, AS TO THE LICENSEE MODIFICATIONS OR THE APIs OR DERIVATIVE WORKS OF LICENSEE. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, SATISFACTORY QUALITY, NON-INFRINGEMENT, COURSE OF DEALING OR COURSE OF PERFORMANCE ARE EXPRESSLY EXCLUDED ON BEHALF OF LICENSEE.

12. Indemnification

12.1 PalmSource Intellectual Property Indemnity. Except with respect to the Xerox Litigation, PalmSource shall, at its own expense, defend Licensee and Licensee’s Wholly Owned Subsidiaries (collectively “Licensee Indemnitees”) against any claim brought against any Licensee Indemnitee alleging that unmodified production release versions of the PS Licensed Products (other than the PS MultiMail Deluxe Software and Rio Unsupported Fixes), PS Materials, or the PS

Compatibility Trademarks, as delivered to Licensee by PalmSource hereunder and when used within the scope of this Agreement, infringe any third party (i) patents in the U.S., E.U. Japan, Canada, or Australia or other countries mutually agreed in writing, (ii) copyrights or trade secrets world-wide, or (iii) any registered trademark rights in the U.S., E.U., Japan, Canada, Australia or other countries mutually agreed in writing. Except with respect to the Xerox Litigation, PalmSource shall pay any settlements entered into by PalmSource or damages awarded against any Licensee Indemnitee to the extent based on such a claim, provided that PalmSource is promptly notified, rendered reasonable assistance by Licensee as required, and permitted to direct the defense or settlement negotiations. PalmSource shall have no liability for any infringement to the extent arising from: (a) the integration or combination of any PS Licensed Product(s), PS Materials or PS Compatibility Trademarks together with other software, materials or products not integrated or combined by or for PalmSource, if the infringement would have been avoided in the absence of such integration or combination; (b) the use of other than a current unaltered release of the software available from PalmSource, if the infringement would have been avoided by the use of the then-current release, and if PalmSource has provided such current release to Licensee; (c) modifications to any PS Licensed Product(s) or PS Materials requested by Licensee or made by anyone other than PalmSource, including, but not limited to, the Licensee Modifications; or (d) the PS MultiMail Deluxe Software or Rio Unsupported Fixes. If a Licensee Indemnitee is contractually required to provide indemnification to its customers for infringement claims asserted against Licensee Products, then the Licensee Indemnitee may elect to submit such claims under the indemnification obligation set forth in this Section 12.1, but only to the extent that:

(1) the Licensee Indemnitee’s contractual obligations apply to the Licensee Product as a whole and do not apply any less favorably to the PS Licensed Products, PS materials or PS Compatibility Trademarks; and

(2) the claim is for the PS Licensed Products, PS Materials or PS Compatibility Trademarks and is covered by both the Licensee Indemnitee’s contractual obligation with its customer and the indemnification set forth in this Section 12.1 and is not subject to any exclusions or limitations under either, it being understood that such claim shall be excluded and limited to the greatest extent permitted under each of the Licensee Indemnitee’s and PalmSource’s indemnification obligation.

12.2 Remedies.

(a) If PalmSource reasonably believes that the use or distribution of any PS Licensed Product(s), PS Materials is likely to be enjoined, or in the event PalmSource reasonably believes that any PS Licensed Product(s), PS End User Documentation, or PS Compatibility Trademarks may be subject to an infringement claim, PalmSource may, at its option, either: (i) substitute substantially functionally equivalent non-infringing PS Licensed Product or PS Materials, as the case may be, or with respect to the PS Compatibility Trademarks, provide a substitute trademark; (ii) modify the infringing item so that it no longer infringes but remains substantially functionally equivalent; (iii) obtain for Licensee, at PalmSource’s expense, the right to continue use of such item; or (iv) if none of the foregoing is feasible, PalmSource may terminate this Agreement as to the infringing item. Notwithstanding the foregoing, Licensee acknowledges that PalmSource may undertake to obtain licenses from third parties relating to the applicable PS

Licensed Product, and in such event the royalty obligation for the Licensee Products arising from such licenses shall be passed through to, and paid at the direction of PalmSource by, Licensee; provided, however, that the per-unit royalty obligation payable by Licensee shall not exceed the per-unit or percentage royalty obligation (whichever is less) payable by PalmSource for products similar to the Licensee Products, and shall not in any event exceed $2.00 per unit. PalmSource will use commercially reasonable efforts to provide Licensee with an option that would not require such additional royalty.

(b) If PalmSource or Licensee reasonably believes that the use of the PS Compatibility Trademark may be enjoined or subject to an infringement claim in a territory that is not covered by the above indemnification, PalmSource will at its option either (1) provide a substitute trademark to use as the PS Compatibility Trademark in the respective territory, or (2) allow Licensee to suspend use of the potentially infringing PS Compatibility Trademark in the territory until the respective dispute is resolved.

(c) Except with respect to the Xerox Litigation, if an infringement claim under Section 12.1 (PalmSource Intellectual Property Indemnity) results in an injunction against the PS Product Software which prevents Licensee from shipping Licensee Products and causes a shortfall against the Minimum Annual Payment set forth in Section II(A)(1)(b) of Exhibit D for the then current Contract Year, then Licensee’s Minimum Annual Payment will be reasonably reduced to reflect the shortfall caused by the injunction, provided that Licensee shall remain obligated to pay to PalmSource at least a pro rata portion of such Minimum Annual Payment based on the percentage of the Contract Year that had elapsed prior to the issuance of the injunction, as reasonably adjusted for seasonality. Licensee will not be entitled to a reduction in the Minimum Annual Payment to the extent that other versions of the PS Product Software have been made available to Licensee which allow Licensee to reasonably continue shipping Licensee Products.

(d) Except with respect to the Xerox Litigation, if an infringement claim under Section 12.1 (PalmSource Intellectual Property Indemnity) results in an injunction that requires Licensee to recall Licensee Products from its own inventory or from its own distribution channels which have not been sold to end users, then PalmSource will indemnify Licensee for its out of pocket costs for retrieving and re-working such Licensee Products up to the amount of the per unit royalties actually paid by Licensee to PalmSource under Exhibit D (Licensee Products, Royalties and Fees) for the specific units recalled. Licensee shall use all reasonable efforts to avoid such recall and to minimize any costs associated with a recall. In no event shall PalmSource’s total liability under this subsection (d) exceed the amount of per unit royalties paid by Licensee to PalmSource for the specific individual units actually recalled by Licensee.

(e) SECTIONS 12.1 (PALMSOURCE INTELLECTUAL PROPERTY INDEMNITY) AND 12.2 (REMEDIES) STATE LICENSEE’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND, AND ALL WARRANTIES OF NON-INFRINGEMENT, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED AND EXCLUDED.

12.3 Licensee Intellectual Property.

(a) Licensee shall, at its own expense, defend PalmSource and PalmSource’s subsidiaries (collectively “PalmSource Indemnitees”) against any claim brought against any PalmSource Indemnitee alleging that (1) the Licensee Products, Licensee Software, or the Licensee trademarks used within the scope of this Agreement infringe any third party (i) patents in the U.S., E.U. Japan, Canada, or Australia or other countries mutually agreed in writing, (ii) copyrights or trade secrets world-wide, or (iii) any registered trademark rights in the U.S., E.U., Japan, Canada, Australia or other countries where Licensee obtains a registration for its trademarks, or (2) the OS Developments or Licensee Related Works incorporated into any OS Developments or PalmSource’s source code tree by Licensee, to the extent used in or for PalmSource Products, infringe the copyrights or misappropriate the trade secrets of any third party. Licensee shall pay any settlements entered into by Licensee or damages awarded against any PalmSource Indemnitee to the extent based on such a claim, provided that Licensee is promptly notified, rendered reasonable assistance by PalmSource as required, and permitted to direct the defense or settlement negotiations. Licensee shall have no liability for any infringement to the extent arising from: (a) the integration or combination of any of the OS Developments, Licensee Related Works, Licensee Products, Licensee Software or Licensee trademarks together with other software, materials or products not integrated or combined by or for Licensee, if the infringement would have been avoided in the absence of such integration or combination; or (b) modifications to any of the OS Developments, Licensee Related Works, Licensee Products or Licensee Software not made by or on behalf of Licensee; or (c) compliance with PalmSource’s written specifications in the case of OS Developments and Licensee Related Works. If a PalmSource Indemnitee is contractually required to provide indemnification to its customers for infringement claims asserted against OS Developments or Licensee Related Works, to the extent used in or for PalmSource Products, then the PalmSource Indemnitee may elect to submit such claims under the indemnification obligation set forth in this Section 12.3, but only to the extent that:

(i) the PalmSource Indemnitee’s contractual obligations apply to the PalmSource Product as a whole and do not apply any less favorably to the OS Developments or the Licensee Related Works; and

(ii) the claim is for the OS Developments or Licensee Related Works, to the extent used in or for PalmSource Products, and is covered by both the PalmSource Indemnitee’s contractual obligation with its customer and the indemnification set forth in this Section 12.3 and is not subject to any exclusions or limitations under either, it being understood that such claim shall be excluded and limited to the greatest extent permitted under each of the PalmSource Indemnitee’s and Licensee’s indemnification obligation.

(b) EXCEPT FOR THE XEROX LITIGATION AGREEMENT, THIS SECTION 12.3 STATES PALMSOURCE’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND, AND ALL WARRANTIES OF NON-INFRINGEMENT, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED AND EXCLUDED.

12.4 Injury Indemnity. Licensee shall indemnify and defend PalmSource against all claims, suits, losses, expenses and liabilities (including PalmSource’s reasonable attorneys’ fees) for bodily injury, personal injury, death and tangible property damage made against PalmSource or its subsidiaries as a result of the Licensee Products. Licensee shall pay any settlements entered into by Licensee or damages awarded against PalmSource to the extent based on such a claim, provided that Licensee is promptly notified, rendered reasonable assistance by PalmSource as required, and permitted to direct the defense or settlement negotiations. Licensee shall be solely responsible for any claims, warranties or representations made by Licensee or its employees or agents which differ from the warranty provided by PalmSource hereunder.

13. Confidentiality

13.1 Confidential Information. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party (as defined in Section 1.8 (Confidential Information)) shall, at all times, both during the term of this Agreement and thereafter for a period of seven (7) years keep in confidence and trust all of the Disclosing Party’s (as defined in Section 1.8 (Confidential Information)) Confidential Information received by it (except for any source code, which shall be kept in confidence and trust in perpetuity). The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement. The Receiving Party shall take reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party’s Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, contractors, and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements which protect the Confidential Information of the Disclosing Party sufficient to enable the Receiving Party to comply with this Section 13.1; provided, however, that Licensee will not disclose any PS Source Code or PS Source Code Documentation of PalmSource to any of its contractors or consultants without PalmSource’s prior written permission. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party’s Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information. It is understood that PalmSource shall have the right to use information relating to Statements of Errors and other error reports in connection with its products and services, including without limitation for purposes of modifying its products and resolving problems with other licensees and developers; provided that PalmSource will treat the identity of Licensee as the source of the respective error report as Confidential Information of Licensee in accordance with this Section 13 (Confidentiality).

13.2 Exceptions to Confidential Information. The obligations set forth in Section 13.1 (Confidential Information) shall not apply to the extent that Confidential Information includes information which is: (a) now or hereafter, through no unauthorized act or failure to act on the Receiving Party’s part, in the public domain; (b) was in the Receiving Party’s possession before receipt from the Disclosing Party and obtained from a source other than the Disclosing Party and other than through the prior relationship of the Disclosing Party and the Receiving Party before the Separation Date; (c) hereafter furnished to the Receiving Party by a third party as a matter of right and without restriction on disclosure; (d) furnished to others by the Disclosing Party without restriction on disclosure; or (e) independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information. Nothing in this Agreement shall prevent the Receiving

Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any governmental, investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the Receiving Party shall: (i) assert the confidential nature of the Confidential Information to the agency; (ii) immediately notify the Disclosing Party in writing of the agency’s order or request to disclose; and (iii) cooperate fully with the Disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

13.3 Residual Rights. Notwithstanding any other provision of this Agreement, the Receiving Party shall be free, and the Disclosing Party hereby grants to the Receiving Party, except as otherwise provided in this Section 13.3, the right, to use or exploit for any purpose the Residuals resulting from access to or work with the Confidential Information of the Disclosing Party that (i) was obtained by the Receiving Party prior to the Effective Date, or (ii) was obtained by the Receiving Party after the Effective Date under this Agreement, except for any disclosures of (a) source code owned by Licensee and disclosed to PalmSource for separate products of Licensee that are not Licensee Modifications, Licensee Replacement Fragments or Patches and (b) PS Source Code or PS Source Code Documentation obtained by the Receiving Party after the Effective Date other than sample source code covered under Source Code Attachment No. 10 and Licensee Modifications assigned by Licensee to PalmSource pursuant to this Agreement. However, notwithstanding the foregoing, the Receiving Party shall maintain the confidentiality of the Confidential Information as required by this Agreement. “Residuals” means information retained in the unaided memories of individuals who have had access to Confidential Information. The Receiving Party shall have no obligation to pay royalties for any use of Residuals. However, this Section 13.3 does not grant the Receiving Party any rights under any patents or copyrights of the Disclosing Party.

13.4 Confidentiality of Agreement. Each party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other’s Confidential Information and that no reference to the terms and conditions of this Agreement can be made in any manner without the prior written consent of the other party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) as required in connection with a public offering or securities filing; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

14. Limitation of Liability

14.1 Consequential Damages Waiver. EXCEPT FOR EACH PARTY’S OBLIGATION TO INDEMNIFY FOR CERTAIN DAMAGES AWARDED TO THIRD PARTIES UNDER SECTIONS 10.11 AND 12 (INDEMNIFICATION) AND ANY BREACH OF SECTION 2.9(e) OR 13 (CONFIDENTIALITY), NEITHER PARTY NOR ITS SUPPLIERS SHALL HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF

BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF A PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

14.2 Limitation of Liability. EXCEPT FOR EXPRESS PAYMENT OBLIGATIONS UNDER SECTION 5 (ROYALTIES) AND EXHIBIT D (LICENSEE PRODUCTS, ROYALTIES AND FEES) AND ANY BREACH BY LICENSEE OF THE SCOPE OR CONFIDENTIALITY OBLIGATIONS OF THE SOURCE CODE LICENSE GRANT IN SECTION 2.9 (SOURCE CODE), IN NO EVENT SHALL EITHER PARTY’S TOTAL CUMULATIVE LIABILITY ARISING OUT OR RELATING TO THIS AGREEMENT EXCEED FIFTY MILLION DOLLARS ($50,000,000).

14.3 Right to Injunctive Relief or Other Equitable Remedies. This Section 14 shall not be construed as restricting or limiting either party’s right to obtain injunctive relief or other equitable remedies, or as restricting or limiting either party’s obligations or liabilities under the Xerox Litigation Agreement.

15. Compliance With Law

15.1 Laws Generally. Licensee agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement.

15.2 Export Regulations. The PS Licensed Products, PS SDK, PS Development Environment, Omega Browser and PS Materials supplied hereunder are subject to all pertinent import and export laws of the United States, including specifically the U.S. Export Administration Regulations (“EAR”) and the laws of the country in which Licensee obtained them. Licensee agrees that it will be solely responsible for compliance with all such laws. In particular, Licensee agrees that it will not export, re-export, or transfer, directly or indirectly, the PS Licensed Products, PS SDK, PS Development Environment, PS Test Harness, Omega Browser, Rio Unsupported Fixes or PS Materials, to any person, firm or country on the Denied Persons List, Entity List, Debarred Parties or Specially Designated Nationals lists or to Afghanistan, Cuba, Iran, Iraq, Libya, North Korea, Federal Republic of Yugoslavia (Serbia only), Sudan, or Syria or any other country or entity designated by the U.S. Government as prohibited by U.S. law, or nationals thereof, and that it is not located in such a country or on such a list. Licensee agrees that it will not transfer, export or re-export, directly or indirectly, the PS Licensed Products, PS SDK, PS Development Environment, PS Test Harness, Omega Browser, Rio Unsupported Fixes or PS Materials for use or to users in military or proliferation activities (Nuclear, Missile, Chemical or Biological Weapons) without U.S. Government authorization (by export license or regulation). Licensee agrees that, upon request, it will provide additional end use/end user information or written acceptance of requirements and responsibilities to comply with U.S. export license requirements. Licensee agrees to be bound by any future modifications of the foregoing list of restricted destinations by amendments to the EAR or other U.S. government regulations. These requirements shall survive the term or termination of this Agreement.

16. Term and Termination

16.1 Term. This Agreement shall be effective from the Effective Date until December 3, 2006. Thereafter, this Agreement may be renewed solely by the mutual written agreement of the parties, which shall specify the applicable Royalties and any other additional terms as may be agreed by the parties.

16.2 Termination Due to Bankruptcy, etc. If a party: (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws which such party fails to have released within thirty (30) days after filing; (iii) proposes any dissolution, composition or financial reorganization with creditors or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to all or substantially all property or business of such party; or (iv) such party makes a general assignment for the benefit of creditors, the other party may terminate this Agreement by giving a termination notice, which termination shall become effective ten (10) days after mailing.

16.3 Right to Terminate. Either party shall have the right to terminate this Agreement if (a) the other party is in material breach of any term or condition of this Agreement and fails to remedy such breach within thirty (30) days after receipt of written notice of such breach given by the non-breaching party, and (b) the parties are unable to resolve such breach to their mutual satisfaction through good faith discussions during the subsequent thirty (30) days following such thirty (30) days. Any nonpayment or late payment under Section 5 (Royalties, Fees and Reports) or Section 6.1 (Payment), or any breach of the scope of the licenses granted herein, shall be deemed a material breach hereunder, provided that (i) if the breach relates solely to particular PS Licensed Products or PS Materials, and is not a breach of Section 2 (Licenses) or Section 13 (Confidentiality), such party shall only have the right to terminate this Agreement as to such PS Licensed Products or PS Materials and (ii) if the breach relates solely to the payment of royalties or other fees under this Agreement, the Agreement may only be terminated if the non-breaching party has agreed to escalate the matter to senior executives of each party during the thirty (30) day discussion period described above and no resolution has been reached.

16.4 Effect of Termination.

(a) Upon the expiration of this Agreement or termination of this Agreement and except as otherwise expressly set forth in subsection (d) below: (i) the licenses and other provisions of this Agreement shall be terminated and Licensee shall discontinue the use, manufacture, reproduction, distribution and sublicensing of the Licensee Products, PS Licensed Products, PS SDK, PS Development Environment, Omega Browser, PS Materials and PS Compatibility Trademarks; (ii) Licensee’s obligation to pay all sums accrued under Section 5 (Royalties, Fees and Reports) shall be accelerated and all such sums shall be due and payable within forty-five (45) days of the end of the fiscal quarter in which the date of termination or expiration occurred; and (iii) the Receiving Party shall, within thirty (30) days of receipt of a written request by the Disclosing Party to do so, return to the Disclosing Party or destroy all full or partial copies, in whatever media, of any and all confidential materials in the Receiving Party’s possession which had been furnished to the Receiving Party by the Disclosing Party pursuant to this Agreement, and the Receiving Party shall warrant in writing to the Disclosing Party within thirty (30) days after termination or expiration that all such materials have been returned to the Disclosing Party or destroyed.

(b) Upon termination of this Agreement by PalmSource under Section 16.3 (Right to Terminate) for breach by Licensee, Licensee shall be required to pay to PalmSource a pro rata portion of the Minimum Annual Payment set forth in Exhibit D (Licensee Products, Royalties and Fees) for the then-current Contract Year, based on the percentage of the Contract Year for which this Agreement was in effect prior to the effective date of such termination. Upon termination by Licensee under Section 16.3 (Right to Terminate) for breach by PalmSource, no further Minimum Annual Payments will be required to be paid by Licensee after termination.

(c) In the event of a material breach of this Agreement by Licensee that would entitle PalmSource to terminate this Agreement under Section 16.3 (Right to Terminate), PalmSource shall have the right to terminate all or any subset of the following provisions instead of the entire Agreement, in which case Licensee shall remain obligated to continue making all Minimum Annual Payments set forth in Exhibit D (Licensee Products, Royalties and Fees) without modification: Licensee’s ability to self-test under Section 2.3(b) (Compatibility Certification Requirement); Section 2.3(d) (Trademark License) along with Section 9.3 (Branding); Section 2.4 (Limited Right to Sublicense or Use Contract Manufacturers) (for any new Private Label Partners or Subsidiaries); any and all licenses or other rights to PS Source Code and PS Source Code Documentation granted under this Agreement, including without limitation under Section 2.9 (Source Code); Section 6.3 (Most Favored Licensee); Section 7.2(b); 8.2 (Customer Engineering); and Section 9.6 (Customer Technology Briefings). In addition, Licensee shall within five (5) days, return to PalmSource any and all PalmSource Confidential Information, or, if requested in writing by PalmSource, destroy all full or partial copies, in whatever media, of all PalmSource Confidential Information, except such PalmSource Confidential Information as is necessary for Licensee to continue to distribute Licensee Products in accordance with the terms of this Agreement, but without in any way limiting the terms of this Section 16.4 (c). All other provisions of the Agreement will continue in full force and effect.

(d) Notwithstanding the provisions of subsection (a) above, Licensee will be provided with a wind down period after termination during which: (i) PalmSource will continue to provide Licensee with technical support in accordance with Section 8.3 (Post Development Support); and (ii) Licensee will continue to have the right (a) to distribute any Licensee Products that have been manufactured prior to the date of such expiration or such termination, and (b) to manufacture and distribute any additional units of Licensee Products that are required to fulfill its obligations under all purchase orders for Licensee Products received, and maintenance and support agreements entered into, by Licensee prior to such expiration or termination. The wind down period will be ninety (90) days in the event of termination for cause by PalmSource and will be one hundred eighty (180) days for other events of termination. PalmSource may require Licensee to provide reasonable assurances of payment and compliance with the terms and conditions of this Agreement during the wind down period as a condition precedent to Licensee’s exercise of its rights under this subsection (d).

(e) Survival. Neither the termination nor expiration of this Agreement shall relieve either party from its obligations to pay the other any sums accrued hereunder. The parties agree that their respective rights, obligations and duties under Sections 2.3(d) (Trademark Ownership), 2.9(e) (Confidentiality), 5 (Royalties, Fees and Reports) (for payments accruing prior to termination and for shipments or payments which are permitted after termination as described above), 6 (Payment Terms), 7.3(c) (Delivery of API Definition), 9.2 (Publicity), 10 (Proprietary Rights), 12 (Indemnification), 13 (Confidentiality), 14 (Limitation of Liability), 15 (Compliance with Law), 16 (Term and Termination) and 17 (Miscellaneous) shall survive any termination or expiration of this Agreement.

16.5 Rejection in Bankruptcy. The parties acknowledge that all licenses and covenants not to assert granted under or pursuant to this Agreement (other than the Trademark License under Section 2.3(d) (Trademark License)) are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to intellectual property as defined under Section 101(56) of the U.S. Bankruptcy Code, as amended. The parties agree that the recipient of such licenses, as a licensee of such rights under this Agreement as amended, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, as amended. The parties acknowledge that if PalmSource, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, Licensee may elect to retain its licenses (other than the Trademark License under Section 2.3(d) (Trademark License)) under this Agreement as provided in Section 365(n) of the Bankruptcy Code, subject to the terms and conditions of such licenses under this Agreement including, without limitation, Licensee’s obligations under Section 2 (Licenses) (other than with respect to the Trademark License under Section 2.3(d) (Trademark License)), Sections 5 (Royalties, Fees and Reports) and 6 (Payment Terms) with respect to Royalties, and under Section 10 (Proprietary Rights). Licensee shall not be required to comply with its obligations under Section 9.3 (Branding) except to the extent that Licensee is granted a license to use the applicable PS Compatibility Trademarks, whether by PalmSource or pursuant to the Trademark Agreements. The parties acknowledge that if Licensee, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, PalmSource may elect to retain its licenses and covenants not to assert under Section 10 (Proprietary Rights) of this Agreement as provided in Section 365(n) of the Bankruptcy Code, subject to the terms and conditions of such licenses under this Agreement.

16.6 No Damages For Termination or Expiration. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS FOR TERMINATION OR EXPIRATION OF THIS AGREEMENT UNDER THE LAW OF ANY TERRITORY OR OTHERWISE. Neither party will be liable to the other party on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by such other party or for any other reason whatsoever based upon or growing out of such termination or expiration. Each party acknowledges that: (i) it has no expectation and has received no assurances that any investment by it will be recovered or recouped or that it will obtain any anticipated amount of profits by virtue of this Agreement; and (ii) it will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the trademarks of the other party or in “goodwill” thereunder.

17. Miscellaneous

17.1 Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally, (b) sent by confirmed telex or fax, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 17.1:

If to PalmSource, Inc. or

PalmSource Cayman:	PalmSource, Inc.
1240 Crossman Avenue
Sunnyvale, California 94089-1116
Attention: Vice President, Sales
Fax: (408) 400-1858

With copies to:	PalmSource, Inc.
1240 Crossman Avenue
Sunnyvale, California 94089-1116
Attention: Vice President, Legal Affairs
Fax: (408) 400-1590

If to Licensee:	Palm, Inc.
400 N. McCarthy Boulevard
Milpitas, California 95035
Attention: Senior Vice President, Engineering
Fax: (408) 503-7370

With copies to:	Palm, Inc.
400 N. McCarthy Boulevard
Milpitas, California 95035
Attention: General Counsel
Fax: (408) 503-8280

Such notice will be treated as having been received upon the earlier of actual receipt or five (5) days after posting.

17.2 Amendment; Waiver. This Agreement may be amended or supplemented only by a writing that is signed by duly authorized representatives of both parties. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

17.3 Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the remainder of the provision shall be amended to achieve as closely as possible the economic effect of the original term and all other provisions shall continue in full force and effect.

17.4 Governing Law and Language. This Agreement shall be governed by and construed under the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. The English-language version of this Agreement controls when interpreting this Agreement.

17.5 Dispute Resolution. Except with respect to dispute resolution under the Escrow Agreement entered into pursuant to Section 2.9(h) (Source Code Escrow), the parties agree that any dispute, controversy or claim relating to the interpretation or performance of this Agreement, or the grounds for termination hereof, shall be resolved in accordance with the dispute resolution procedures set forth in Section 4.7 (Dispute Resolution) of the Master Separation Agreement between the parties amended and restated of even date herewith.

17.6 Injunctive Relief. Either party’s breach of this Agreement or violation of the other party’s intellectual property rights may cause irreparable injury to such other party for which such other party may not have an adequate remedy at law. Each party shall have the right to seek immediate relief from a court of competent jurisdiction for breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.

17.7 Force Majeure. Neither party will be liable for any failure or delay in performance under this Agreement due to fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, war, insurrection, riot, act of God or the public enemy, law, act, order, proclamation, decree, regulation, ordinance, or instructions of Government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of breach by such party of this Agreement) or any other event beyond the reasonable control of the party whose performance is to be excused; provided that (a) the affected party promptly notifies the other of such event, (b) the affected party uses best efforts to remove or mitigate the force majeure, and (c) if such failure or delay continues for more than ninety (90) days notwithstanding such efforts and has a material adverse impact on the other party which would otherwise constitute a material breach, the other party may terminate this Agreement upon thirty (30) days written notice if the force majeure is not removed or materially mitigated by the end of such period.

17.8 Assignment.

(a) PalmSource may assign this Agreement without restriction, whether by operation of law, Change of Control or otherwise, without the prior written consent of Licensee to a purchaser of all or substantially all of the stock or assets of PalmSource, provided that the assignee agrees in writing to be bound by the terms of this Agreement and is able to perform the obligations of PalmSource under this Agreement. In addition, PalmSource may assign the PDM Obligations without restriction, whether by operation of law, Change of Control or otherwise, without the prior written consent of Licensee to a purchaser of all or substantially all of the stock or assets of Palm Digital Media, provided that the assignee agrees in writing to be bound by the PDM Obligations and is able to perform the PDM Obligations. Licensee may not assign or transfer any rights or duties under this Agreement or assign or transfer this Agreement, whether by operation of law, Change of Control or otherwise, without the prior written consent of PalmSource, which consent will not be unreasonably withheld. Any attempt to assign this Agreement without the required consent will be void and constitute a material breach of this Agreement; provided however, that Licensee may assign or transfer this Agreement in its entirety, whether by operation of law, Change of Control or otherwise, without PalmSource’s consent to a purchaser of all or substantially all of the stock or assets of Licensee provided that (i) Licensee provides prior written notice to PalmSource; (ii) the assignee agrees in writing to be bound by the terms of this Agreement and is able to perform the obligations of Licensee under this Agreement; and (iii) Sections 2.9 (Source Code), Section 3.2 (Access to Development Code) and Section 3.3 (Delivery of Released Code) shall terminate and Licensee shall return all Source Materials to PalmSource as set forth in Section 2.10(a) prior to such assignment. Upon PalmSource’s receipt of written request from Licensee for consent to assign any of Licensee’s rights or duties under this Agreement or to assign or transfer this Agreement, PalmSource will use reasonable efforts to respond to such request within thirty (30) days after receipt. Any assignment of this Agreement by Licensee will be subject to the terms and conditions of Section 2.10 (Termination of Certain Rights and Obligations). This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

(b) PalmSource (as the assignee of Palm, Inc.) and Handspring, Inc. (“Handspring”) entered into that certain Software License Agreement dated April 10, 2001 as amended (“Handspring License Agreement”). It is understood that Licensee is entering into an agreement on or about the Amendment Execution Date pursuant to which Licensee intends to merge with Handspring (“Handspring Merger Agreement”). Upon the close of the merger transaction under the Handspring Merger Agreement, the parties agree that: (i) those Licensee Products of Handspring (as defined under the Handspring License Agreement) shall be included as Licensee Products under this Agreement, (ii) such Licensee Products of Handspring, and future voice-centric License Products based on the technology in such Licensee Products of Handspring, shall be subject to the royalty, other financial terms and conditions and (except as specified below) all other terms and conditions of this Agreement and no further payments will be required under the Handspring License Agreement other than those accruing prior to the close of the merger transaction; (iii) Licensee shall pay to PalmSource an additional maintenance and support fee for the PS Product Software under Section III(A) of Exhibit D in the amount of two hundred fifty thousand dollars for each Contract Year during the term of this Agreement for the existing Licensee Products of Handspring (i.e., for a total of $600,000 including the current payment of $350,000 under Section III(A) of Exhibit D) which may be reasonably increased for new Licensee Products as set forth in Section I(A) of Exhibit D, and which will be paid in equal quarterly installments of sixty two thousand five hundred dollars commencing with the first quarter (or pro-rated portion thereof) for which such fees are not paid under the Handspring License Agreement, (iv) Source Code Attachments Nos. 2-26 of the Handspring License Agreement will remain in effect solely with respect to such Licensee Products of Handspring and new Licensee Products which are on Handspring’s product roadmap as of the Amendment Effective Date (collectively, “Handspring Products”), solely for the purposes for which the respective source code was provided under such attachments; (v) each party shall retain its rights to Licensee Modifications made under such Source Code Attachments Nos. 2-26 as set forth in Section 9 (Proprietary Rights) of the Handspring License Agreement and in the respective Source Code Attachments; (vi) Licensee will retain the right to distribute such Licensee Modifications made under such Source Code Attachments Nos. 2-26 in object code format in connection with the Handspring Products in the same manner as contemplated under Section 2.9(b) (Right to Modify) of the Handspring License Agreement; and (vii) except as otherwise expressly set forth above, the Handspring License Agreement will terminate as of the date of such closing and only the surviving rights under Section 15.5 (Survival) of the Handspring License Agreement will continue to remain in effect.

17.9 Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

17.10 Allocation of Risk. The sections on limitation of liability, warranties and disclaimer of warranties allocate the risks in the Agreement between the parties. This allocation is an essential element of the basis of the bargain between the parties.

17.11 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

17.12 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed or caused to be duly executed a counterpart of this Agreement.

17.13 Entire Agreement. This Agreement, the Master Separation Agreement between Palm, Inc. and PalmSource amended and restated of even date herewith, and the other Ancillary Agreements (as defined in the Master Separation Agreement) and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties relating to this subject matter and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. It is understood, however, that the following agreements remain in effect without modification: (i) that certain SDIO License Agreement between the parties dated November 26, 2002 (the “SDIO Agreement”), (ii) that certain Development Agreement between the parties dated November 26, 2002 (the “NetLib Agreement”), and (iii) that certain letter agreement between PalmSource and Licensee dated May 9, 2002 and effective December 3, 2001 regarding PalmSource’s indemnification obligations under Section 12 (Indemnification). The terms and conditions of the Original Agreement shall apply from the Execution Date until the Amendment Execution Date, except that (i) Section 12.1 (PalmSource Intellectual Property Indemnity) and 12.2 (Remedies) of the Original Agreement shall not be construed as applying to the Xerox Litigation during such period; (ii) subsection (a) of Section 6.3 (Most Favored Licensee) as set forth in the Original Agreement shall be of no force or effect; and (iii) that certain letter agreement between PalmSource and Licensee dated May 9, 2002 and effective December 3, 2001 regarding trademarks and minimum payments under Exhibit D of the Original Agreement is terminated and shall be of no force or effect. In addition, the parties acknowledge that the following have expired in accordance with their terms and shall be of no further force or effect: that certain letter agreement between PalmSource and Licensee dated May 9, 2002 and effective December 3, 2001 regarding the Elaine server software, and that certain letter agreement between PalmSource and Licensee dated May 9, 2002 and effective December 3, 2001 regarding the software overlays for the Brazilian and Portuguese markets. As of the Amendment Execution Date, the provisions of this Agreement shall apply.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

PalmSource, Inc. (“PalmSource”)		PalmSource Overseas Limited
(“PalmSource Cayman”)

By:	/s/ David C. Nagel	By:	/s/ Doreen S. Yochum
Name:	David C. Nagel	Name:	Doreen S. Yochum
Title:	CEO	Title:	Secretary

Palm, Inc. (“Licensee”)		Palm Ireland Investment
(“Palm Ireland”)

By:	/s/ R. Todd Bradley	By:	/s/ Judy Bruner
Name:	R. Todd Bradley	Name:	Judy Bruner
Title:	President & CEO	Title:	Director

List of Exhibits

D	Licensee Products, Royalties and Fees

EXHIBIT A

PALMSOURCE DELIVERABLES

[PalmSource Deliverables has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT A-1

ADDITIONAL PALMSOURCE DELIVERABLES

[Additional PalmSource Deliverables has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT B

TEST CRITERIA

[Test Criteria has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT C

PALMSOURCE TRADEMARK POLICY GUIDELINES

[PalmSource Trademark Policy Guidelines has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT D

LICENSEE PRODUCTS, ROYALTIES AND FEES

I. LICENSEE PRODUCTS.

(A) As of the Amendment Execution Date, the Licensee Products are as follows: Tungsten C, Tungsten W, Tungsten T, i705, Zire 71, Zire, the m5xx product family, the m1xx product family, the Palm VII family, the Palm V family, the Palm III family, and the PalmPilot family, as those products and families exist as of the Amendment Execution Date. Licensee may add new Licensee Products to the list in this Section I(A) of Exhibit D (Licensee Products, Royalties and Fees) upon prior written notice to PalmSource, provided that PalmSource may require additional support and maintenance fees to be paid which reasonably reflect the increased support and maintenance resources that would be required from PalmSource.

(B) Each Licensee Product shall be a finished end user product which includes the PS OS Software as its primary operating system, a microprocessor compatible with the PS OS Software, a power supply, a display, and a housing enclosing the microprocessor and associated electronics. The PS OS Software and any PS Device Applications or PS Additional Applications shall be integrated therewith in object code form. Each Licensee Product may include bundled components for the HotSync Manager and Conduits, and PS Desktop Applications which correspond to the PS OS Software and PS Device Applications included in the Licensee Product. To the extent that any Licensee Software or additional components from Licensee are included or bundled with the Licensee Product, such components shall be included as part of the Licensee Product for purposes of determining Net Revenue and royalties hereunder, whether or not listed as separate line items on the invoice, except for distinct value added products and services requiring a separately invoiced payment or activation which are subject to Section II (C) of this Exhibit D, below. Such additional components may include power cords or adapters, cradles, carrying cases and the like. Subscriptions and optional accessories for a Licensee Product which are ordered, packed and shipped as separate products are not required to be included for purposes of determining Net Revenue and royalties hereunder.

II. ROYALTIES.

Licensee shall be obligated to pay PalmSource no more than a single royalty as specified below for each PS Licensed Product incorporated in a Licensee Product.

(A) Distribution with Licensee Products. Net Revenue shall be adjusted as set forth in Section II(C) of this Exhibit D prior to the calculation of royalties.

PS Product Software.

(a) Royalties on Net Revenue.

(i) The royalty provisions of this Section II(A)(1)(a)(i) shall apply during the first and second Contract Years. For each Licensee Product, Licensee shall pay to PalmSource a non-refundable royalty for the PS Product Software in an amount equal to four

1

and one-half percent (4.5%) of the Net Revenue (as described in Section I (B) above and Section II(C) below) for such Licensee Product, until Licensee has paid to PalmSource royalties of at least forty five million dollars ($45,000,000) for the first one billion dollars ($1,000,000,000) of Net Revenue during such Contract Year (the “Initial Royalty Amount”). When and if the Initial Royalty Amount is reached for a given Contract Year, then for each subsequent Licensee Product during the remainder of that Contract Year, Licensee shall pay to PalmSource a non-refundable royalty for the PS Product Software in an amount equal to four percent (4.0%) of the Net Revenue for such Licensee Product. The Initial Royalty Amount shall be reset to zero at the beginning of the second Contract Year.

(ii) The royalty provisions of this Section II(A)(1)(a)(ii) shall apply during the third Contract Year. For each Licensee Product, Licensee shall pay to PalmSource a non-refundable royalty for the PS Product Software in an amount equal to four percent (4%) of the Net Revenue (as described in Section I (B) above and Section II(C) below) for such Licensee Product.

(iii) The royalty provisions of this Section II(A)(1)(a)(iii) shall apply during the fourth and fifth Contract Year. For each Licensee Product, Licensee shall pay to PalmSource a non-refundable royalty for the PS Product Software in an amount equal to three and one-half percent (3.5%) of the Net Revenue (as described in Section I (B) above and Section II(C) below) for such Licensee Product.

(b) Minimum Annual Payment. Payments by Licensee to PalmSource under the following Sections of this Exhibit D shall be subject to a Minimum Annual Payment during each Contract Year: Section II(A)(1)(a) (Licensee Products) and Section II(B)(1) (PS Product Software); Section II(B)(2) (PS Desktop Software); Section II(B)(5) (PS Q Browser Software); Section II(A)(2) (PS MultiMail Pro/SE Software) and Section II(B)(3) (Stand-alone PS MultiMail Pro/SE Software); Section II(A)(3) (PS Bluetooth Software) and Section II(B)(4) (PS Bluetooth Software), other than payment under Section II(B)(4)(a)(i); Section II(E) (PS Source Code); and Section III (Maintenance and Support Fees). The Minimum Annual Payment shall be forty million dollars ($40,000,000) for the first Contract Year, thirty-seven million, five-hundred thousand dollars ($37,500,000) for the second Contract Year, thirty-nine million dollars ($39,000,000) for the third Contract Year, forty-one million dollars ($41,000,000) for the fourth Contract Year, and forty-two million, five-hundred thousand dollars ($42,500,000) for the fifth Contract Year. If the amounts paid by Licensee to PalmSource under such enumerated Sections of this Exhibit D are less than the applicable Minimum Annual Payment during any Contract Year, then Licensee shall make a non-refundable payment to PalmSource within forty-five (45) days of the end of such Contract Year in an amount equal to the shortfall (i.e., the applicable Minimum Annual Payment less the amounts actually paid under this Agreement during such Contract Year).

2. PS MultiMail Pro/SE Software. For each unit of PS MultiMail Pro/SE Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as part of a Licensee Product beginning with the Licensee Products distributed after February 3, 2002, Licensee shall pay to PalmSource a non-refundable royalty in the amount of one dollar ($1) per unit.

2

3. PS Bluetooth Software. For PS Bluetooth Software distributed as part of a Licensee Product, Licensee shall pay to PalmSource a royalty in the amount of Two Hundred Fifty Thousand Dollars ($250,000) in equal quarterly installments of Fifty Thousand Dollars ($50,000) for each of the first five (5) quarters during the term of this Agreement. If PalmSource does not include a version of PS Bluetooth Software or other Bluetooth enabling software as a standard part of a version of the PS Product Software by November 30, 2003, then PalmSource shall refund Fifty Thousand Dollars ($50,000) of such payment to Licensee. No additional per unit royalty is required under this Section II(A)(3) of this Exhibit D when the PS Bluetooth Software is distributed embedded in or bundled with Licensee Products.

4. PS MultiMail Deluxe Software and PS Q Browser Software. No additional per unit royalty shall be required for units of PS MultiMail Deluxe Software and PS Q Browser Software, including without limitation any ARM-based browser software which qualifies as a New Version of PS Q Browser Software distributed as part of Licensee Products, subject to payment of the above royalties and Licensee’s obligation to provide its own proxy servers for the Q Browser Software.

5. PS E-Reader. No additional per unit royalty shall be required for PS E-Reader, when embedded or bundled with Licensee Products.

(B) Royalty for Stand-alone Products. Net New-Release Revenue shall be adjusted as set forth in Section II(C) of this Exhibit D prior to the calculation of royalties.

1. PS OS Software. For each PS OS Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as a Stand-alone Product, Licensee shall pay to PalmSource a non-refundable royalty in an amount equal to the greater of (i) forty percent (40%) of the Net New-Release Revenue for such Stand-alone Product, or (ii) a per unit minimum of four dollars ($4). For any PS Product Software, other than PS OS Software distributed as a Stand-alone Product (other than Stand-alone PS Desktop Software under Section II(B)(2) of this Exhibit A), Licensee shall pay to PalmSource a non-refundable royalty in an amount equal to forty percent (40%) of the Net New-Release Revenue for such Stand-alone Product.

2. Stand-alone PS Desktop Software. If Licensee distributes PS Desktop Software (or any version resulting from a Modification thereof permitted under this Agreement) as a Stand-alone Product apart from any other PS Product Software, Licensee shall pay to PalmSource a non-refundable royalty in an amount equal to five percent (5%) of the Net New-Release Revenue for such Stand-alone Product.

3. Stand-alone PS MultiMail Pro/SE Software. For any PS MultiMail Pro/SE Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as a Stand-alone Product, Licensee shall pay to PalmSource a non-refundable royalty in an amount equal to the greater of (i) thirty percent (30%) of the Net New-Release Revenue for such Stand-alone Product, or (ii) a per unit minimum of four dollars ($4).

4. Stand-alone PS Bluetooth Software.

(a) Stand-alone PS Bluetooth I Software.

3

(i) Licensee shall pay to PalmSource a non-refundable royalty within three (3) days of the Amendment Execution Date for amounts that are due and owing as of the Amendment Execution Date for distribution of PS Bluetooth I Software. This amount is expected to be seventy seven thousand four hundred seventy six dollars ($77,476). With such payment Licensee shall provide a report showing the number of copies of PS Bluetooth I Software on which such amounts are due.

(ii) For any PS Bluetooth I Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as a Stand-alone Product after the Amendment Execution Date, Licensee shall pay to PalmSource a non-refundable royalty in an amount equal to two dollars ($2) per unit.

(b) Stand-alone PS Bluetooth II Software. For any PS Bluetooth II Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as a Stand-alone Product, Licensee shall pay to PalmSource a non-refundable royalty in the amount of two dollars ($2) per unit, provided that Licensee shall have no royalty obligation if such PS Bluetooth II Software is distributed as an Update, Upgrade or New Version provided free of charge to existing end users as a version replacement for PS Bluetooth II Software where a royalty has already been paid under this Section II(B)(4). Royalties for PS Bluetooth II Software sublicensed under Section 2.4(f) of the Agreement shall accrue upon distribution of each copy and shall be payable by Licensee within 45 days after the end of each fiscal quarter, provided that to the extent Licensee is not notified of a shipment until after the end of the quarter in which it was made, the date that the corresponding royalties are payable shall be extended by one quarter.

5. Stand-alone PS Q Browser Software. For PS Q Browser Software (or any version resulting from a Modification thereof permitted under this Agreement) distributed as a Stand-alone Product, Licensee shall pay to PalmSource a non-refundable royalty in an amount equal to the greater of (i) thirty percent (30%) of the Net New-Release Revenue for such PS Q Browser distributed as a Software Stand-alone Product, or (ii) a per unit minimum of four dollars ($4). This rate is conditioned upon Licensee’s obligation to provide its own proxy servers for the Q Browser Software.

6. Stand-alone PS MultiMail Deluxe Software. No additional per unit royalty shall be required for PS MultiMail Deluxe Software distributed as a Stand-alone Product.

7. Stand-alone PS E-Reader. No additional royalty shall be required to distribute PS E-Reader as a Stand-alone Product.

8. Graffiti 2 Software. For Graffiti 2 Software distributed as a Stand-alone Product, Licensee shall pay to PalmSource a non-refundable royalty in an amount equal to the greater of (i) fifty percent (50%) of the Net New-Release Revenue for each copy of Graffiti 2 Software distributed to Graffiti Customers, or (ii) a per unit minimum of fifteen cents ($0.15). Licensee shall pay a per copy royalty as set forth above for each copy that is distributed. For purposes of royalty payments for the Graffiti 2 Software only, Licensee shall not be required to remit royalties under the Agreement until the amount of accrued but unpaid royalties exceeds

4

$1,000, at which time all accrued royalties for Graffiti 2 Software shall be paid along with the other royalty payments for the respective quarter.

(C) Bundling/Non-Arm’s Length Sales. If Licensee Products or Stand-alone Products are bundled with distinct and separate products or services by Licensee which, by an objective examination of factors such as features, functionality and cost, provide significant and material added value, then Licensee may reasonably allocate the revenue among the Licensee Products or Stand-alone Products and the value added products or services, subject to this Section II(C) of this Exhibit D. If Licensee sells or otherwise transfers a Licensee Product (i) to an Associate or Subsidiary or any other entity in which Licensee has an economic interest, (ii) in return for non-cash consideration, or (iii) which is priced, discounted or sold in a manner disproportionately less favorable than other products or services sold by Licensee or its affiliates to the respective customer, whether in a single transaction or series of related transactions, then Net Revenue and Net New-Release Revenue shall be determined using the average Net Revenue or Net New-Release Revenue for similar products sold or otherwise transferred by Licensee to non-affiliate third parties in non-bundled cash transactions where Licensee does not receive other consideration.

(D) Source Code License Royalty. In consideration of the license rights related to PS Source Materials set forth in Section 2.9 of this Agreement, Licensee shall pay to PalmSource a one-time non-refundable royalty in the amount of six million dollars ($6,000,000) in three equal annual installments of two million dollars ($2,000,000) due on the Amendment Execution Date and the two subsequent anniversaries of the Amendment Execution Date; provided, however, no further source code license fees shall be owing under this Section II(D) (Source Code License Royalty) if (i) Licensee requests consent for the source code license under Section 2.9 to continue notwithstanding an acquisition under Section 2.10(a) (Acquisition of Licensee by Competitor of PalmSource); and (ii) PalmSource does not provide consent and Licensee’s source code license is terminated due to such acquisition pursuant to Section 2.10(a) (Acquisition of Licensee by Competitor of PalmSource) and not due to breach by Licensee.

(E) Normalized Revenue Royalty. For each unit of PS Licensed Product incorporated into a Licensee Product sold in Brazil by Licensee’s Distribution Contractor, Licensee will pay a PalmSource a single royalty as specified in Section II(A) of this Exhibit D (Distribution with Licensee Products), except that such royalty shall be calculated based upon the Normalized Net Revenue and the royalty payment will be net of any related withholding taxes. “Normalized Net Revenue” means revenue recognized in accordance with GAAP by the Distribution Contractor from all Licensee Products incorporating the PS Licensed Product. It is understood and acknowledged that Normalized Net Revenue is subject to adjustment in the same manner as Net Revenue and Net New-Release Revenue as set forth in Section II(C) of this Exhibit D (Bundling/Non-Arm’s Length Sales). Licensee will use diligent efforts to cooperate with PalmSource to minimize such withholding tax and obtain any required documentation to enable PalmSource to obtain the benefit of any tax credits based upon any applicable withholding taxes.

III. MAINTENANCE AND SUPPORT FEES.

The following fees shall be payable by Licensee for services provided under Exhibit F (Post Development Support) and Exhibit E (Development and Training Services):

5

(A) PS Product Software. Licensee shall pay to PalmSource a non-refundable annual Maintenance and Support Fee for the PS Product Software for each Contract Year. Subject to any increases permitted under Section III(H) of this Exhibit D (Fee Increases), the amount of such annual fee shall be three hundred fifty thousand dollars ($350,000) for each Contract Year. Such fee shall be paid in equal quarterly installments of eighty seven thousand five hundred dollars ($87,500) due and payable in advance on the first day of each fiscal quarter during the respective Contract Year. The initial installment of eighty seven thousand five hundred dollars ($87,500) shall be due and payable immediately upon the Effective Date. However, if Licensee chooses to reduce the fees for PS Product Software in accordance with the terms set forth in Section 5.2(b)(iii) of the Agreement, and complies with the conditions set forth in Section 5.2(b)(iii) of the Agreement for such reduction, then the foregoing annual fee of three hundred fifty thousand dollars ($350,000) for each Contract Year shall be reduced to two hundred thousand dollars ($200,000) for each Contract Year.

(B) PS MultiMail Pro/SE Software. Licensee shall pay to PalmSource a non-refundable annual Maintenance and Support Fee for the PS MultiMail Pro/SE Software for each Contract Year. Subject to any increases permitted under Section III(H) of this Exhibit D (Fee Increases), the amount of such annual fee shall be twenty thousand dollars ($20,000) for each Contract Year. Such fee shall be paid in equal quarterly installments of five thousand dollars ($5,000) due and payable in advance on the first day of each fiscal quarter during the respective Contract Year. The initial installment of five thousand dollars ($5,000) shall be due and payable immediately upon the Effective Date.

(C) PS Bluetooth II Software. Licensee shall pay to PalmSource a non-refundable annual Maintenance and Support Fee for the PS Bluetooth II Software for each Contract Year. Subject to any increases permitted under Section III(H) of this Exhibit D (Fee Increases), the amount of such annual fee shall be twenty thousand dollars ($20,000) for each Contract Year. Such fee shall be paid in equal quarterly installments of five thousand dollars ($5,000) due and payable in advance on the first day of each fiscal quarter during the respective Contract Year. The initial installment of five thousand dollars ($5,000) shall be due and payable immediately upon the Effective Date. It is understood and acknowledged that the Maintenance and Support Fee set forth in this Section III(C) of Exhibit D applies only to PS Bluetooth II Software, and that PalmSource shall have no obligation to provide services with respect to PS Bluetooth I Software under Exhibit F (Post Development Support) or Exhibit E (Development and Training Services).

(D) Omega Browser. Licensee shall pay to PalmSource a non-refundable annual Maintenance and Support Fee for the Omega Browser for each Contract Year the license to Omega Browser is in effect. Subject to any increases permitted under Section III(H) of this Exhibit D (Fee Increases), the amount of such annual fee shall be twenty five thousand dollars ($25,000) for each Contract Year the license to Omega Browser is in effect. Such fee shall be paid in equal quarterly installments of six thousand two hundred fifty dollars ($6,250) due and payable in advance on the first day of each fiscal quarter during the respective Contract Year. The initial installment of six thousand two hundred fifty dollars ($6,250) shall be due and payable immediately upon the Amendment Execution Date. PalmSource shall have no obligation to provide more than seventy five (75) total aggregate hours of support and training services (as described in Exhibit E (Development and Training Services) and Exhibit F (Post Development Support) of this Agreement) for problems that are not classified as Severity One

6

and/or Severity Two (as defined on Exhibit F (Post Development Support)) per Contract Year for the Omega Browser.

(E) PS Q Browser Software. No support or maintenance is provided for PS Q Browser Software and no additional support or maintenance fees are required for PS Q Browser Software.

(F) PS MultiMail Deluxe Software. No support or maintenance is provided for PS MultiMail Deluxe Software and no additional support or maintenance fees are required for PS MultiMail Deluxe Software.

(G) Other PS Licensed Products. No support or maintenance is provided for any other PS Licensed Products unless an additional annual support and maintenance fee is expressly set forth above.

(H) Fee Increases. The foregoing maintenance and support fees may be increased by PalmSource after the first Contract Year in PalmSource’s sole discretion; provided however, that such increases shall not exceed ten percent (10%) in any given year for the same level of support as set forth in Exhibit E and Exhibit F (i.e., up to two FTEs). Increased levels of support may be subject to additional fees.

7

EXHIBIT E

DEVELOPMENT AND TRAINING SERVICES

[Development and Training Services has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT F

POST DEVELOPMENT SUPPORT

[Post Development Support has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT G

MINIMUM TERMS AND CONDITIONS OF END USER LICENSE

[Minimum Terms and Conditions of End User License has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT G-1

ROM IMAGE LICENSE TERMS

[ROM Image License Terms has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT H

DEVELOPER PROGRAMS

[Developer Programs has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT I

PALMSOURCE TRADEMARKS

[PalmSource Trademarks has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT J

MINIMUM TERMS AND CONDITIONS OF ENTERPRISE SITE LICENSE

[Minimum Terms and Conditions of Enterprise Site License has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT K

PROFESSIONAL SERVICES

[Professional Services has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 1

[Source Code Attachment No. 1 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 2

[Source Code Attachment No. 2 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 3

[Source Code Attachment No. 3 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 4

[Source Code Attachment No. 4 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 5

[Source Code Attachment No. 5 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 6

[Source Code Attachment No. 6 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 7

[Source Code Attachment No. 7 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 8

[Source Code Attachment No. 8 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 9

[Source Code Attachment No. 9 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 10

[Source Code Attachment No. 10 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

SOURCE CODE ATTACHMENT NO. 11

[Source Code Attachment No. 11 has been omitted. A copy of this attachment will be furnished supplementally to the Commission upon request.]

EXHIBIT L

MARKETING FOR E-READER AND RELATED TITLES

[Marketing for E-Reader and Related Titles has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT M

OMEGA BROWSER TERMS AND CONDITIONS

[Omega Browser Terms and Conditions has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

EXHIBIT N

APPROVED THIRD PARTY CONTRACTORS

[Approved Third Party Contractors has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

APPENDIX A

DEVELOPMENT CODE MANAGEMENT AND ACCESS POLICIES AND PROCEDURES

[Development Code Management and Access Policies and Procedures has been omitted. A copy of this appendix will be furnished supplementally to the Commission upon request.]

APPENDIX B

SNAPSHOT SOURCE CODE MANAGEMENT POLICIES AND PROCEDURES

[Snapshot Source Code Management Policies and Procedures has been omitted. A copy of this appendix will be furnished supplementally to the Commission upon request.